                                                                 EXHIBIT 4.6 (a)


________________________________________________________________________________


                            PARTICIPATION AGREEMENT

                                     (L1)

                         Dated as of December 18, 2000

                                     among

                      SOUTHERN ENERGY MID-ATLANTIC, LLC,

                              MORGANTOWN OL1 LLC,

                           WILMINGTON TRUST COMPANY,
     not in its individual capacity, except as expressly provided herein, but solely as Owner Manager,

                                 SEMA OP1 LLC,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Lease Indenture Trustee

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
     not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee




                      MORGANTOWN BASE-LOAD UNITS 1 AND 2

                     COAL-FIRED ELECTRIC GENERATING UNITS

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
SECTION I        DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT..................................    3

SECTION II       PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES............................................    4
Section 2.1      Agreements to Participate....................................................................    4
Section 2.2      Closing Date; Procedure for Participation....................................................    5
Section 2.3      Transaction Expenses and Overdue Rate........................................................    6

SECTION III      REPRESENTATIONS AND WARRANTIES...............................................................    7
Section 3.1      Representations and Warranties of SEMA.......................................................    7
Section 3.2      Representations and Warranties of the Owner Lessor...........................................   16
Section 3.3      Representations and Warranties of the Owner Manager and the Trust Company....................   18
Section 3.4      Representations and Warranties of the Owner Participant......................................   21
Section 3.5      Representations and Warranties of Lease Indenture Trustee and the Lease Indenture Company....   23
Section 3.6      Representations and Warranties of Pass Through Trustee and the Pass Through Company..........   25

SECTION IV       CLOSING CONDITIONS...........................................................................   27
Section 4.1      Operative Documents..........................................................................   27
Section 4.2      Certificates and the Lessor Notes............................................................   27
Section 4.3      Other Documents..............................................................................   27
Section 4.4      Representations and Warranties...............................................................   28
Section 4.5      Defaults, Events of Default, Events of Loss, Burdensome Buyout Event.........................   28
Section 4.6      Consents.....................................................................................   28
Section 4.7      Governmental Actions.........................................................................   28
Section 4.8      Insurance....................................................................................   28
Section 4.9      Consultants' Reports.........................................................................   29
Section 4.10     Appraisal; Tax Opinion; Condition of the Facility............................................   29
Section 4.11     Opinions of Counsel..........................................................................   29
Section 4.12     Recordings and Filings.......................................................................   29
Section 4.13     Taxes........................................................................................   30
Section 4.14     No Changes in Requirements of Law............................................................   30
Section 4.15     Registered Agent for SEMA, SEI and Each Designated Subsidiary................................   30
Section 4.16     SFAS 13......................................................................................   30
Section 4.17     Rent Adjustments.............................................................................   30
Section 4.18     Parent Guaranty..............................................................................   31
Section 4.19     Title Insurance..............................................................................   31
Section 4.20     Tax Shelter Registration.....................................................................   31


                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

Section 4.21     Rating of Certificates...........................................................   31
Section 4.22     No Material Adverse Effect.......................................................   31
Section 4.23     No Material Adverse Tax Law Change................................................  31
Section 4.24     Survey............................................................................  31
Section 4.25     Acquisition of Facility Site......................................................  31
Section 4.26     Acquisition of Acquired Assets....................................................  31
Section 4.27     Satisfaction of Conditions Precedent..............................................  31
Section 4.28     Title Policy Assignment...........................................................  31

SECTION V        AFFIRMATIVE COVENANTS OF SEMA.....................................................  32
Section 5.1      Financial Information; Other Information..........................................  32
Section 5.2      Notice of Events of Default.......................................................  32
Section 5.3      Information Concerning the Facility...............................................  33
Section 5.4      Maintenance of Existence and Properties...........................................  33
Section 5.5      Compliance with Laws..............................................................  33
Section 5.6      Further Assurances................................................................  34
Section 5.7      Use of Proceeds...................................................................  34
Section 5.8      Limitation on Activities..........................................................  34
Section 5.9      Regulatory Status.................................................................  34
Section 5.10     ERISA.............................................................................  34
Section 5.11     Notice of Change in Address or Name...............................................  35
Section 5.12     Insurance.........................................................................  35
Section 5.13     Credit Support....................................................................  35
Section 5.14     Distributions from Designated Subsidiaries........................................  36

SECTION VI       NEGATIVE COVENANTS OF SEMA........................................................  37
Section 6.1      Limitations on Merger, Consolidation or Sale of Substantially All Assets..........  37
Section 6.2      Sale of Assets....................................................................  38
Section 6.3      Liens.............................................................................  38
Section 6.4      Tax Status........................................................................  38
Section 6.5      Certain Contracts and Agreements..................................................  38
Section 6.6      Limitation on Transactions with Affiliates........................................  38
Section 6.7      Limitations on Incurrence of Indebtedness.........................................  39
Section 6.8      Limitations on Restricted Payments................................................  39

SECTION VII      COVENANTS OF THE TRUST COMPANY, THE OWNER MANAGER AND THE OWNER LESSOR............  41
Section 7.1      Compliance with the Lessor LLC Agreement..........................................  41
Section 7.2      Owner Lessor Liens................................................................  41
Section 7.3      Amendments to Operative Documents.................................................  42
Section 7.4      Transfer of the Owner Lessor's Interest...........................................  42
Section 7.5      Owner Lessor; Lessor Estate.......................................................  42
Section 7.6      Limitation on Indebtedness and Actions............................................  42


                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

Section 7.7    Change of Location...........................................................  43
Section 7.8    Bankruptcy of Owner Lessor...................................................  43

SECTION VIII   COVENANTS OF THE OWNER PARTICIPANT...........................................  43
Section 8.1    Restrictions on Transfer of Lessor Membership Interest.......................  43
Section 8.2    Owner Participant Liens......................................................  45
Section 8.3    Amendments or Revocation of Lessor LLC Agreement.............................  45
Section 8.4    Prohibition on Fundamental Changes...........................................  45
Section 8.5    Bankruptcy Filings...........................................................  46
Section 8.6    Instructions.................................................................  46
Section 8.7    Appointment of Successor Owner Manager.......................................  46
Section 8.8    Cooperation..................................................................  46

SECTION IX     COVENANTS OF THE LEASE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEE........  47
Section 9.1    The Indenture Trustee Liens..................................................  47
Section 9.2    Pass Through Trustee's Covenant Not to Transfer Lessor Notes.................  47

SECTION X      SEMA'S INDEMNIFICATIONS......................................................  47
Section 10.1   General Indemnity............................................................  47
Section 10.2   General Tax Indemnity........................................................  52

SECTION XI     SEMA'S RIGHT OF QUIET ENJOYMENT..............................................  64

SECTION XII    SUPPLEMENTAL FINANCING OF IMPROVEMENTS; OPTIONAL REFINANCINGS................  64
Section 12.1   Financing Improvements.......................................................  64
Section 12.2   Optional Refinancing of Lease Debt...........................................  66
Section 12.3   Owner Lessor's Right to Redeem Lessor Notes..................................  68
Section 12.4   Cooperation..................................................................  69

SECTION XIII   PRE-CLOSING ADJUSTMENTS TO PERIODIC LEASE RENT AND TERMINATION VALUE.........  69

SECTION XIV    RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER.................................  70
Section 14.1   Right of First Offer.........................................................  70
Section 14.2   Right of First Refusal.......................................................  71

SECTION XV     SPECIAL LESSEE TRANSFER......................................................  72

SECTION XVI    MISCELLANEOUS................................................................  74
Section 16.1   Consents.....................................................................  75
Section 16.2   Successor Owner Manager......................................................  75
Section 16.3   Bankruptcy of Lessor Estate..................................................  75
Section 16.4   Amendments and Waivers.......................................................  75
Section 16.5   Notices......................................................................  75
Section 16.6   Survival.....................................................................  77
Section 16.7   Successors and Assigns.......................................................  78
Section 16.8   Governing Law................................................................  78
Section 16.9   Severability.................................................................  78

                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

Section 16.10     Counterparts....................................................................    78
Section 16.11     Headings and Table of Contents..................................................    78
Section 16.12     Limitation of Liability.........................................................    78
Section 16.13     Consent to Jurisdiction; Waiver of Trial by Jury, Process Agent.................    80
Section 16.14     Further Assurances..............................................................    81
Section 16.15     Effectiveness...................................................................    81
Section 16.16     Measuring Life..................................................................    81
Section 16.17     No Partnership, Etc.............................................................    81
Section 16.18     Restrictions on Transfer of Member Interest.....................................    81
Section 16.19     Confidentiality.................................................................    83
Section 16.20     Termination.....................................................................    84


APPENDICES:

Appendix A  Definitions
Appendix B  Retained Assets

EXHIBITS:

Exhibit A   Form of Bill of Sale
Exhibit B   Form of Facility Deed
Exhibit C   Form of Facility Lease
Exhibit D   Form of Indemnity Mortgage
Exhibit D-1 Form of Conditional Indemnity Agreement
Exhibit E   Form of Facility Site Lease
Exhibit F   Form of Memorandum of Facility Site Lease
Exhibit G   Form of Facility Site Sublease
Exhibit H   Form of Memorandum of Facility Site Sublease
Exhibit I   Form of Lease Indenture
Exhibit I-1 Form of Short Form Indenture
Exhibit J   Form of Lessor Notes
Exhibit K   Form of Pass Through Trust Agreement
Exhibit L   Form of Pass Through Certificates

                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

Exhibit M      Form of Certificate Purchase Agreement
Exhibit N      Form of Lessor LLC Agreement
Exhibit O      Form of OP LLC Agreement
Exhibit P      Form of Capital Contribution Agreement
Exhibit Q      Form of Potomac River Note
Exhibit R      Form of Peaker Note
Exhibit S      Form of Shared Facilities Agreement
Exhibit T      Form of Acquisition Assignment and Assumption Agreement
Exhibit U      Form of OP Guaranty
Exhibit V      Form of Registration Rights Agreement
Exhibit W      Form of Ownership and Operation Agreement
Exhibit X      Opinion of SASM&F, special New York counsel to SEMA, SEI, SE Peaker and SE Potomac River
Exhibit Y      Opinion of Piper, Marbury, Rudnick & Wolfe LLP, special Maryland counsel to SEMA, SEI and SE Peaker
Exhibit Z      Opinion of Dewey Ballantine LLP, special New York counsel to the
               Owner Participant, the Equity Investor and the OP Guarantor
Exhibit AA     Opinion of Morris, James, Hitchens & Williams LLP, special counsel to the Owner Lessor, the Owner Participant, the Trust Company and
               the Owner Manager
Exhibit BB     Opinion of Bingham Dana LLP, special counsel to the Lease Indenture
               Trustee and the Lease Indenture Company, and to the Pass Through
               Trustee and the Pass Through Company
Exhibit CC     Opinion of Alexander & Cleaver, special Maryland regulatory counsel to SEMA, SEI and SE Peaker
Exhibit DD     Opinion of Troutman Sanders LLP, special counsel and special federal regulatory counsel to SEMA, SEI and SE Peaker
Exhibit EE     Opinion of in-house counsel to the Equity Investor and the OP
               Guarantor
Exhibit FF-1   Form of Qualifying Credit Support Standby Letter of Credit
Exhibit FF-2   Form of Qualifying Credit Support Surety Bond
Exhibit FF-3   Form of Qualifying Credit Support Guaranty
Exhibit GG     Form of Restricted Payment Compliance Certificate
Exhibit HH     Form of Assignment and Assumption Agreement
Exhibit II     Subordinated Debt Terms

SCHEDULES:

Schedule 2.3     Taxes Included as Transaction Expenses
Schedule 2.3(a)  Maximum Transaction Expenses
Schedule 3.1(d)  Governmental Approvals

                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

Schedule 3.1(ee)    Contracts with Affiliates
Schedule 4.12       Filings and Approvals
Schedule 6.3        Existing Liens
Schedule 6.7(i)     Indebtedness in Existence on the Closing Date
Schedule 6.7(ii) Designated Subsidiary Indebtedness in Existence on the Closing Date
Schedule 8.2(c)     Pricing Assumptions


                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

                            PARTICIPATION AGREEMENT (L1)


          This PARTICIPATION AGREEMENT (L1), dated as of December 18, 2000 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "Participation Agreement" or
                                                  -----------------------
     this "Agreement"), among, (i) SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware
           ---------
     limited liability company as the Facility Lessee and as the Ground Lessor (herein, together with its successors and permitted assigns, called "SEMA"), (ii) MORGANTOWN OL1 LLC, a Delaware limited liability company, as
      ----
     the Facility Lessor and as the Ground Lessee (herein, together with its successors and permitted assigns, called the "Owner Lessor"), (iii)
                                                   ------------
     WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein, but solely as independent manager under the Lessor LLC Agreement (as defined below) (herein in its capacity as an independent manager under the Lessor LLC Agreement, together with its successors and permitted assigns, called the "Owner Manager," and herein in
                                                   -------------
     its individual capacity, together with its successors and permitted assigns, called the "Trust Company"), (iv) SEMA OP1 LLC, a Delaware limited
                          -------------
     liability company (herein, together with its successors and permitted assigns, called the "Owner Participant"), (v) STATE STREET BANK AND TRUST
                          -----------------
     COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Lease Indenture (as defined below) (herein in its capacity as trustee under the Lease Indenture, together with its successors and permitted assigns, the "Lease Indenture Trustee," and herein in its individual
                   -----------------------
     capacity, together with its successors and permitted assigns, the "Lease
                                                                        -----
     Indenture Company"), and (vi) STATE STREET BANK AND TRUST COMPANY OF
     -----------------
     CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as trustee under each of the Pass Through Trust Agreements (as defined below) (herein in its capacity solely as trustee under the Pass Through Trust Agreements, together with its successors and permitted assigns, the "Pass Through Trustee," and herein in
                                            --------------------
     its individual capacity, together with its successors and permitted assigns, called the "Pass Through Company").
                          --------------------

                                  WITNESSETH:

          WHEREAS, Southern Energy Inc. ("SEI"), a Delaware corporation, has
                                          ---
agreed to purchase certain electric generation and related assets (the "Acquired
                                                                        --------
Assets") located in the State of Maryland, including the coal-fired electric
------
generating units known as Morgantown Base-Load Units 1 and 2 (the "Facility"),
                                                                   --------
with an aggregate capacity of approximately 1,164 MW (net), and certain common facilities and related equipment associated therewith, located in Charles County, Maryland, pursuant to that certain asset purchase and sale agreement dated as of June 7, 2000

(the "Asset Sale Agreement"), by and between SEI and Potomac Electric Power
      --------------------
Company  ("Pepco"), a Virginia and District of Columbia
           -----
corporation;

          WHEREAS, SEI has assigned all of its rights, title and interest (but not any of the obligations, other than the obligation to pay the price of the Undivided Interest) in the Undivided Interest under the Asset Sale Agreement to SEMA and SEMA has assigned such rights, title and interest to the Owner Lessor;

          WHEREAS, on the Closing Date, Pepco will transfer to the Owner Lessor all of its rights, title and interest in the Undivided Interest pursuant to the Bill of Sale and the Facility Deed;

          WHEREAS, SEI has assigned all of its right, title and interest in the Facility Site under the Asset Sale Agreement to SEMA;

          WHEREAS, on the Closing Date, at the request of SEI, Pepco will transfer all of its rights, title and interest in the Facility Site to SEMA;

          WHEREAS, SEMA desires to (i) lease to the Owner Lessor the Ground Interest and grant certain non-exclusive easements to the Owner Lessor pursuant to the Facility Site Lease, (ii) lease the Undivided Interest from the Owner Lessor pursuant to the Facility Lease and (iii) sublease the Ground Interest from the Owner Lessor pursuant to the Facility Site Sublease;

          WHEREAS, on the Closing Date, at the request of SEI, Pepco will transfer all of its rights, title and interest in the electric generating station (other than six combustion turbines and the rights regarding a SMECO combustion turbine (collectively, the "Chalk Point Combustion Turbines") which
                                       -------------------------------
comprise part of such station) commonly known as the Chalk Point Station to Southern Energy Chalk Point, LLC, a wholly-owned subsidiary of SEMA ("SE Chalk
                                                                      --------
Point");
-----

          WHEREAS, on the Closing Date, (a) Southern Energy Potomac River, LLC, a wholly-owned subsidiary of SEI ("SE Potomac River"), will purchase directly
                                   ----------------
from Pepco the electric generating plant commonly known as the Potomac River Station with the proceeds of (i) a capital contribution from SEI and (ii) a loan by SEMA to SE Potomac River evidenced by a note (the "Potomac River Note"); and
                                                      ------------------
(b) Southern Energy Peaker, LLC, a wholly-owned subsidiary of SEI ("SE Peaker"),
                                                                    ---------
will purchase directly from Pepco the Chalk Point Combustion Turbines with the proceeds of (i) a capital contribution from SEI and (ii) a loan by SEMA to SE Peaker evidenced by a note (the "Peaker Note");
                                 -----------

          WHEREAS, pursuant to a capital contribution agreement dated the date hereof between SEI and SEMA (the "Capital Contribution Agreement"), SEI will
                                  ------------------------------
agree to contribute to SEMA all cash flow received by SEI as distributions from SE Potomac River and SE Peaker;

          WHEREAS, the Owner Participant has entered into the Lessor LLC Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions hereof and thereof, (i) issue the Lessor Notes and sell such Lessor Notes to the Pass Through Trusts, (ii) lease the Ground Interest from SEMA pursuant to the Facility Site Lease, (iii) lease the Undivided Interest to SEMA pursuant to the Facility Lease, (iv) sublease the Ground Interest to SEMA pursuant to the Facility Site Sublease and (v) grant to the Lease Indenture Trustee for the benefit of the Noteholders liens and security interests in the Indenture Estate to secure the Owner Lessor's obligations with respect to the Lessor Notes;

          WHEREAS, in order to provide a portion of the Purchase Price payable by the Owner Lessor in respect of its acquisition of the Undivided Interest pursuant to the Bill of Sale and Facility Deed, the Owner Participant is willing to make an investment in the Owner Lessor in an amount equal to the Equity Investment, all in the manner and subject to the conditions set forth herein;

          WHEREAS, in order to provide the Owner Lessor with the balance of the Purchase Price, the Pass Through Trusts are willing to acquire the Initial Lessor Notes for the amounts, in the manner and subject to the conditions set forth herein and in the Lease Indenture;

          WHEREAS, in order to provide funding to the Pass Through Trusts, the Initial Purchasers are willing to acquire the Certificates for the amounts, in the manner and subject to the conditions set forth in the Purchase Agreement;

          WHEREAS, the OP Guarantor will guarantee the payment and performance obligations of the Owner Participant under the Operative Documents pursuant to the OP Guaranty; and

          WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

          The capitalized terms used in this Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The general provisions of Appendix A shall apply to terms used in this Agreement and specifically defined herein.

SECTION 2 PARTICIPATION; CLOSING DATE; TRANSACTION EXPENSES

Section 2.1  Agreements to Participate.

            Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the transactions described in this Section 2.1
                                                                   -----------
on or before the Closing Date as follows:

            (a) The Owner Participant will provide to the Owner Lessor funds in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Expenses which the Owner Lessor is responsible to pay pursuant to
Section 2.3(a) hereof (collectively, the "Owner Participant's Commitment");
--------------                            ------------------------------

            (b) The Owner Lessor will (i) issue the Initial Lessor Notes, (ii) sell the Initial Lessor Notes to the relevant Pass Through Trustee and (iii) grant to the Lease Indenture Trustee, for the benefit of the Noteholders, certain liens and security interests in the Indenture Estate to secure its obligations with respect to the Lessor Notes;

            (c) The Pass Through Trusts will use the Proceeds to purchase the Initial Lessor Notes from the Owner Lessor;

            (d) The Owner Lessor will use the proceeds of the (i) Owner Participant's Commitment and (ii) sale of the Initial Lessor Notes to pay (x) the Purchase Price for the Undivided Interest to Pepco and (y) the Transaction Expenses which the Owner Lessor is responsible to pay pursuant to Section 2.3(a)
                                                                  --------------
hereof;

            (e) Pepco, at the request of SEI, will transfer the Undivided Interest to the Owner Lessor by issuing the Facility Deed and the Bill of Sale to the Owner Lessor;

            (f) The Owner Lessor and SEMA will enter into the Facility Lease, pursuant to which the Owner Lessor will lease the Undivided Interest to SEMA and SEMA will lease the Undivided Interest from the Owner Lessor;

            (g) SEMA will enter into the Facility Site Lease with the Owner Lessor, pursuant to which SEMA will lease the Ground Interest to the Owner Lessor and the Owner Lessor will lease the Ground Interest from SEMA;

           (h) The Owner Lessor and SEMA will enter into the Facility Site Sublease, pursuant to which the Owner Lessor will sublease the Ground Interest to SEMA and SEMA will sublease the Ground Interest from the Owner Lessor;

           (i) The OP Guarantor will guarantee the performance and payment obligations of the Owner Participant under the Operative Documents pursuant to the OP Guaranty;

           (j) The Owner Participant and SEMA will enter into the Tax Indemnity Agreement; and

           (k) The parties will enter into the agreements referred to above and the other Operative Documents, in each case, in substantially the form attached hereto.

    Section 2.2   Closing Date; Procedure for Participation.

           (a) Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place after 10:00 a.m., New York City time, on the
      -------
closing date (the "Closing Date"), at the offices of SASM&F, Four Times Square,
                   ------------
New York, New York 10036.

           (b) Procedures for Funding. Subject to the terms and conditions of this Agreement, the Owner Participant shall make the Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on the Scheduled Closing Date to the Trust Company.

           (c) Postponement of the Closing. The Scheduled Closing Date may be postponed from time to time (but in no event later than the Cut-off Date) for any reason if SEMA gives the Equity Investor, the OP Guarantor, the Owner Participant, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee and the Pass Through Trustee a telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each party no later than 10:00 a.m., New York City time, on the Business Day immediately preceding the Scheduled Closing Date. If, prior to receipt of a postponement notice under this Section 2.2(c), the Owner Participant shall have
                               --------------
provided funds in accordance with Section 2.2(b), such funds shall be returned
                                  --------------
to the Owner Participant as soon as reasonably practicable, but in no event later than the Business Day following the Scheduled Closing Date, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to Section 2.2(b) will be held by the Trust Company in trust for the
            --------------
Owner Participant and shall not be part of the Indenture Estate or the Lessor Estate, shall be invested by the Trust Company in accordance with clause (d) below and such funds shall remain the sole property of the Owner Participant unless and until released by the Owner Participant and made available to the Owner Manager and applied to pay the Purchase Price or Transaction Expenses or returned to the Owner Participant, as provided in this Agreement.

           (d) Investment of Funds. If, on the Scheduled Closing Date, the
Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with Section 2.2(b), the Closing does not occur on
                                 --------------
such date and the Trust Company is unable to return such funds to the Owner Participant, the Trust Company shall, subject to Section 2.2(c) above, use
                                                 --------------
reasonable efforts to invest such funds from time to time at the written direction of SEMA, and at SEMA's sole expense and risk, in Permitted Investments until such funds can be returned to the Owner Participant. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Trust Company in accordance with Section 2.2(b), the Closing
                                                  --------------
does not occur on such date and the Trust Company has not returned such funds to the Owner Participant on or before 1:00 p.m., New York City time, on such date, then SEMA shall reimburse the Owner Participant for loss of the use of such funds at the Overdue Rate for each day, from and including the day that such funds were made available to the Trust Company by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to Section 2.2(c) (funds received by the Owner
                              --------------
Participant after 1:00 p.m., New York City time, of any day shall be deemed to be returned on the next succeeding Business Day) and (ii) the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Overdue Rate, any net gain realized on the investment of such funds (including interest) shall be paid to SEMA by the Trust Company on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to Section 2.2(c) and (ii) the Closing Date. The
                              --------------
Trust Company shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Owner Lessor and utilized to pay the Purchase Price or Transaction Expenses on the Closing Date, SEMA shall reimburse the Trust Company for any net loss realized on the investment of such funds. If such funds are not so utilized, SEMA shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Purchase Price or Transaction Expenses or to return funds made available to the Owner Lessor by the Owner Participant, the Trust Company is authorized to sell any investments or obligations purchased as aforesaid.

    Section 2.3  Transaction Expenses and Overdue Rate.

           (a) All Transaction Expenses up to an amount equal to the amount set forth in Schedule 2.3(a) incurred on or prior to the Closing Date and substantiated or otherwise supported in reasonable detail shall be paid on the Closing Date by the Owner Lessor with the funds provided by the Owner Participant pursuant to Section 2.2(b) above. If Transaction Expenses are in
                        --------------
excess of the amount set forth on Schedule 2.3(a), the Facility Lessee shall be required to pay the fees of its counsel and other expenses to be agreed upon by the Facility Lessee and the Owner Participant to the extent of such excess.

           (b) Subject to Section 10 below, the Facility Lessee will not be
                          ----------
responsible for any fees, costs or expenses of the Owner Participant or the Equity Investor incurred prior to the Closing Date in respect of the Closing except as described in paragraph (a) of this Section 2.3.
                                             -----------

           (c) Following the Closing Date, SEMA will be responsible for, and will pay as Supplemental Lease Rent on an After-Tax Basis to the Owner Participant (i) the annual administration fees, if any, and expenses of the Owner Manager and the independent director of the Owner Participant and (ii) other fees and costs payable to the Owner Participant with respect to the Lessor Notes or the Certificates (other than costs, fees and expenses associated with or resulting from a Lease Indenture Event of Default which is not a Lease Event of Default).

SECTION 3   REPRESENTATIONS AND WARRANTIES

   Section 3.1 Representations and Warranties of SEMA. SEMA represents and warrants that, as of the date of execution and delivery hereof and as of the Closing Date:

           (a) Organization; Power. (i) SEMA (A) is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and in good standing in each jurisdiction where the nature of its business requires such qualification, and (C) has all requisite power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party and to conduct the business of owning and operating the Facility and the sale and marketing of wholesale electric power and other products and services related thereto, except, with respect to clauses (B) and (C) of this clause (i), where failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not, individually or in the aggregate, result in a Material Adverse Effect. SEMA is an indirect, wholly owned subsidiary of SEI. (ii) Each Designated Subsidiary (A) is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and in good standing in each jurisdiction where the nature of its business requires such qualification, and (C) has all requisite power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and to conduct the sale and marketing of wholesale electric power and other products and services related thereto, except, with respect to clauses (B) and (C) of this clause (ii), where failure to be so qualified or be in good standing or the failure to obtain such Governmental Approvals would not, individually or in the aggregate, result in a Material Adverse Effect.

           (b) Due Authorization; Non-Contravention. The execution, delivery and performance by SEMA and each Designated Subsidiary of this Agreement and each of the other Operative Documents to which they are or will be a party have been or when executed and delivered will be duly authorized by all necessary company action and do not and will not:

                (i) contravene the Organic Documents of SEMA or the Designated Subsidiaries, as the case may be; or

                (ii) contravene any Requirement of Law, binding on or affecting SEMA or the Designated Subsidiaries, as the case may be, which has had or could reasonably be expected to have a Material Adverse Effect.

           (c) No Violation. The execution, delivery and performance by SEMA and each Designated Subsidiary of the Operative Documents to which any such Person is a party do not (i) violate, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on any indenture, mortgage or other material contract, agreement or instrument to which SEMA or any Designated Subsidiary is a party or by which SEMA, any Designated Subsidiary, or any of their respective property is bound,
(ii) constitute, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, a default by SEMA or any Designated Subsidiary under any such contract, agreement, or instrument, or (iii) result, in a manner which has had or could reasonably be expected to have a Material Adverse Effect, in the creation of any Lien upon the property of SEMA or any Designated Subsidiary (other than pursuant to any Operative Document).

           (d)  Government Approvals. (i) All Governmental Approvals required
(1) in connection with the execution and delivery of, or performance of the transactions contemplated by, this Agreement and the other Operative Documents to which SEMA or the Designated Subsidiaries, as the case may be, is or will be a party, (2) for the conduct of the business by SEMA and the Designated Subsidiaries (including the sale and marketing of wholesale electric power and other products and services relating thereto) and the ownership or holding under lease of their respective properties and (3) without regard to any other transactions of the Equity Investor, the OP Guarantor, the Owner Participant, the Owner Lessor, the Owner Manager or any Affiliate of any of them and assuming that none of the Equity Investor, the OP Guarantor, the Owner Participant, the Owner Lessor, the Owner Manager or any Affiliate of any of them is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Requirement of Law immediately prior to the Closing Date, with respect to the participation by the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor or the Owner Manager in the transactions contemplated by this Agreement and the other Operative Documents, are listed on Schedule 3.1(d) and have been duly obtained or made and are in full force and effect, in each case, other than (A) as may be required under existing Requirements of Law to be obtained, given, accomplished or renewed at any time after the date of execution and delivery hereof or from time to time after the Closing Date in connection with the maintenance or operation of the Facility and other assets and properties of SEMA and the Designated Subsidiaries, (B) which are routine in nature and which cannot be obtained and such failure to obtain would not result in a Material Adverse Effect, or are not normally applied for, prior to the time they are required, and which SEMA has no reason to believe will not be timely obtained, (C) as may be required in connection with any refinancing of the Lessor Notes or the issuance of Additional Lessor Notes, (D) as may be required in consequence of any transfer of the Lessor Membership Interest or the Member Interest or any transfer of ownership of the Undivided Interest or the Lessor Estate by the Owner Lessor or any relinquishment of the use or operation of the Undivided Interest by SEMA, and (E) filing and recording to perfect the Lien of the Lease Indenture Trustee and the ownership and leasehold interests conveyed pursuant to this Agreement to the extent arrangements have been made satisfactory to the Owner Participant, the Owner Lessor and the Lease Indenture Trustee. Except as noted in Part B of Schedule 3.1(d), all Governmental Approvals that have been obtained pursuant to the first sentence of this Section
                                                                         -------
3.1(d) are final, any period for the filing of notice of rehearing or
------
application for judicial review of the issuance of each such Governmental Approval has expired without any such notice or application having been made (in each case, other than those for which the failure to be final would not have a Material Adverse Effect). No such Governmental Approval is the subject of any pending or, except as noted in Part C of Schedule 3.1(d), threatened judicial or administrative proceeding, which judicial review or proceeding could have a Material Adverse Effect.

                    (ii) All consents and approvals required to be obtained from Persons other than Governmental Authorities in connection with the transactions contemplated by the Operative Documents have been obtained and are in full force and effect, other than such consents or approvals the failure of which to obtain, would not, individually or in the aggregate, result in a Material Adverse Effect.

           (e) Disclosure; No Material Omission. The Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is given or made with regard to (i) any forecasts or projections included therein or omitted therefrom, (ii) any information, assumptions or conclusion contained in the Engineering Consultant's Report, the Environmental Consultant's Report, the report of the Fuel and Market Consultant or the summaries thereof, or (iii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates. All factual information provided in writing by SEMA or its Affiliates to (i) the Engineering Consultant, in connection with the preparation of the Engineering Consultant's Report, (ii) the Appraiser, in connection with the preparation of the Closing Date Appraisal, (iii) the Environmental Consultant, in connection with the preparation of the Environmental Consultant's Report, (iv) the Insurance Consultant, in connection with the preparation of the Insurance Consultant's Report and (v) the Fuel and Market Consultant, in connection with the preparation of the report of the Fuel and Market Consultant (other than projections and "forward-looking" information) is true and accurate in every material respect on the date as of which such information is dated or certified and such information does not omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. To the Actual Knowledge of SEMA or any Designated Subsidiary, taken as a whole, the assumptions used for projections and "forward-looking" information in the Offering Circular are reasonable.

           (f) Title; Liens.

                (i) On or before the Closing Date, (x) SEMA will have good, clear, record and marketable title to the Facility Site and the easements relating thereto free and clear of all Liens other than Permitted Liens and (y) SEMA and the Designated Subsidiaries will have good and marketable title or will have valid rights to lease or otherwise use all items of real and personal property which are material to their respective businesses, in each case free and clear of all Liens and title defects except Permitted Encumbrances, and other title defects and rights which defects and invalidity of rights would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect. Upon the execution and delivery by Pepco of the Bill of Sale and the Facility Deed, the Owner Lessor will have good, clear, record and marketable title to the Undivided Interest, free and clear of all Liens other than Permitted Liens.

                (ii) Upon execution and delivery of the Operative Documents and recording or filing (as appropriate) of the documents and instruments referred to in Schedule 4.12 in accordance with Section
                                                                      -------
          4.12, good, clear, record and valid leasehold interest in the Ground
          ----
          Interest will be duly, validly and effectively conveyed to the Owner Lessor upon the terms and conditions in the Facility Site Lease, free and clear of all Liens other than Permitted Liens.

                (iii) When duly authorized, executed and delivered by each of the parties thereto, the Lease Indenture will create a valid Lien in favor of the Lease Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Authority or other action will be necessary to establish or, except for such filings and recordings and other actions referred to in Schedule 4.12 hereto as will be made pursuant to Section 4.12,
                                                                 ------------
          to perfect, or give record notice of, the Lien in favor of such Lease Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings, recordings, registrations or notices.

                (iv) None of the Permitted Encumbrances or the Permitted Liens could reasonably be expected to, on and after the Closing Date, materially interfere with the ownership, use, operation or possession of the Facility (as contemplated by the Operative Documents) or the use of or the exercise by the Owner Lessor of its rights under the Facility Site Lease and Facility Site Sublease.

           (g) Securities Act. Neither SEMA, any Designated Subsidiary, nor anyone authorized by any of them has directly or indirectly offered or sold any interest in the Lessor Membership Interest, Lessor Notes or the Certificates or any part thereof, or, except as disclosed in the Offering Circular, in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Lessor Membership Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

           (h) Validity. Each of the Operative Documents to which SEMA or any Designated Subsidiary is or will be a party constitutes, or, upon the due execution and delivery thereof by SEMA or any Designated Subsidiary, will constitute, the legal, valid and binding obligation of SEMA or such Designated Subsidiary, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity).

           (i) Compliance with Requirements of Law. SEMA and each Designated Subsidiary is in compliance with all Requirements of Law (including ERISA and regulations of the Federal Reserve System) applicable to it, except to the extent that failure to so comply would not result or has not resulted in a Material Adverse Effect or involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Facility or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (ii) risk of criminal liability being imposed on the Equity Investor, the Owner Participant, the OP Guarantor, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their Affiliates or (iii) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Owner Participant, the Owner Lessor, the OP Guarantor, the Owner Manager, the Lease Indenture Trustee or the Pass Through Trustee, including subjecting the Owner Participant or the Owner Lessor to public utility regulation under Requirements of Law.

           (j) Margin Regulation. Neither SEMA nor any Designated Subsidiary is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Lessor Notes and the Equity Investment as contemplated by this Agreement and the other Operative Documents will be used for a purpose which violates, or would be inconsistent with, the Regulations T, U and X of the Federal Reserve System. Terms for which meanings are provided in the Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 3.1 with such meanings.
     -----------

           (k) Litigation. There is no pending or, to the knowledge of SEMA, threatened, litigation, arbitration or administrative proceeding against SEMA or any Designated

Subsidiary which (i) questions the validity of the Operative Documents or (ii) could, if determined adversely to it, reasonably be expected to have a Material Adverse Effect.

           (l) Tax Returns. SEMA and each Designated Subsidiary have filed all material federal, state and local tax returns and reports that are required by law to have been filed by them and have paid all material Taxes shown to be due and payable on such returns or pursuant to any assessment received by them (other than Taxes and assessments which are being diligently contested in good faith by SEMA or any Designated Subsidiary and with respect to which adequate reserves have to the extent required by GAAP been set aside) and neither SEMA nor any Designated Subsidiary has Actual Knowledge of any threatened actual or proposed deficiency or additional assessment in connection therewith that, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (m) Investment Company Act. Neither SEMA nor any Designated Subsidiary is subject to any regulation as an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940.

           (n) Holding Company Act. As defined in the Holding Company Act, neither SEMA nor any Designated Subsidiary is an "electric utility company" or a "holding company". The execution, delivery and performance of the Operative Documents to which SEMA and each Designated Subsidiary is or will be a party do not violate any provision of the Holding Company Act or any rule or regulation thereunder.

           (o) EWG Status. On or before the Closing Date, SEMA will be an "exempt wholesale generator" under PUHCA, will be interconnected with the high voltage network and will have access to transmission services and ancillary services to sell wholesale electric power, and will have the authority to sell wholesale electric power at market-based rates.

           (p) Environmental Warranties. Except as has not or would not, individually or in the aggregate, result in a Material Adverse Effect:

                (i)  Neither SEMA nor any Designated Subsidiary, nor to
     SEMA's or any Designated Subsidiary's Actual Knowledge any other Person, has received from any Governmental Authority or any other Person, any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that the Facility or the Facility Site or the other properties of SEMA and the Designated Subsidiaries is subject to a Lien in favor of any Governmental Authority in response to a release of Hazardous Materials.

                (ii) (A) The Facility and the Facility Site have been, and continue to be, owned, leased and operated in compliance with all applicable Environ-mental Laws and (B) SEMA and each Designated Subsidiary is and has been in compliance with all applicable Environmental Laws.

                (iii) There are no pending or, to the Actual Knowledge of SEMA or any Designated Subsidiary, any threatened Environmental Claim involving or against SEMA, any Designated Subsidiary, the Facility, the Facility Site, any of the assets constituting "Auctioned Assets" under the Asset Sale Agreement, or any property of the Designated Subsidiaries.

                (iv) Each of SEMA and each Designated Subsidiary has obtained and is in compliance with all Governmental Approvals required under any applicable Environmental Law necessary for (i) the ownership, operation, lease or maintenance of the Facility or any material generating facility owned or operated by SEMA or any Designated Subsidiary or (ii) the conduct of such Person's business, and each such Governmental Approval is in proper form and in full force and effect and, with respect to the Governmental Approvals not obtained by the date of execution and delivery hereof, neither SEMA nor any Designated Subsidiary has any reason to believe that such approvals will not be timely obtained.

                (v) To the Actual Knowledge of SEMA or any Designated Subsidiary, neither the Facility nor the Facility Site is listed on the National Priorities List pursuant to any Environmental Law, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                (vi) Except as set forth in the Environmental Consultant's Report, there is not and has not been any Environmental Condition (A) at, on or under the Facility or the Facility Site or any Component thereof or
     (B) resulting from or arising in connection with the operation of the Facility that could have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility Lessee's Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, or (2) risk of criminal liability being incurred by the Equity Investor, the Owner Participant, the OP Guarantor, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates, or (3) material risk of the occurrence of any material adverse effect being incurred by the Equity Investor, the Owner Participant, the OP Guarantor, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee or the Pass Through Trustee, including subjecting the Owner Participant, the Equity Investor, the OP Guarantor, or the Owner Lessor to public utility regulation under Requirements of Law.

                   (q) ERISA. Assuming the correctness of the representations of the other parties hereto and the holders of the Lessor Notes and the Certificateholders in the

Certificates, the transactions contemplated hereunder and by the other Operative Documents will not constitute a "prohibited transaction" under ERISA and will not result in the imposition of a Tax under Section 4975 of the Code.

                   (r) Location of Chief Executive Office and Principal Place of Business, etc. (i) The chief executive office and principal place of business of SEMA and the office where SEMA keeps its corporate records concerning the Facility, the Facility Site and the other Operative Documents is located at 1155 Perimeter Center West, Atlanta, Georgia 30338-4780. (ii) The Facility is located on the Facility Site.

                   (s) Access; Egress. SEMA has sufficient access to public roads, easements of ingress and egress and other rights of access to permit use and operation of the Facility and the Facility Site as contemplated by the Operative Documents. To SEMA's Actual Knowledge, there are no plans of any Governmental Authority to change the highway or road system in the vicinity of the Facility or the Facility Site, or to restrict or change access from any such highway or road to the Facility or the Facility Site, in either case, in any manner which could reasonably be expected to materially interfere with or prevent the use, occupancy or operation of the Facility Site or the Facility as contemplated by the Operative Documents.

                   (t) Ability to Deliver Power. On the Closing Date, SEMA will have all rights that are necessary and sufficient to deliver the net electric power output of the Facility to the point of interconnection of the Facility to the electricity grid.

                   (u) Power Sales Agreements and Other Contracts. There are no contracts or agreements providing for sales of electric power and ancillary services produced by the Facility or for the use and operation of the Facility that have a term which extends beyond the expiration of the Basic Lease Term other than the Interconnection Agreements.

                   (v) Utility Services. The Facility and the Facility Site have available all public utility services necessary for the use and operation of the Facility as currently being used and as contemplated by the Operative Documents.

                   (w) Subdivision. No subdivision of real property is necessary in connection with the Overall Transaction.

                   (x) Adequate Rights. Based upon Requirements of Law in effect on the date hereof and upon SEMA's reasonable expectations, and subject to the Owner Lessor obtaining any necessary Governmental Approvals (which SEMA reasonably believes are obtainable by the Owner Lessor in the ordinary course other than those Governmental Approvals the failure to maintain or obtain could not reasonably be expected to have a material adverse effect on the Owner Lessor's ability, on a commercially practicable basis, to have the rights and take the actions set forth in clauses (i) through (v) below), the rights and interests made, or to be made available to the Owner Lessor or its permitted transferees pursuant to the Operative Documents, together with the rights of the Owner Lessor as owner of the Undivided Interest, are sufficient to permit the following actions by the Owner Lessor or any such permitted transferee following the expiration or termination of the Facility Lease: (i) the occupation, interconnection, maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the construction, use, operation, possession, maintenance, replacement, repair and renewal of all modifications, additions, improvements, replacements and substitutions of and to the Facility, (iv) appropriate ingress to and egress from the Facility and the Facility Site for any reasonable purpose in connection with the exercise of rights under the Ownership and Operation Agreement and such Person's interest in the Facility and
(v) the procurement of transmission services from the Facility Site and other rights and services necessary or appropriate to enable such Person to deliver the portion of the net electrical output of such Facility, to the extent of the Undivided Interest, to the point of interconnection of the Facility with the electricity grid (as specified in the Interconnection Agreement) in a commercially efficient manner and on commercially reasonable terms.

                   (y) Return Acceptance Tests. SEMA has no reason to believe that the Facility will not be able to satisfy the return conditions set forth in
Section 5 of the Facility Lease as of the expiration of the Facility Lease Term
---------
if the Facility is maintained in accordance with Section 7 of the Facility
                                                 ---------
Lease.

                   (z) No Default; No Event of Loss; No Burdensome Buyout Event. No Lease Event of Default, or event that with the passage of time or giving of notice or both would constitute a Lease Event of Default has occurred or will occur upon execution and delivery of the Operative Documents. Neither SEMA nor any Designated Subsidiary is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, indenture or other contract, agreement or instrument to which SEMA or any Designated Subsidiary is a party or by which any such Person or its property is bound in any such case where any such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Event of Loss, other than a Regulatory Event of Loss, has occurred or will occur upon the execution and delivery of the Operative Documents, and SEMA does not have Actual Knowledge of any event that could reasonably be expected to result in a Regulatory Event of Loss. No Burdensome Buyout Event has occurred or will occur upon the execution and delivery of the Operative Documents, and SEMA does not have Actual Knowledge of any event that could reasonably be expected to result in a Burdensome Buyout Event.

                   (aa)  Regulatory Matters. Assuming the FERC EWG
Application filed by the Owner Lessor was filed in good faith, none of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, or the Lease Indenture Trustee solely as a result of the execution, delivery and performance of, and the consummation of the transactions contemplated by the Operative Documents shall be or become (i) subject to regulation as a "public-utility company," a "holding company," an "affiliate" of a "holding company" or a "subsidiary com-pany" of a "holding company" within the meaning of PUHCA, (ii) a "public utility,"a "transmitting utility," or an "electric utility" within the meaning of the Federal Power Act, or (iii) subject to state rate regulation.

                   (bb) Eminent Domain. There is no action pending or, to SEMA's Actual Knowledge, threatened by a Governmental Authority or other Person to initiate a taking or use of the Undivided Interest, the Facility or the Facility Site through condemnation, seizure, requisition of title, power of eminent domain or otherwise, which could reasonably be expected to have an adverse effect on the value, utility or useful life of the Facility (or the Undivided Interest) or would prevent or materially interfere with the use or operation of the Facility.

                   (cc) Notices. To SEMA's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Authority of any violation of, or that the Facility or the Facility Site are not in compliance with, any and all Requirements of Law relating to the Facility and the Facility Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility or the Facility Site by any Governmental Authority or by any insurance company which currently issues any insurance to SEMA or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or (ii) above, where such violation, noncompliance or repairs could not reasonably be expected to have a Material Adverse Effect.

                   (dd) Financial Statements. The pro forma capitalization tables of SEMA, SE Potomac River and SE Peaker as of the Closing Date, (i) were prepared in accordance with GAAP, (ii) were based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein (and such assumptions were developed and utilized consistently and in good faith), and (iii) fairly present in all material respects the financial position and the results of the operations of SEMA, SE Potomac River and SE Peaker as of such respective dates and for the respective period then ended in accordance with GAAP.

                   (ee)  Contracts with Affiliates. Other than as set forth on
Schedule 3.1(ee) hereto or as contemplated by the Operative Documents, there are no material contracts or agreements in effect on the Closing Date between SEMA and any Affiliate of SEMA. SEMA has delivered to the Owner Participant copies of each of the contracts and agreements set forth on Schedule 3.1(ee) hereto as in effect on the Closing Date.

     Section 3.2 Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

                   (a) Due Organization. The Owner Lessor is a duly formed and validly existing limited liability company under the laws of the State of Delaware. The Owner Partici-pant is the sole member of the Owner Lessor. The Owner Lessor has the limited liability company power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party.

                   (b) Due Authorization, Enforceability; etc. (i) This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes, and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party, will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (ii) Upon the execution of the Lessor Notes by the Owner Lessor, authentication of the Lessor Notes by the Lease Indenture Trustee and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (c) Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene (except where such contravention would not result in a material adverse effect on the Owner Lessor) (i) the Lessor LLC Agreement or any of the Organic Documents of the Owner Lessor or (ii) any Requirement of Law binding on the Owner Lessor or
(iii) the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor Lien; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                   (d) Governmental Actions. Assuming the representations and warranties of SEMA contained in paragraphs (d), (g), (i), (j), (m), (n), (p),
(q) and (aa) of Section 3.1 are true, no authorization or approval or other
                -----------
action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the Lessor LLC Agreement, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

                   (c) Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Owner Lessor to perform its obligations under the Lessor Notes, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture Trustee on the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Owner Lessor is or will be a party.

                   (f) Liens. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of any Owner Lessor Liens.

                   (g) Compliance with Requirements of Law. The Owner Lessor is in compliance with all Requirements of Law, rules, regulations, orders, judgments, writs and decrees (including ERISA and regulations of the Federal Reserve System), except where failure to so comply, individually or in the aggregate, would not result or has not resulted in a material adverse effect on the Owner Lessor.

                   (h) Location of Chief Executive Office; Principal Place of Business; Situs. The chief executive office and principal place of business of the Owner Lessor where the Owner Lessor will keep its corporate records concerning the Facility, the Facility Site and the Operative Documents is located in Wilmington, Delaware. The situs of the Owner Lessor is in Delaware.

                   (i) Payment of Taxes. The Owner Lessor has filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Lessor and with respect to which adequate reserve have, to the extent required by GAAP, been set aside on its books).

Section 3.3 Representations and Warranties of the Owner Manager and the Trust Company. The Trust Company (only with respect to representations and warranties relating to the Trust Company) and the Owner Manager hereby severally represent and warrant that, as of the date of execution and delivery hereof and as of the Closing
Date:

                   (a) Due Incorporation; etc. The Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority, as the Owner Manager and/or in its individual capacity to the extent expressly provided herein or in the Lessor LLC Agreement, to enter into and perform its obligations under the Lessor LLC Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                   (b) Due Authorization, Enforceability; etc. (i) (x) The Lessor LLC Agreement has been duly authorized, executed and delivered by the Trust Company, and (y) assuming the due authorization, execution and delivery of the Lessor LLC Agreement by the Owner Participant, the Lessor LLC Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Owner Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (ii) (x) This Agreement has been duly authorized, executed and delivered by the Owner Manager and the Trust Company, and (y) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Manager and the Trust Company, this Agreement constitutes a legal, valid and binding obligation of the Owner Manager and the Trust Company, enforceable against the Trust Company or the Owner Manager, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (iii) (x) Each of the other Operative Documents to which the Trust Company or the Owner Manager is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Trust Company or the Owner Manager and (y) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Trust Company or the Owner Manager, each of the other Operative Documents to which the Trust Company or the Owner Manager is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Trust Company or the Owner Manager, as the case may be, enforceable against the Trust Company or the Owner Manager in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (c) Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Owner Manager, of the Lessor LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Owner Manager, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Owner Manager, with the terms and provisions hereof and thereof, do not and will not (i) contravene any Requirement of Law of the State of Delaware or the United States governing the banking or trust powers of the Trust Company, or contravene the provisions of its Organic Documents, or (ii) contravene the provisions of, or constitute a default by the Trust Company under, or result in the creation of any Owner Lessor Lien attributable to it under any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound; provided, however, that no representation is made with respect to the right, power or authority of the Trust Company or the Owner Manager to act as operator of the Facility following a Lease Event of Default.

                   (d)   Governmental Actions. Assuming the representations
and warranties of SEMA contained in paragraphs (d), (g), (i), (j), (m), (n),
(p), (q) and (aa) of Section 3.1 are true, no authorization or approval or other
                     -----------
action by, and no notice to or filing or registration with, any Governmental Authority of the State of Delaware or the United States governing the banking or trust powers of the Trust Company is required for the due execution, delivery or performance by the Trust Company or the Owner Manager, of the Lessor LLC Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Owner Manager is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                   (e) Litigation. There is no pending or, to the Actual Knowledge of the Trust Company, threatened action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as the Owner Manager, before any Governmental Authority of the State of Delaware or the United States governing its banking and trust powers which, if determined adversely to it, would materially adversely affect the ability of the Trust Company, in its individual capacity or as Owner Manager, to perform its obligations under the Lessor LLC Agreement, this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate or which question the validity or enforceability of any Operative Document to which the Trust Company, in its individual capacity or as the Owner Manager, is or will be a party.

                   (f) Liens. The Lessor Estate is free of any Owner Lessor Liens attributable to the Trust Company or the Owner Manager.

Section 3.4 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that, as of the Closing Date and giving effect to the transactions contemplated by the Certificate Purchase
Agreement:

                   (a) Due Organization. The Owner Participant is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the necessary power and authority to enter into and perform its obligations under this Agreement, the Lessor LLC Agreement, the OP LLC Agreement and the Tax Indemnity Agreement.

                   (b)   Due Authorization, Enforceability; etc. This
Agreement, the Lessor LLC Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the Lessor LLC Agreement, the Tax Indemnity Agreement and the other Operative Documents to which it is or will be a party constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (c)   Non-Contravention. The execution and delivery by
the Owner Participant of this Agreement, the Lessor LLC Agreement, the OP LLC Agreement and the Tax Indemnity Agreement, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene (i) any Requirement of Law binding on the Owner Participant (except where such contravention would not result in a material adverse effect on the Owner Participant), (ii) its Organic Documents, or (iii) contravene the provisions of, or constitute a default under, or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound (it being understood that no representation or warranty is being made as to any Requirement of Law relating to (1) the Facility, (2) the Facility Site, (3) the Undivided Interest or (4) ERISA (other than its representations set forth in Section 3.4(g) hereof)
                                                          --------------
or Section 4975 of the Code).

                   (d)   Governmental Action. Assuming the representations
and warranties of SEMA contained in paragraphs (d), (g), (i) (j), (m), (n), (p),
(q) and (aa) of Section 3.1 are true, no authorization or approval or other
                -------
action by, and no notice to or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the Lessor LLC Agreement, the OP LLC Agreement or the Tax Indemnity Agreement, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Requirements of Law relating to the ownership or operation of the Facility or the Facility Site).

                   (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened action, suit, investigation or proceeding against the Owner Participant before any Governmental Authority which, if determined adversely to it, would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Lessor LLC Agreement, the OP LLC Agreement or the Tax Indemnity Agreement or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Lease Indenture Trustee in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Owner Participant is a party.

                   (f) Liens. The Lessor Estate is free of any Owner Participant's Liens.

                   (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any Plan.

                   (h) Acquisition for Investment. The Owner Participant is purchasing the Lessor Membership Interest to be acquired by it for its own account with no present intention of distributing such Lessor Membership Interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Lessor Membership Interest under an exemption from registration available under such Act.

                   (i) Regulatory Event of Loss. The Owner Participant is not aware of any fact or circumstance that would constitute or cause a Regulatory Event of Loss.

                   (j) Securities Act. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Lessor Membership Interest, the Lessor Notes or any part thereof, or, except as disclosed in the Offering Circular, in any similar security or lease or in any security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Lessor Membership Interest, the Lessor Notes or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

                   (k) Holding Company Act and Federal Power Act. Immediately prior to executing this Agreement, the Owner Participant is not (i) an "electric utility," "electric utility company," "public utility," "public-utility company," or a "holding company" under the Federal Power Act or PUHCA or (ii) a "subsidiary company" or "affiliate" of a "holding company" required to register under PUHCA.

                   (l) Payment of Taxes. The Owner Participant has filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments which are being diligently contested in good faith by the Owner Participant and with respect to which adequate reserves have, to the extent required by GAAP, been set aside on its books) except to the extent non-payment thereof would not have a material adverse effect on the Owner Participant.

Section 3.5 Representations and Warranties of Lease Indenture Trustee and the Lease Indenture Company. The Lease Indenture Company and the Lease Indenture Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                   (a) Due Organization. The Lease Indenture Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, has the corporate power and authority, as Lease Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Lease Indenture, to enter into and perform its obligations under the Lease Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

                   (b)   Due Authorization, Enforceability; etc. (i) (A)
This Agreement has been duly authorized, executed and delivered by the Lease Indenture Trustee and the Lease Indenture Company, and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Lease Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Lease Indenture Trustee, enforceable against the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (ii) (A) Each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Lease Indenture Trustee, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Lease Indenture Trustee, each of the other Operative Documents to which the Lease Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Lease Indenture Trustee, enforceable against the Lease Indenture Trustee in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (c) Non-Contravention. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America or the State of Connecticut governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate or any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate; provided, however, that no representation is made with respect to the right, power or authority of the Lease Indenture Company or the Lease Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

                   (d) Governmental Action. Assuming the representations and warranties of SEMA contained in paragraphs (d), (g), (i), (j), (m), (n), (p),
(q) and (aa) of Section 3.1 are true, no authorization or approval or other
                -----------
action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Lease Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Lease Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                   (e) Litigation. There is no pending or, to the Actual Knowledge of the Lease Indenture Company, threatened action, suit, investigation or proceeding against the Lease Indenture Company either in its individual capacity or as Lease Indenture Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Lease Indenture

Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Lease Indenture Trustee in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Lease Indenture Trustee or the Lease Indenture Company is a party.

Section 3.6 Representations and Warranties of Pass Through Trustee and the Pass Through Company. The Pass Through Company and each Pass Through Trustee hereby severally represents and warrants that, as of the date of execution hereof and as of the Closing Date:

                   (a) Due Organization. The Pass Through Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, has the corporate power and authority, as Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the Pass Through Trust Agreements, to enter into and perform its obligations under the Pass Through Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

                   (b) Due Authorization, Enforceability; etc. (i) (A) This Agreement has been duly authorized, executed and delivered by the Pass Through Trustee and the Pass Through Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than each Pass Through Trustee and the Pass Through Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Pass Through Company and each Pass Through Trustee, enforceable against the Pass Through Company or each Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (ii) (A) Each of the other Operative Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Pass Through Company or such Pass Through Trustee, as the case may be, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Pass Through Company or such Pass Through Trustee, as the case may be, each of the other Operative Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Pass Through Company or such Pass Through Trustee, enforceable against the Pass Through Company or such Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                   (c) Non-Contravention. The execution and delivery by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Requirement of Law of the United States of America or the State of Connecticut governing the Pass Through Company or the banking or trust powers of the Pass Through Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Pass Through Company under, or result in the creation of any Lien attributable to the Pass Through Company upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which the Pass Through Company is a party or by which the Pass Through Company or its property is bound which would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate; provided, however, that no representation is made with respect to the right, power or authority of the Pass Through Company or any Pass Through Trustee to act as operator of the Facility following a Lease Event of Default.

                   (d) Governmental Action. Assuming the representation and warranties of SEMA contained in paragraphs (d), (g), (i), (j), (m), (n), (p),
(q) and (aa) of Section 3.1 are true, no authorization or approval or other
                -----------
action by, and no notice to or filing or registration with, any Governmental Authority governing its banking or trust powers is required for the due execution, delivery or performance by the Pass Through Company or any Pass Through Trustee, as the case may be, of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

                   (e) Litigation. There is no pending or, to the knowledge of the Pass Through Company, threatened action, suit, investigation or proceeding against the Pass Through Company either in its individual capacity or as Pass Through Trustee, before any Governmental Authority which, if determined adversely to it, would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Pass Through Trustee or the Pass Through Company is a party.

SECTION 4 CLOSING CONDITIONS

     The obligations of the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee, each Pass Through Trustee and SEMA to consummate the transactions contemplated hereby on the Closing Date shall be subject to prior or concurrent satisfaction or waiver of the following conditions, except that (i) the obligations of any Person shall not be subject to such Person's own performance or compliance and
(ii) the condition set forth in Section 4.23 shall be for the benefit of the
                                ------------
Owner Participant only. If any conditions precedent to the purchase of the Lessor Notes are not able to be fulfilled, each Pass Through Trustee shall waive such condition provided that (a) each of the Rating Agencies, after taking account of such waiver, shall have confirmed in writing its then existing credit rating on the Certificates and (b) such waiver shall not make any change in any Operative Document that would require the consent of each Noteholder under
Section 6.1 of the Lease Indenture.
-----------

Section 4.1 Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at the Closing shall have been duly authorized, executed and delivered by the parties thereto in substantially the form attached as an Exhibit hereto, shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be provided to the parties thereto).

Section 4.2 Certificates and the Lessor Notes. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers and such Initial Purchasers shall have purchased the Certificates pursuant to, and in accordance with, the terms of the Certificate Purchase Agreement and the Proceeds shall have been provided to the Owner Lessor through the purchase by the Pass Through Trustees of the applicable Initial Lessor Notes.

Section 4.3 Other Documents. Each of the Lease Financing Parties shall have received certified copies of the Organic Documents of each of the other parties hereto (except for the Lease Indenture Trustee and the Pass Through Trustees, who shall not be required to provide such documents) and resolutions of the board of directors or managers (or managing members), as the case may be, of each such other Lease Financing Party duly authorizing the Overall Transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement, the taking of all proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to the recipient.

Section 4.4 Representations and Warranties. The representations and warranties set forth in Section 3 hereof shall be true and correct on and as of
             ---------
the Closing Date with the same effect as though made on and as of the Closing Date and each of the Lease Financing Parties shall have received a certificate of each of the parties hereto to such effect.

Section 4.5 Defaults, Events of Default, Events of Loss, Burdensome Buyout Event. No Lease Event of Default, Lease Indenture Event of Default, Event of Loss, Burdensome Buyout Event or event that, with the passage of time or giving of notice or both, would constitute a Lease Event of Default, Lease Indenture Event of Default, an Event of Loss or Burdensome Buyout Event shall have occurred and be continuing.

Section 4.6 Consents. All permits, licenses, approvals and consents necessary to consummate the Overall Transaction shall have been duly obtained and shall be in full force and effect and in form and substance satisfactory to each of the Lease Financing Parties except any such permits, licenses, approvals and consents the failure of which to obtain or maintain could not reasonably be expected to have a material adverse effect on any of the Lease Financing Parties.

Section 4.7 Governmental Actions. All actions, if any, required to have been taken by any Governmental Authority on or prior to the Closing Date in connection with the transactions contemplated by any Operative Documents on the Closing Date, including, without limitation, the FERC Orders, shall have been taken and all orders, permits, waivers, exemptions, authorizations and approvals of and registrations with such Governmental Authorities required to be in effect on the Closing Date in connection with the transactions contemplated by the Operative Documents on the Closing Date shall have been issued; and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Closing Date.

Section 4.8 Insurance. Insurance (including all related endorsements) complying with the requirements of Section 11 of the Facility Lease shall be in
                                   ----------
full force and effect and all premiums thereon shall be current. The Owner Participant, the Equity Investor, the OP Guarantor, the Owner Manager, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustees shall have received a certificate or certificates dated the Closing Date of Marsh USA, Inc. or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance is in full force and effect. The Equity Investor, the OP Guarantor, the Owner Participant and the Pass Through Trustee shall have received a report, addressed to the Owner Participant and the Pass Through Trustee, from the Insurance Consultant in form and substance satisfactory to each such recipient.

Section 4.9 Consultants' Reports. The Owner Participant and each Pass Through Trustee shall have received the final reports prepared by the Engineering Consultant, the Environmental Consultant and the Fuel and Market Consultant, which reports shall be (i) addressed to the Owner Participant, and (ii) reasonably satisfactory to the Owner Participant.

Section 4.10 Appraisal; Tax Opinion; Condition of the Facility. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser and an opinion from Dewey Ballantine LLP as to certain tax matters, each addressed and delivered only to the Owner Participant and satisfactory in form and substance to the recipient. SEMA shall have received a letter from the Appraiser with a summary of the conclusions in the Closing Appraisal with respect to the Fair Market Sales Value and economic useful life of the Facility. The Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing Appraisal. The Lease Indenture Trustee, the Pass Through Trustees and the Initial Purchasers shall have received a copy of the verification of value, useful life and estimated residual value prepared by the Appraiser in connection with the appraisal of assets subject to the Facility Lease, each of which will be reasonably satisfactory to the recipient.

Section 4.11 Opinions of Counsel. Each of the relevant Lease Financing Parties shall have received an opinion or opinions, dated the Closing Date, of (a) SASM&F, special New York counsel to SEMA, SEI, SE Peaker and SE Potomac River, substantially in the form of Exhibit X, (b) Piper, Marbury, Rudnick & Wolfe LLP, special Maryland counsel to SEMA, SEI and SE Peaker substantially in the form of Exhibit Y, (c) Dewey Ballantine LLP, special New York counsel to the Owner Participant, the Equity Investor and the OP Guarantor, substantially in the form of Exhibit Z, (d) Morris, James, Hitchens & Williams LLP, counsel to the Owner Lessor, the Owner Participant, the Trust Company, and the Owner Manager, substantially in the form of Exhibit AA, (e) Bingham Dana LLP, special counsel to the Lease Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee and the Pass Through Company, substantially in the form of Exhibit BB,
(f) Alexander & Cleaver, special Maryland regulatory counsel to SEI, SEMA and SE Peaker, substantially in the form of Exhibit CC, (g) Troutman, Sanders LLP, special counsel to SEMA, SEI, SE Peaker and SE Potomac River and special federal regulatory counsel to SEMA, SEI, SE Peaker and SE Potomac River substantially in the form of Exhibit DD, and (i) in-house counsel to the Equity Investor and the OP Guarantor, substantially in the form of Exhibit EE. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4.11 and acknowledges that such opinion shall be deemed to be
     ------------
rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on their opinion as if such opinion were addressed to such parties.

Section 4.12  Recordings and Filings. All filings and recordings listed on
Schedule 4.12 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of Maryland and any other mortgages, security agreements or other documents as may be reasonably requested by counsel to the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees to perfect the right, title and interest of the Owner Lessor in the Owner Lessor's Interest, or any part thereof or interest therein and the Lien of the Lease Indenture Trustee in the Indenture Estate, shall have been made.

4.13 Section   Taxes. All Taxes, if any, due and payable on or before the
Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

4.14 Section   No Changes in Requirements of Law. No change shall have occurred in Requirements of Law or the interpretation thereof by any competent court or other Governmental Authority that would make it illegal for the Equity Investor, the OP Guarantor, the Owner Participant, the Owner Lessor, the Owner Manager, SEI, SEMA or any Designated Subsidiary to participate in any of the transactions contemplated by the Operative Documents or would materially adversely affect the Facility, the Facility Site, the Undivided Interest or the Ground Interest. In addition, the obligations of the Owner Participant hereunder shall be subject to the condition precedent that no Tax Law Change shall have occurred with respect to which any adjustment has been made to Section XIII(a) hereof.
                                         ---------------

4.15 Section   Registered Agent for SEMA, SEI and Each Designated Subsidiary.
CSC Service shall have been appointed by SEMA, SEI and each Designated Subsidiary as registered agent for service of process in the State of New York as provided in the Operative Documents and CSC Service shall have accepted such appointment.

4.16 Section   SFAS 13. The present value of scheduled Periodic Lease Rent payable under each Lease payable during the Fixed Lease Term (taking into account any rent adjustment through or contemplated on the Closing Date) together with all rent payable under the related Facility Site Sublease, discounted at the Discount Rate, shall satisfy the 90% test for operating lease treatment under SFAS 13 and SEMA shall have been advised by its auditor that the Facility Lease qualifies for such operating lease treatment.

4.17 Section   Rent Adjustments. As to SEMA, the aggregate of all rent
adjustments made on or before, or contemplated to be made on, the Closing Date (other than adjustments to reflect a change in Transaction Expenses or the actual interest rate of the Lease Debt) shall not cause either (i) the after-tax net present value of Periodic Lease Rent discounted at 6% to increase by more than 100 basis points or (ii) the total Periodic Lease Rent to increase by more than 2%.

Section 4.18 Parent Guaranty. The OP Guarantor shall have executed and delivered to the other Lease Financing Parties an OP Guaranty substantially in the form of Exhibit U hereto.

Section 4.19 Title Insurance. Each of the Title Policies shall have been delivered to the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and Pass Through Trustees.

Section 4.20  Tax Shelter Registration. A tax shelter registration pursuant to
Section 6111(d) of the Code and in form and substance satisfactory to the parties hereto shall have been filed with the Internal Revenue Service.

Section 4.21 Rating of Certificates. The Certificates shall be rated at least Baa3 by Moody's and BBB- by S&P.

Section 4.22 No Material Adverse Effect. No Material Adverse Effect shall have occurred and no material adverse effect shall have occurred with respect to the Facility, the Facility Site or the assets and properties of the Designated Subsidiaries since October 20, 2000. The Owner Participant shall notify SEMA as soon as possible if it believes that this closing condition may not be timely satisfied.

Section 4.23 No Material Adverse Tax Law Change. No Material Adverse Tax Law Change shall have occurred.

Section 4.24 Survey. The Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and Pass Through Trustees shall have received a copy of the Survey in form and substance reasonably satisfactory to the recipients.

Section 4.25 Acquisition of Facility Site. SEMA shall have acquired, or shall be simultaneously purchasing, the Facility Site.

Section 4.26 Acquisition of Acquired Assets. SEMA (or its Affiliates) shall have acquired, or shall be simultaneously purchasing, the Acquired Assets other than the Facilities and all conditions precedent under the Asset Sale Agreement shall have been satisfied or waived, except to the extent a waiver could reasonably be expected to have a Material Adverse Effect.

Section 4.27 Satisfaction of Conditions Precedent. All conditions then required to have been satisfied under all Operative Documents shall have been satisfied or waived.

Section 4.28 Title Policy Assignment. SEMA shall have assigned, pursuant to an assignment and assumption agreement reasonably satisfactory to the Owner Participant, to the Owner Participant SEMA's rights to the proceeds of SEMA's title insurance policy in an amount equal to the Equity Investment.

SECTION 5 AFFIRMATIVE COVENANTS OF SEMA

     SEMA covenants and agrees that it will perform the obligations set forth in this Section 5.
     ---------

Section 5.1 Financial Information; Other Information. SEMA will furnish to the Pass Through Trustee the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, SEMA will provide to the Owner Participant, Lease Indenture Trustee, each Rating Agency and each Pass Through Trustee, and to prospective purchasers of Certificates, the following:

                   (i) audited annual financial statements of SEMA and its Subsidiaries (excluding SE Potomac River and SE Peaker) on a consolidated basis within 120 days following the end of each fiscal year of SEMA and unaudited quarterly financial statements of SEMA and its Subsidiaries on a consolidated basis within 60 days following the end of each of the first three Fiscal Quarters of SEMA;

                   (ii) unaudited annual financial statements of SE Potomac River and SE Peaker on a consolidated basis within 120 days following the end of each fiscal year of SE Potomac River and SE Peaker and unaudited quarterly financial statements of SE Potomac River and SE Peaker on a consolidated basis within 60 days following the end of each of the first three Fiscal Quarters of SE Potomac River and SE Peaker;

                   (iii) together with the financial statements delivered in clause (i), an officer's certificate as to the absence or existence, in each case to the best of such officer's knowledge of any Significant Lease Default or any Lease Event of Default, Lease Indenture Event of Default or Pass Through Event of Default; and

                   (iv) prompt notice of any litigation or claim against or concerning SEMA, any Designated Subsidiary or the Facility or the Facility Site which could reasonably be expected to have a Material Adverse Effect.

The Pass Through Trustee will, upon request (which may include a request to receive such information for subsequent financial reporting periods on an ongoing basis), furnish all such information directly to Certificateholders and to prospective purchasers of Certificates designated by the Certificateholders.
5.2 Section Notice of Events of Default. SEMA will advise the Owner Participant, the Equity Investor, the OP Guarantor, the Pass Through Trustee and the Lease Indenture Trustee promptly in writing of the occurrence of any Significant Lease Default, Lease Event of Default or

Pass Through Event of Default and, as soon as practicable thereafter, will provide a description thereof and a statement as to the actions the Facility Lessee proposes to take with respect thereto.

Section 5.3   Information Concerning the Facility. The Facility Lessee shall, to the extent reasonably requested, deliver to the Owner Lessor, the Owner Participant and their respective authorized representatives, information from time to time with respect to the condition, use, operation and maintenance of the Facility, and such other financial or operating information which is routinely made available to creditors of the Facility Lessee, and other matters with regard to the Facility or the Retained Assets or the generation, transmission or sale of power therefrom, including any information to support the calculations set forth in the certificate delivered pursuant to Section
                                                                    -------
6.8(D), as may be reasonably requested by such Person; provided, that, except
------
for delivery of quarterly and annual financial statements required pursuant to
Section 5.1(i) and (ii) above and the related certificate with respect to
-----------------------
defaults described in Section 5.1(iii), the Facility Lessee reserves the right
                      ----------------
not to provide to any transferee Owner Participant which is not an Affiliate of the Owner Participant any information that is not otherwise publicly available, if the Facility Lessee reasonably believes in its good faith judgment that such transferee Owner Participant is a Competitor or is an Affiliate of a Competitor; provided, further, that the Facility Lessee shall have no obligation under this
Section 5.3 to the Owner Lessor, the Owner Participant or any of their
-----------
representatives unless and until such Person has executed a confidentiality agreement in form and substance satisfactory to the Facility Lessee.

Section 5.4   Maintenance of Existence and Properties. Except as permitted under Section 6.1, SEMA will, and will cause each Designated Subsidiary to, (i)
      -----------
do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of SEMA and the Designated Subsidiaries;
(ii) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, Governmental Approvals, and franchises material to the conduct of the business of SEMA and the Designated Subsidiaries; (iii) keep and maintain all property material to the conduct of business of SEMA and the Designated Subsidiaries in good working order and condition, force majeure excepted and (iv) operate and maintain the property and assets of SEMA and the Designated Subsidiaries (other than the Facility, it being acknowledged that the maintenance obligations in respect thereof are governed by Section 7 of the Facility Lease) in good condition, repair and
            ---------
working order and in any event in all material respects (a) in compliance with all Requirements of Law of any Governmental Authority having jurisdiction, including without limitation, all Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect, subject to force majeure, and (b) in accordance with Prudent Industry Practice.
The foregoing shall not prohibit any merger consolidation, liquidation, dissolution or other transaction permitted under the Operative Documents.

Section 5.5 Compliance with Laws. SEMA will, and will cause each Designated Subsidiary to, comply with all Requirement of Law, (including Environmental Laws and

ERISA), such compliance to include the payment, before the same become delinquent, of all taxes, assessments and governmental charges or levies, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6 Further Assurances. SEMA, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Agreement and the other Operative Documents to which it is a party, and the transactions contemplated hereby and thereby. SEMA, at its own cost, expense and liability, will cause such financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor, the Owner Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee or any Pass Through Trustee, shall reasonably request, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or advisable in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Undivided Interest, the Ground Interest under the Facility Site Lease and Facility Site Sublease, or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Lease Indenture therein.

Section 5.7 Use of Proceeds. The net proceeds from the sale of the Certificates will be used to finance the purchase of the Lessor Notes which, in turn, are being issued to finance a portion of the purchase price of the Facility.

Section 5.8 Limitation on Activities. SEMA shall not, and shall not permit any Subsidiary to, engage in any business other than a Permitted Business.

Section 5.9 Regulatory Status. SEMA shall comply, and shall cause each Designated Subsidiary that is a public utility under the Federal Power Act to comply, in all material respects, with the applicable requirements of FERC imposed on each as a public utility with market-based rates and with the provisions of 18 C.F.R. ss. 365 to the extent necessary to maintain the status of each as an "exempt wholesale generator" under Section 32 of the Holding Company Act.

Section 5.10 ERISA. Neither SEMA nor any Designated Subsidiary will permit the occurrence of any event or condition with respect to a Pension Plan if such event or condition, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law).

Section 5.11 Notice of Change in Address or Name. SEMA shall provide the Owner Participant, the Owner Lessor, the Owner Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee, prompt written notice of any anticipated change in its, or any of the Designated Subsidiaries', chief executive office, principal place of business, or name, or the place where it, or such Designated Subsidiary maintains its business records concerning the Facility and the Operative Documents, which notice shall, in any event, be provided no later than 30 days prior to such change.

Section 5.12 Insurance. SEMA will comply with the terms and conditions, and such insurance with respect to the Facility will meet the requirements, set forth in Section 11 of the Facility Lease. SEMA will maintain or cause to be maintained, and will cause each Designated Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks, contingencies and in such types and amounts as is maintained by Persons engaged in similar businesses as SEMA and the Designated Subsidiaries.

Section 5.13   Credit Support The Facility Lessee shall:

                   (a) Maintain for the benefit of the Owner Lessor (or its permitted assignee), Qualifying Credit Support (i) issued in favor of the Owner Lessor (or its permitted assignee) by a Qualifying Credit Support Issuer and
(ii) with an available amount equal to the greater of (A) the Periodic Lease Rent scheduled to be paid in the next six months and (B) 50% of the Periodic Lease Rent scheduled to be paid in the next twelve months (such Qualifying Credit Support to be assigned by the Owner Lessor to the Lease Indenture Trustee in accordance with the Lease Indenture).

                   (b) If Qualifying Credit Support shall have an expiration date prior to the expiration date of the Facility Lease, the Facility Lessee shall cause such Qualifying Credit Support to be extended or replaced (in compliance with Section 5.13(f) below) on or before the date that is at least
                ---------------
30 days prior to such Qualifying Credit Support's expiration date.

                   (c) If the Facility Lessee or any Qualifying Credit Support Issuer elects to terminate any Qualifying Credit Support prior to the expiration date of the Facility Lease, the

Facility Lessee or such Qualifying Credit Support Issuer, as the case may be, shall notify the Owner Lessor and the Lease Indenture Trustee of its intent to terminate the Qualifying Credit Support 60 days prior to the proposed termination date and the Facility Lessee shall replace (in compliance with
Section 5.13(f) below) such Qualifying Credit Support on or before a date that
---------------
is 30 days prior to the proposed termination date.

                   (d) If at any time subsequent to the issuance of a Qualifying Credit Support, the Qualifying Credit Support Issuer ceases to be a Qualifying Credit Support Issuer, the Facility Lessee shall, within 60 days of receiving Actual Knowledge of such Qualifying Credit Support Issuer's failing to be a Qualifying Credit Support Issuer, replace (in compliance with Section
                                                                   -------
5.13(f) below) such Qualifying Credit Support with a replacement Qualifying
-------
Credit Support issued by a Qualifying Credit Support Issuer.

                   (e) If at any time a Qualifying Credit Support is drawn upon by the Lease Indenture Trustee (as assignee of the Owner Lessor) or, if the Lien of the Lease Indenture has been discharged, by the Owner Lessor to pay Periodic Lease Rent, the Facility Lessee shall have 90 days to reinstate the availability under the drawn Qualifying Credit Support (or provide a new Qualifying Credit Support (in compliance with Section 5.13(f) below)) in an
                                              ---------------
amount equal to the amount then required by Section 5.13(a)(ii) above.
                                            -------------------

                   (f) The Facility Lessee shall be permitted, from time to time, to replace any Qualifying Credit Support issued with a replacement Qualifying Credit Support as long as (i) such replacement Qualifying Credit Support complies with the provisions hereof, (ii) so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Owner Lessor assigns such replacement Qualifying Credit Support to the Lease Indenture Trustee, (iii) the Facility Lessee delivers (or causes to be delivered) to the Owner Lessor and the Lease Indenture Trustee an opinion of counsel addressed to each of them (in form and substance reasonably satisfactory to the Owner Lessor), to the effect that the obligations of the Qualifying Credit Support Issuer under any replacement Qualifying Credit Support that is not a letter of credit are valid and enforceable and that the Lien of the Lease Indenture in any Qualifying Credit Support constitutes a valid, enforceable and perfected security interest in any Qualifying Credit Support (in each case, subject to customary qualifications) and (iv) there shall be no interruption in the coverage provided by the Qualifying Credit Support in consequence of such optional replacement. Upon any replacement satisfying the conditions of this
Section 5.13, the Lease Indenture Trustee shall return any replaced Qualifying
------------
Credit Support and execute any discharges or releases reasonably requested by the Facility Lessee.

Section 5.14 Distributions from Designated Subsidiaries. SEMA shall, unless prohibited by Requirements of Law, cause each Designated Subsidiary that is a wholly-owned Subsidiary of SEMA to make distributions to SEMA of all cash available (after taking into account projected cash requirements necessary for the operation of such Designated Subsidiary's business, including mandatory debt service and maintenance reserves as reasonably determined by SEMA) if, and only to the extent that, SEMA is unable to meet any of its obligations under the Operative Documents.

SECTION 6  NEGATIVE COVENANTS OF SEMA

     SEMA covenants and agrees that it will perform the obligations set forth in this Section 6.

Section 6.1 Limitations on Merger, Consolidation or Sale of Substantially All Assets. Except as permitted by Section 6.2, SEMA will not, and will not permit
                               -----------
any Designated Subsidiary to, directly or indirectly, (i) consolidate or merge with or into, any other Person or (ii) sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, except that, if, after giving effect thereto, no Significant Lease Default or Lease Event of Default shall have occurred and be continuing:

                   (a) any Designated Subsidiary may merge into SEMA or into any other Designated Subsidiary; or

                   (b) SEMA or any Designated Subsidiary may consolidate or merge with any other Person or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions provided that (i) the transferee or the entity resulting from such consolidation, surviving such merger or succeeding to such properties or assets, if other than SEMA or such Designated Subsidiary, as applicable, (A) shall be organized under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, pursuant to an agreement reasonably acceptable to the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee, all of SEMA's or such Designated Subsidiary's, as applicable, obligations under the Operative Documents and (B) shall be a corporation, limited liability company or limited partnership, (ii) in the case of SEMA, SEMA shall provide to the Pass Through Trustee, the Lease Indenture Trustee, the Owner Lessor and the Owner Participant a customary officers' certificate and a customary legal opinion addressing certain matters in connection therewith, including, without limitation, with respect to the agreement referred to in clause (b)(i)(A) of this Section 6.1 and (iii) if the entity with whom SEMA or such Designated Subsidiary has consolidated or merged has any Indebtedness (after giving effect to such consolidation or merger), SEMA or such Designated Subsidiary, as applicable, would have been permitted to incur such Indebtedness pursuant to Section 6.7 at the time of such
                                    -----------
consolidation or merger. Notwithstanding the foregoing, SEMA shall not consummate any such consolidation, merger or sale of all or substantially all of its assets, unless after giving effect to such consolidation, merger or sale of all or substantially all of its assets, SEMA, or the successor or surviving entity, or the transferee, as applicable, shall have a credit rating of at least BBB- from S&P and Baa3 from Moody's and, prior to the consummation of any such transaction, SEMA shall have provided an Officer's Certificate to such effect or a copy of the letters from the Rating Agencies confirming such ratings.

Section 6.2 Sale of Assets. SEMA will not, and will not permit any Designated Subsidiary to, sell, transfer, convey, lease or otherwise dispose of any assets (including by way of the issue or sale by SEMA of equity interests in any of its Subsidiaries), other than Permitted Asset Sales.

Section 6.3 Liens. SEMA will not, nor will it permit any Designated Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Liens on its or any of the Designated Subsidiaries' properties or assets, except for Permitted Encumbrances.

Section 6.4 Tax Status. SEMA will not, and will cause each of the Designated Subsidiaries not to, voluntarily take any action to cause SEMA or any Designated Subsidiary to be subject to taxation as a separate entity for federal income tax purposes.

Section 6.5 Certain Contracts and Agreements. Without the consent of the Owner Participant, SEMA agrees that, except as expressly required by the Operative Documents, it will not enter into or become bound by any contract or agreement providing for the sale of energy produced by or from the Facility, or the purchase of services to be performed at, for or in connection with, the Facility or any other contract or agreement relating to the Facility that has a term that extends beyond the scheduled expiration date of the Facility Lease or the scheduled expiration of any Renewal Lease Term then in effect or irrevocably elected by SEMA, unless such contract or agreement may be terminated by SEMA without material costs or obligation to any Person prior to such expiration date or the scheduled expiration of such Renewal Lease Term, as the case may be.

Section 6.6 Limitation on Transactions with Affiliates. SEMA shall not, and shall not permit any of its Subsidiaries to, enter into or amend any agreement or transaction with an Affiliate other than agreements or transactions or amendments that are on terms no more favorable to such Affiliate than those entered into with third parties on an arms-length basis. This covenant will not apply to (i) agreements and transactions solely among SEMA and the Designated Subsidiaries (provided, that any such agreement shall be terminated without penalty at such time as the applicable Designated Subsidiary ceases to be a Designated Subsidiary), or (ii) agreements with any Affiliate of SEMA (provided, that any such agreement shall be terminated without penalty at such time as the applicable Affiliate ceases to be an Affiliate or upon the exercise of remedies following the occurrence of a Lease Event of Default), engaged in the business of selling and purchasing electricity, capacity and ancillary services, for cost reimbursement (provided, that such cost reimbursement shall be no greater than amounts that would have been payable to a third party on an arms-length basis) and other compensation; provided, that any such other compensation shall (i) be due and payable pursuant to the terms of such agreements if, and only to the extent that, SEMA is permitted to make a Restricted Payment pursuant to Section 6.8 and (ii) be fully subordinated to
                               -----------
payments due under the Facility Lease and other non-disputed obligations then due and payable.

Section 6.7 Limitations on Incurrence of Indebtedness. (i) SEMA will not create, incur, assume or permit to exist, or permit any Subsidiary (other than any Designated Subsidiary) to create, incur, assume or permit to exist, any Indebtedness other than Permitted Indebtedness.

                   (i) SEMA will not permit any Designated Subsidiary to create, incur, assume or permit to exist, any Indebtedness other than Designated Subsidiary Permitted Indebtedness.

Section 6.8 Limitations on Restricted Payments. SEMA will not make any Restricted Payment unless each of the following conditions is satisfied:

          (A) at the time of and after giving effect to such Restricted Payment no Significant Lease Default or Lease Event of Default shall have occurred and be continuing; and

          (B) the Fixed Charge Coverage Ratio for the most recently ended four full Fiscal Quarters, or such shorter period of not less than one full Fiscal Quarter commencing on the Closing Date and ending on the last day of the most recent Fiscal Quarter for which internal financial statements are available shall equal at least:

               (1)    1.7 to 1.0; or

               (2) 1.6 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 25% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (3) 1.45 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 50% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (4) 1.3 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 75% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (5) 1.2 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, 100% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; and

          (C) the projected Fixed Charge Coverage Ratio (determined on a pro forma basis after giving effect to such Restricted Payment) for each of the two following periods of four Fiscal Quarters commencing with the Fiscal Quarter in which the Restricted Payment is proposed to be made shall equal at least:

               (1)  1.7 to 1.0; or

               (2) 1.6 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 25% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (3) 1.45 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 50% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (4) 1.3 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, at least 75% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; or

               (5) 1.2 to 1.0, if, as of the last day of the most recently completed Fiscal Quarter, the Facility Lessee and the Designated Subsidiaries are parties to PPAs covering, in the aggregate, 100% of the projected Total Consolidated Operating Revenue for the consecutive period of eight full Fiscal Quarters following such date; and

          (D) SEMA shall have delivered to each of the Owner Participant and each Pass Through Trustee an Officer's Certificate of SEMA, substantially in the form of Exhibit GG, certifying as to the matters described in clauses (A) through (C) above (including the relevant PPAs) as of the end of the Fiscal Quarter immediately preceding payment of the Restricted Payment. SEMA shall determine the satisfaction of the conditions in clause (C) based on projections prepared by SEMA in good faith based upon assumptions consistent in all material respects with the relevant contracts and agreements, the Operative Documents, historical operations and SEMA's good faith projections of future revenues and projections of operating and maintenance expenses for SEMA and its Subsidiaries in light of existing or reasonably expected regulatory and market environments in the markets in which the facilities or other assets owned by SEMA and its Subsidiaries are or will be operated and upon the assumption that there will be no early redemption or prepayment of Indebtedness or that any Indebtedness which matures within such projected periods will be refinanced on reasonable terms.

SECTION 7   COVENANTS OF THE TRUST COMPANY, THE OWNER MANAGER AND THE OWNER
               LESSOR

Section 7.1 Compliance with the Lessor LLC Agreement. Each of the Owner Lessor, the Trust Company and the Owner Manager hereby severally covenants and agrees severally and as to itself only that it will:

                   (a) comply with all of the terms of the Lessor LLC Agreement applicable to it;

                   (b)   not amend, supplement, or otherwise modify Section 5.2,
                                                                    ------------
9, 10.10, 14, 15.2 or 15.3 of the Lessor LLC Agreement without the prior written
--------------------------
consent of SEMA so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing or the Lease Indenture Trustee so long as the Lessor Notes are outstanding; and

                   (c)   not exercise its rights under Section 2.11(d) or (e)
                                                       ----------------------
of the Lease Indenture to optionally prepay the Lessor Notes without the prior written consent of SEMA.

Section 7.2 Owner Lessor Liens. (a) The Trust Company, the Owner Manager and the Owner Lessor each covenants severally and as to itself only that it will not directly or indirectly create, incur, assume or suffer to exist any Lien, attributable to it and unrelated to the transactions contemplated hereby, on the Lessor Estate arising as a result of (i) Claims against or any act or omission of the Owner Lessor or the Trust Company or the Owner Manager, or any Affiliate thereof, that is not related to, or is in violation of, any Operative Document or the transactions contemplated thereby or any breach of any covenant or agreement of the Owner Lessor or the Trust Company or the Owner Manager set forth therein; (ii) Taxes against the Owner Lessor or the Trust Company or the Owner Manager, or any Affiliate thereof, for which it is not indemnified by SEMA (or, in the case of the Trust Company, the Owner Lessor) pursuant to the Operative Documents; or (iii) Claims against or affecting the Owner Lessor or the Trust Company or the Owner Manager, or any Affiliate thereof, arising out of the voluntary or involuntary transfer by the Owner Lessor or the Trust Company or the Owner Manager (other than transfers requested by SEMA or required by the Operative Documents or during the continuance of a Lease Event of Default) of any portion of the interest of the Owner Lessor in the Facility ("Owner Lessor Liens" and, together with Owner
                               ------------------
Participant Liens, "Lessor Liens").
                    -----

                   (b) The Trust Company, the Owner Manager or the Owner Lessor will promptly notify the Facility Lessee, the Owner Participant and the Lease Indenture Trustee of the imposition of any Owner Lessor Lien of which it has knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor Lien.

7.3  Section   Amendments to Operative Documents. The Owner Manager and the
Trust Company each covenants severally and as to itself only that it will not unless such action is expressly contemplated by the Operative Documents, or with respect to the Owner Manager and the Owner Lessor, unless it is expressly directed by the Owner Participant in writing, (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) any Operative Document (other than the Lessor LLC Agreement, amendments to and modifications of which are governed by Section 7.1 hereof) in
                                                         -----------
any manner other than with respect to administrative or ministerial matters or
(c) except as provided in Section 12.2 hereof, take any action to prepay, redeem
                          ------------
or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of SEMA so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and, in the case of clause (a) or (b), the Lease Indenture Trustee and the Pass Through Trustee as long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been terminated or discharged.

Section 7.4 Transfer of the Owner Lessor's Interest. Other than as contemplated by the Operative Documents, each of the Owner Lessor and the Owner Manager covenants severally and as to itself only that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents without the consent of SEMA and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee, which consent may not be unreasonably withheld. Nothing in this Section 7.4 shall limit the
                                                  -----------
ability of the Owner Manager or the Owner Participant to appoint a successor Owner Manager pursuant to Section 12 of the Lessor LLC Agreement.
                          ----------

Section 7.5 Owner Lessor; Lessor Estate. Each of the Owner Manager and the Owner Lessor covenants severally and as to itself only that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy or insolvency law (as now or hereafter in effect).


Section 7.6 Limitation on Indebtedness and Actions. Each of the Owner Manager and the Owner Lessor covenants severally and as to itself only that it will not incur any Indebtedness nor enter into any business or activity except as required or expressly permitted or contemplated by any Operative Document.

Section 7.7 Change of Location. The Owner Manager shall use all reasonable efforts to give the Owner Participant, the Lease Indenture Trustee, the Pass Through Trustee and SEMA 30 days' written notice of any relocation of the Owner Manager's chief executive office or the place where documents and records relating to the Owner Manager or the Lessor Estate are kept from the location set forth in Section 3.2(h) and of any change in its name, but in any event the
             --------------
Owner Manager and the Owner Lessor shall give such notice within 30 days after such relocation or name change.

Section 7.8 Bankruptcy of Owner Lessor. Each of the Trust Company, the Owner Manager and the Owner Lessor hereby agrees severally and as to itself only that it shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit the Owner Lessor, as debtor, to any proceeding under any Requirement of Law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally unless a Lease Event of Default or a Significant Lease Default shall have occurred and be continuing (in which case, if the Lien of the Lease Indenture shall not have been discharged, the Trust Company or the Owner Lessor shall not take such action unless the Lease Indenture Trustee shall have given its prior written consent to such action in its sole discretion).

SECTION 8  COVENANTS OF THE OWNER PARTICIPANT

Section 8.1  Restrictions on Transfer of Lessor Membership Interest.

                   (a) The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Lessor Membership Interest without the prior written consent of SEMA and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee and the Pass Through Trustee; provided, however, that the Owner Participant may assign, convey or transfer all or any part of its interest in the Lessor Membership Interest without such consent to a Person (the "Transferee") which shall assume the duties and obligations of the Owner
 ----------
Participant under the Operative Documents with respect to the interest being transferred pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit HH hereto, if each of the following conditions shall have been satisfied:

                   (i) SEMA, the Owner Manager and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee shall have received an opinion of counsel, which opinion of counsel is reasonably satisfactory to each recipient thereof, to the effect that such Assignment and Assumption Agreement is a legal, valid and binding obligation of, and is enforceable against, each party thereto, that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained and that the proposed transfer of the Lessor Membership Interest will not require registration under the Securities Act;

                   (ii) the Transferee shall be a corporation, limited liability company or partnership that is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

                   (iii) the Transferee or a guarantor of the obligations of such Transferee under the Operative Documents meets the following criteria:
     (1) the Consolidated Tangible Net Assets of such Transferee or such guarantor shall be at least equal to $75 million calculated in accordance with GAAP, and (2) so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such Transferee shall not be a Competitor of, or in material litigation with, SEMA or any Affiliate of SEMA, without the express written consent of SEMA, which consent shall not be unreasonably withheld; provided, however, that this clause (2) shall not apply to a Transferee that is an Affiliate of the Owner Participant; and

                   (iv) the transferring Owner Participant shall pay, on an After-Tax Basis, without any right of indemnification from SEMA or any other Person, all reasonable documented out-of-pocket costs, fees and expenses incurred in connection with any such transfer by (x) the other Lease Financing Parties, except SEMA and any of its Affiliates, and (y) SEMA and any of its Affiliates, so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing.

                   (b)  Notwithstanding any provision of Section 8.1(a) to the
                                                         --------------
contrary, (1) the restrictions set forth in Section 8.1 (a) shall not inure to
                                            ---------------
the benefit of SEMA if such transfer is in connection with the exercise of remedies during a Lease Event of Default and (2) the restrictions set forth in clause (iii)(2) of Section 8.1 (a) shall inure to the benefit of SEMA only.
                   ---------------

                   (c) The Pricing Assumptions (as set forth on Schedule 8.1(c) hereto) shall not be changed as a result of any such transfer except if such transfer is in connection with the exercise of remedies during a Lease Event of Default.

                   (d) The Owner Participant shall give the Owner Lessor, the Owner Manager, the Lease Indenture Trustee, the Pass Through Trustee and SEMA 30 days' prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the Owner Participant, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 8.1. If requested by the Owner Participant, the Equity Investor,
        -----------
the OP Guarantor, the Lease Indenture Trustee or any Pass Through Trustee, SEMA shall acknowledge qualifying transfers.

                   (e)   Upon any such transfer in compliance with this
Section 8.1, (i) such Transferee shall, to the extent of the Lessor Membership
-----------
Interest conveyed to the

Transferee, (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under the Assignment and Assumption Agreement, and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Assignment and Assumption Agreement, and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee, to the extent of the Lessor Membership Interest conveyed to the Transferee, for all purposes and (ii) the transferor Owner Participant and the guarantor, if any, of such transferor Owner Participant's obligations, shall be released from all obligations hereunder and under each other Operative Document to which such transferor or guarantor is a party or by which such transferor Owner Participant or guarantor is bound to the extent such obligations are expressly assumed by a Transferee; provided, however, that in no event shall any such transfer waive or release the transferor or its guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer.

Section 8.2 Owner Participant Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien on the Facility, Facility Site or the Facility Lease arising as a result of
(i) claims against or any act or omission of the Owner Participant, or any Affiliate thereof, that is not related to, or is in violation of, any Operative Document or the transactions contemplated thereby or any breach of any covenant or agreement of the Owner Participant set forth therein; (ii) taxes against the Owner Participant or any Affiliate thereof for which it is not indemnified by SEMA pursuant to the Operative Documents; or (iii) claims against or affecting the Owner Participant, or any Affiliate thereof, arising out of the voluntary or involuntary transfer by the Owner Participant (other than transfers requested by SEMA or required by the Operative Documents or during the continuance of a Lease Event of Default) of its interest in the Lessor Estate ("Owner Participant
                                                         -----------------
Liens").
-----

Section 8.3 Amendments or Revocation of Lessor LLC Agreement. The Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Section 5.2, 9, 10.10, 14, 15.2 or 15.3 of the Lessor LLC Agreement
       ---------------------------------------
except for amendments required by the Operative Documents or by any Requirement of Law or which are administrative or ministerial in nature without the prior written consent of SEMA so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and without the prior written consent of the Lease Indenture Trustee and the Pass Through Trustee, so long as the Lien of the Lease Indenture has not been terminated or discharged, or (b) revoke, or otherwise waive compliance with or terminate the Lessor LLC Agreement without the prior written consent of SEMA so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and the Lease Indenture Trustee so long as the Lien of the Lease Indenture has not been terminated or discharged.

Section 8.4 Prohibition on Fundamental Changes. The Owner Participant shall not change its form of organization and shall not enter into or engage in any business other than as contemplated by the Operative Documents and the activities related thereto.

Section 8.5 Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

Section 8.6 Instructions. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

Section 8.7 Appointment of Successor Owner Manager. Notwithstanding any other provision of this Agreement, a successor Owner Manager shall not be appointed by the Owner Participant without the consent of SEMA and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and each Pass Through Trustee unless such successor Owner Manager (a) meets the requirements of the Lessor LLC Agreement, (b) has a combined capital and surplus of at least $150 million, and (c) SEMA and, so long as Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and each Pass Through Trustee, shall have received at the expense of the Owner Participant: (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other documentation reasonably satisfactory to SEMA, the Lease Indenture Trustee or Pass Through Trustee, as the case may be; provided, however, that if Wilmington Trust Company resigns as Owner Manager, is terminated for cause, or shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Owner Manager or its properties shall be appointed or any public officer shall take charge or control of the Owner Manager or its property or affairs for the purpose of rehabilitation, conservation or liquidation, the opinion required by clause (c) shall be at the expense of SEMA.

Section 8.8 Cooperation. The Owner Lessor agrees, and each of the Owner Participant and the Owner Manager agree to cause the Owner Lessor to, at the request of SEMA and at the sole cost and expense of SEMA on an After-Tax Basis, take such actions as may be necessary for the Owner Lessor to take as the owner of the Facility for purposes of obtaining the valid and effective issue, transfer or amendment, as the case may be, of all Governmental Approvals to the extent the same are required for the use, ownership, operation or maintenance of the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component by SEMA or any permitted assignee of SEMA in the manner contemplated by the Operative Documents, except to the extent the same involves any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (ii) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates or
(iii) material risk of
any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law. SEMA shall pay on an After-Tax Basis all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) of the Owner Lessor and each other Person party to an Operative Document incurred in connection with any such action. It is understood and agreed that, with respect to any action requested of it, and taken by it, under this Section 8.8, the Owner Lessor, the
                                             -----------
Owner Participant and the Owner Manager shall make no representation or warranty as to, and shall have no responsibility for the effectiveness of such action to accomplish or promote the objective intended by the Person making such request.

SECTION 9  COVENANTS OF THE LEASE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEE

Section 9.1 The Indenture Trustee Liens. Neither the Lease Indenture Company nor the Lease Indenture Trustee will directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Manager and SEMA in writing of the imposition of any such Lien of which it has actual knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee Lien.

Section 9.2 Pass Through Trustee's Covenant Not to Transfer Lessor Notes. The Pass Through Trustee agrees that it will not transfer any Lessor Note (or any part thereof) to any entity until it receives from such entity a certification which makes a representation and warranty as of the date of transfer that no part of the funds to be used by it for the purchase and holding of such Lessor Note (or any part thereof) constitutes assets of any Plan or that such purchase and holding will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA).

SECTION 10  SEMA'S INDEMNIFICATIONS

Section 10.1  General Indemnity.

                   (a) Claims Identified. Subject to the exclusions stated in paragraph (b) below, SEMA agrees to, on an After-Tax Basis, indemnify each Pass Through Trustee, the Pass Through Company, in its individual capacity, the Lease Indenture Trustee, the Lease Indenture Company, in its individual capacity, the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the OP Member, the Trust Company, in its individual capacity, and the Owner Manager and each of their respective agents, employees, servants, directors, members, partners, officers and Affiliates (each an "Indemnitee") for, hold each such
                                            ----------
Indemnitee harmless from, and defend and protect each such Indemnitee against all liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses, judgments and claims of any nature (whether or not any of the transactions contemplated by the Operative Documents are consummated) that may be imposed on or asserted against such Indemnitee arising out of, in connection with, or relating to any of the following (collectively, "Claims"):
                                                          ------

         (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or nonuse of the Facility or the Facility Site, or any portion or Component thereof or interest therein;

         (ii) the conduct of the business or affairs of (x) SEMA or any Designated Subsidiary or (y) any Affiliate of SEMA but, in the case of any such Affiliate, only at the Facility and Facility Site or in connection therewith;

         (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, Facility Site or any Component, or any portion of any thereof or any interest therein;

         (iv) the Facili ty Lease or any other Operative Documents in respect of the Facility or the Facility Site, the execution or delivery thereof, or the performance, enforcement or any amendment, supplement or modification to, or any waiver (collectively, "Amendments") of any terms thereof or thereto;
                       ----------

         (v) any Environmental Claim or any Environmental Condition resulting from the Facility, the Facility Site, or any Component (or portion of any Component) thereof, including any such Environmental Claim or Environmental Condition arising from or causally related to the operation of the Facility or any Component thereof;

         (vi) the reasonable costs and expenses of each Indemnitee in connection with Amendments of or to the Operative Documents (x) requested by SEMA or required pursuant to the provisions of any Operative Document, including under Section 12 hereof, or, (y) as a result of a Lease Event of Default
      ----------
under the Facility Lease that has occurred and is continuing;

         (vii) the imposition of any Lien other than, with respect to a particular Indemnitee, a lien arising by or through such Indemnitee (or its agents, employees, servants or affiliates) that is prohibited under the terms of the Operative Documents;

         (viii) any violation by, or liability relating to, SEMA, the Facility or the Facility Site of, or under, any Requirement of Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Authority or other Person taken with respect to the Facility or Facility Site, the Operative Documents or the interests of the Lease Indenture Trustee, Owner Lessor or Owner Participant under the Operative Documents or the presence, use, storage, transportation, treatment or manufacture of any hazardous substance in, at, under or from the Facility or Facility Site;

         (ix) the nonperformance or breach by SEMA or any Affiliate of any obligation contained in the Operative Documents or the falsity or inaccuracy of any representation or warranty of SEMA or any Affiliate in the Operative Documents;

         (x) the continuing fees (if any) and expenses of the Owner Manager, Owner Lessor, Owner Participant, Lease Indenture Trustee and Pass Through Trustees (including the reasonable fees and expenses of counsel, accountants and other professional persons) arising out of discharge of their duties under or in connection with the Operative Documents; and

         (xi) the offer, issuance, sale, or acquisition of the Lessor Notes, the Certificates, any Additional Lessor Notes or any additional Certificates, or, in each case, any refinancing thereof.

               (b)  Claims Excluded. The general indemnity of SEMA in this
Section 10.1 will be subject to exclusions for Claims to the extent (x)
------------
attributable to, (y) arising as a result of, or (z) such Claims would not have occurred but for, any of the following:

         (i) acts, omissions or events occurring after the expiration or early termination of the Facility Lease and, where required by the Facility Lease, surrender to the Owner Lessor or its successor of the Facility and its interest in the Facility Site Sublease in compliance with the provisions of the Facility Lease or Facility Site Sublease, as the case may be other than, in each such case referred to in this clause (i), claims arising pursuant to the Facility Lessee's obligations set forth in Section 5.2(h) of the Facility Lease;
                                           --------------

         (ii) with respect to the relevant Indemnitee or a Related Party, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (x) the Owner Participant of any of its interest in the Owner Lessor, (y) the Owner Lessor of all or any of its interest in the Facility or Facility Site or (z) the Lease Indenture Trustee of any of its interests in the Lessor Loans, unless such transfer is required by the terms of the Operative Documents or occurs in connection with the exercise of remedies during a Lease Event of Default;

         (iii) the gross negligence or willful misconduct of the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification;

         (iv) the noncompliance with the terms of the Operative Documents by, or the breach of any agreement, covenant, representation or warranty of, the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification unless attributable to SEMA or breach by another party of its obligations under an Operative Document;

         (v) any obligation or liability expressly borne, assumed or to be paid in any Operative Document by the Indemnitee (or a Related Party of such Indemnitee) seeking indemnification;

         (vi) with respect to the Indemnitee seeking indemnification, any claim constituting or arising from a Lessor Lien attributable to such Indemnitee or to a Related Party of such Indemnitee;

         (vii) any Claim that is a Tax or is a cost of contesting a Tax, whether or not SEMA is required to indemnify therefor under Section 10.2 below,
                                                            ------------
except as required to make payments on an After-Tax Basis;

         (viii) any failure by the Owner Manager to distribute in accordance with the Lessor LLC Agreement any amounts received and distributable thereunder;

         (ix) any Amendment not requested by SEMA or not required by any Operative Document (other than an Amendment existing as a result of a Lease Event of Default that has occurred and is continuing); and

         (x)    any Claim that constitutes principal or interest on the Lessor
Notes.

                   (c) Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have actual knowledge any Claim notify SEMA in writing of such Claim as to which indemnification is sought; provided, that the failure so to notify SEMA shall not reduce or affect SEMA's liability which it may have to such Indemnitee under this Section 10.1. Any amount payable to any Indemnitee
                           ------------
pursuant to this Section 10.1 shall be paid within fifteen (15) days after
                 ------------
receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after SEMA receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, SEMA shall notify such Indemnitee in writing whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. SEMA shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, SEMA shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 10.1
                                                                    ------------
which SEMA acknowledges in writing to the applicable Indemnitee is subject to indemnification hereunder; provided, that no such defense or compromise shall involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
(ii) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor, the Owner Manager or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates, or (iii) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor, the Owner Manager or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law); provided, further, that no Claim shall be compromised by SEMA on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, SEMA may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). If SEMA elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it and reasonably satisfactory to such Indemnitee. Upon SEMA's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at SEMA's expense with all reasonable requests of SEMA in connection therewith to minimize the cost and expense to SEMA of such compromise or defense (provided that such Indemnitee shall not suffer any material economic, legal or regulatory disadvantage as a result of such cooperation) and will provide SEMA with all information not within the control of SEMA as is reasonably available to such Indemnitee which SEMA may reasonably request; provided, further, however, that such Indemnitee shall not, unless otherwise required by Requirement of Law, be obligated to disclose to SEMA or any other Person, or permit SEMA or any other Person to examine (i) any income tax returns of the Owner Participant, the Owner Lessor, the Equity Investor or the OP Guarantor or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant, the Owner Lessor, the Equity Investor or the OP Guarantor (and, in the event that any such information is made available, SEMA shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where SEMA, or the insurers under a policy of insurance maintained by SEMA, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to each such Person such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of SEMA or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by SEMA pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to SEMA interfere with such control; provided, further, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 10.1; provided, further, that if
                                        ------------
and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs SEMA that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by SEMA. So long as no Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of SEMA unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) SEMA has not acknowledged its indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this
Section 10.1(c) shall be deemed to require an Indemnitee to contest any Claim or
---------------
to assume responsibility for or control of any judicial proceeding with respect thereto.

Section 10.2   General Tax Indemnity.

                   (a)  Indemnity. Subject to the exclusions stated in
paragraph (b) below, SEMA agrees to, on an After-Tax Basis, indemnify each Pass Through Trustee, the Pass Through Company, in its individual capacity, the Lease Indenture Trustee, the Lease Indenture Company, in its individual capacity, the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the OP Member, the Trust Company, in its individual capacity, and the Owner Manager and each of their respective agents, employees, servants, directors, members, partners, officers and Affiliates (each a "Tax Indemnitee") and to hold each Tax
                                           --------------
Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon any Tax Indemnitee, the Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any portion or

Component thereof or any interest therein, or upon any Operative Document or interest therein, arising out of, in connection with or relating to, any of the following:

         (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, use, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facility, Undivided Interest, Ground Interest or the Facility Site, or any portion or Component thereof or any interest therein;

         (ii) the conduct of the business or affairs of SEMA, any Affiliate of SEMA, any Designated Subsidiary or any other operator at or in connection with the Facility and the Facility Site;

         (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Undivided Interest, the Ground Interest, the Facility Site, or any portion or Component thereof, or any interest therein;

         (iv) the Facility Lease, the Facility Site Lease, the Facility Site Sublease, the Purchase Agreement or any other Operative Document, the execution or delivery thereof, or the performance, enforcement or amendment of any terms thereof;

         (v) the payment or receipt of Periodic Lease Rent, Renewal Rent, Supplemental Lease Rent or any other amount payable under the Conditional Indemnity Agreement, the Facility Lease, the Facility Site Lease or the Facility Site Sublease or any payments or receipt of amounts under the Lease Indenture or the Lessor Notes; or

         (vi) otherwise relating to the transactions or payments contemplated by the Operative Documents.

                   (b) Excluded Taxes. The indemnity provided for in paragraph
(a) above shall not extend to any Taxes (including any Taxes collected by withholding) to the extent attributable to, arising as a result of, or that would not have occurred but for any of the following (the "Excluded Taxes"):
                                                           --------------

         (i) Taxes imposed on, based on or measured by gross or net income or receipts or capital or net worth (other than Taxes that are or are in the nature of sales, use, property, rental, value added, ad valorem or license taxes or Taxes collected by withholding against payments under the Lease Indenture or the Lessor Notes);

         (ii) Taxes attributable to any period after expiration or other termination of the Facility Lease and, where required by the Facility Lease, return of the Facility to the Owner Lessor or its designee, in each case, in accordance with the Facility Lease (or, in the case of the Lease Indenture Trustee, after the repayment of the Lessor Notes);

         (iii) Taxes imposed on a Tax Indemnitee attributable to the fraud, gross negligence or willful misconduct of such Tax Indemnitee or any Related Party of such Tax Indemnitee;

         (iv) Taxes in the nature of capital gain, accumulated earnings, personal holding company, excess profits, succession or estate, minimum, alternative minimum, preference, franchise, conduct of business and other similar taxes (other than Taxes that are or are in the nature of sales, use, property, rental, value added, ad valorem or license taxes);

         (v) Taxes imposed on a Tax Indemnitee that arise out of, or are caused by, or would not have occurred but for, any act of such Tax Indemnitee (or any Related Party thereof) that is expressly prohibited, or omission of an act that is expressly required, as the case may be, by any Operative Document or by a breach by such Tax Indemnitee (or any Related Party thereof) of any of its representations, warranties or covenants under any Operative Document; provided,
                                                                       --------
however, that for purposes of this exclusion, no acts or omissions of the
-------
Facility Lessee or any sublessee, transferee or assignee of the Facility
Lessee shall be imputed to the Tax Indemnitee;

         (vi) Taxes arising out of, or caused by, any voluntary assignment, sale, transfer or other voluntary disposition, or any involuntary transfer or disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor, by (or a foreclosure by a creditor of) (A) the Owner Participant of any of its Lessor Membership Interest,
(B) the Owner Lessor of all or any of its interest in the Facility or the Facility Site, or (C) the Lease Indenture Trustee of any interest in the Lessor Notes or the Indenture Estate unless, in each case, such assignment, sale, transfer or disposition occurs pursuant to the exercise of remedies during the continuance of a Lease Event of Default;

         (vii) in the case of a Tax Indemnitee that is the Owner Participant or a Related Party thereto, Taxes arising in connection with Owner Participant's Liens or in the case of a Tax Indemnitee that is the Owner Lessor or a Related Party thereto, Taxes arising in connection with Owner Lessor Liens;

         (viii) Taxes that are actually included as a part of Transaction Expenses or the Purchase Price;

         (ix) Taxes imposed on, based on, or measured by any compensation that the Owner Manager, Lease Indenture Trustee or Pass Through Trustee receives for its services;

         (x) any U.S. federal income taxes (including, without limitation, withholding taxes);

         (xi) other than with respect to the Noteholders, the Lease Indenture Trustee and the Pass Through Trustees or any Related Party in respect of any thereof, Taxes resulting from the Owner Lessor not being treated as (1) a U.S. Person (as defined in Section 7701(a)(30) of the Code) or (2) a disregarded entity or pass through entity for federal, state or local income tax purposes;

         (xii) other than with respect to the Owner Lessor, the Owner Participant, the Equity Investor or any of their Affiliates, Taxes attributable to the failure of any Tax Indemnitee to comply on a timely basis with certification, information, documentation, reporting or other similar requirements concerning the taxation, nationality, residence, identity, connection with the jurisdiction imposing such Taxes or other similar matters; provided that the foregoing exclusion shall only apply if such Tax Indemnitee is eligible to comply with such requirement and shall have been given timely written notice of such requirement by SEMA; provided that, other than in respect
                                            --------
of the filing or furnishing of IRS Forms W-8 ECI, W-8 BEN, W-9 or 1042S or any successor thereto, the foregoing exclusion shall not apply if the Tax Indemnitee shall have determined in good faith that compliance with any such requirement will result in any unindemnified material adverse effect to its interests or to those of its Related Parties (in instances where such certification, information, documentation, reporting or similar requirement is not otherwise required to be made by the Tax Indemnitee under the Operative Documents or Requirement of Law);

         (xiii) Taxes imposed on a Tax Indemnitee attributable to such Tax Indemnitee's breach of its contest obligations under Section 10.2(g) (but only
                                                     ---------------
to the extent attributable to such breach);

         (xiv) Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement or waiver (an "Amendment") to any Operative Document which was not requested by SEMA unless such Amendment (A) was required by applicable law or the Operative Documents, (B) is necessary or appropriate to conform with any Amendment to any Operative Document requested by SEMA in writing; provided that such conforming Amendment was entered into
         --------
contemporaneously with the Amendment requested by SEMA and SEMA consented to such conforming Amendment, or (C) is made as a result of a Lease Event of Default that shall have occurred and be continuing;

         (xv) Taxes imposed under Section 4975 of the Code, subtitle B of Title I of ERISA or any comparable laws of any governmental authority which result from the incorrectness or absence of any representations or warranties of such Tax Indemnitee set forth in Section 3.4(g) or referred to in Section 9.2;
                                 --------------                   -----------

         (xvi) Taxes imposed to the extent such Taxes result from the Tax Indemnitee being organized under the laws of a jurisdiction other than the United States or any State thereof;

         (xvii)  Taxes imposed under Sections 1441 through 1446 of the Code;

         (xviii) Taxes in the nature of a value-added tax that is imposed in lieu of an income tax;

         (xix) Taxes imposed on a Tax Indemnitee in the nature of interest, penalties, fines and additions to tax (i) payable as a result of such Tax Indemnitee's failure to file, in a procedurally proper manner and on a timely basis, any tax reports, returns or statements as to which SEMA has timely notified such Tax Indemnitee in writing of the requirement to file, and, if required hereunder, has prepared such filing, or (ii) to the extent not attributable to or resulting from Taxes for which an indemnity is provided hereunder; and

         (xx) Taxes for as long as such Taxes are being contested pursuant to the contest provisions contained in Section 10.2(g) (subject to the Tax
                                       ---------------
Indemnitee's right to obtain a Tax Advance pursuant to Section 10.2(g)(iii)(5).
                                                       -----------------------

                   (c) Payment. Each payment required to be made by SEMA to a Tax Indemnitee pursuant to this Section 10.2 shall be paid either (i) when due
                                ------------
directly to the applicable taxing authority by SEMA if it is permitted to do so, or (ii) where direct payment is not permitted and with respect to gross up amounts in immediately available funds to such Tax Indemnitee by the latest of
(A) 20 days following SEMA's receipt of the Tax Indemnitee's written demand for the payment (which demand shall be accompanied by a statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding indemnity and the computation of such Taxes), (B) in the case of amounts which are being contested pursuant to such paragraph (g), 20 days following the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which SEMA has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination, but in no event later than the date which is three Business Days prior to the date payment of such Taxes is due unless the Tax Indemnitee received notice more than two Business Days prior to notifying SEMA in which case the date of payment shall be extended by one Business Day for each Business Day in excess of such two Business Days. Any amount payable to SEMA pursuant to paragraph (e) or (f) below shall be paid within 20 days after the Tax Indemnitee actually realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which SEMA has made a Tax Advance, the amount of SEMA's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of SEMA under this Section 10.2 and the Tax
                                             ------------
Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 20 days of such final determination. All payments to be made by SEMA pursuant to this Section 10.2 shall be made on an After-Tax Basis.
                 ------------

                   (d) Independent Examination. Within 15 days after SEMA receives any computation from the Tax Indemnitee, SEMA may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to SEMA review and determine on a confidential basis the amount of any indemnity payment by SEMA to the Tax Indemnitee pursuant to this
Section 10.2 or any payment by a Tax Indemnitee to SEMA pursuant to paragraph
------------
(e) or (f) below. The Tax Indemnitee and SEMA shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination, provided that such accounting firm shall agree in writing in a manner satisfactory to the Tax Indemnitee, or SEMA, as the case may be, to maintain the confidentiality of such information, and provided further that neither any Tax Indemnitee nor SEMA shall be required to disclose any of its tax returns that such Tax Indemnitee or SEMA, as the case may be, reasonably deems to be confidential in connection with such verification, and the parties hereto agree that such Tax Indemnitee, or SEMA, as the case may be, shall have sole control over the positions taken with respect to such party's tax returns and filings. The fees and disbursements of such accounting firm will be paid by SEMA; provided that such fees and disbursements will be paid by the Tax Indemnitee if the accountants determine that the present value of the total payments as calculated by the Tax Indemnitee is more than 105 percent of the present value of the correct payments (such present values in each case to be determined by the Discount Rate). In the event such accounting firm determines that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon SEMA and the Tax Indemnitee. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 10.2 and that matters of interpretation of this
                 ------------
Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. Such accounting firm shall be requested to make its determination within 30 days.

                   (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by SEMA under this Section 10.2, the aggregate Taxes
                                       ------------
actually paid by the Tax Indemnitee in connection with such payment for any taxable year and not subject to indemnification pursuant to this Section 10.2
                                                                 ------------
are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"); then to the extent such
                                        -----------
Tax Benefit was not taken into account in determining the amount of indemnification payable by SEMA under paragraph (a) above and provided no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 10.2(e) shall
                                                           ---------------
be deferred until the Significant Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to SEMA the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this
Section 10.2 giving rise to such Tax Benefit, provided that any excess of the
-------------
amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of SEMA to make payment to such Tax Indemnitee pursuant to this Section 10.2. If it
                                                             ------------
is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which SEMA must indemnify the Tax Indemnitee pursuant to this Section 10.2 without regard to Section 10.2(b) other
                            ------------                   ---------------
than Section 10.2(b)(iii), (v), (vii), (xii) and (xvi).
     --------------------  ---  -----  -----     -----

                   (f) Refund. If a Tax Indemnitee obtains a refund or credit or would have received such refund or credit but for a counterclaim or other claim not indemnified by SEMA hereunder against which such refund or credit has been applied (an "offset refund or credit") of all or part of any Taxes paid, reimbursed or advanced by SEMA pursuant to this Section 10.2, the Tax Indemnitee
                                                ------------
shall pay to SEMA within 15 days of such receipt, or in the case of an offset refund or credit, within 15 days of the applicable event (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit or interest thereon) plus (y) an amount equal to any Tax Benefit actually realized by such Tax Indemnitee by reason of such payment to SEMA (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis), provided that (A) if at the time such payment is due to SEMA a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Significant Lease Default or Lease Event of Default has been cured, and (B) the amount payable to SEMA pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by SEMA (and such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of SEMA to make payments to such Tax Indemnitee pursuant to this Section 10.2). If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which

SEMA must indemnify the Tax Indemnitee pursuant to this Section 10.2 without
                                                        ------------
regard to Section 10.2(b) other than Section 10.2(b)(iii), (v), (vii), (xii) and
          ---------------            --------------------  ---  -----  -----
(xvi). If, in connection with a refund or credit of all or part of any Taxes
-----
paid, reimbursed or advanced by SEMA pursuant to this Section 10.2, a Tax
                                                      ------------
Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee shall pay to SEMA within 15 days (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by SEMA prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee pursuant to this sentence (determined using the assumptions set forth in the second sentence of the definition of After-Tax Basis).

                   (g)   Contest.

         (i) Notice of Contest. If a written claim is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which SEMA may be required to indemnify against hereunder (a "Tax Claim"), such Tax Indemnitee
                                               ---------
shall give SEMA written notice of such Tax Claim as soon as practicable (but in no event more than 10 days) after its receipt, and shall furnish SEMA with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim, provided that failure so to notify SEMA shall not relieve SEMA of any obligation to indemnify the Tax Indemnitee hereunder except to the extent such failure materially adversely affects SEMA's ability to conduct a contest of such Tax. The Tax Indemnitee shall not pay such Tax Claim until at least 30 days after providing SEMA with such written notice, unless (a) the Tax Indemnitee is required to do so by law or regulation and (b) in the written notice described above, the Tax Indemnitee has notified SEMA of such requirement.

         (ii) Control of Contest. Subject to subsection (g)(iii) below, SEMA will be entitled to contest (acting through counsel selected by SEMA and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (i) such Tax Claim may be segregated procedurally and contested independently from tax claims for which SEMA is not obligated to indemnify the Tax Indemnitee, or (ii) the Tax Indemnitee requests that SEMA control such contest; provided that in the case of any such contest pursuant to (i) or (ii) SEMA shall use all reasonable efforts to contest such Tax Claim in its own name, and in the event of a contest in the Owner Participant's or Equity Investor's name under clause (i), the Owner Participant's consent shall be required; provided further that such contest shall be at SEMA's sole cost and expense with no after-tax cost to the Tax Indemnitee. SEMA shall consult in good faith with, and keep reasonably informed, the Tax Indemnitee and its counsel and shall provide the Tax Indemnitee with copies of any documents, reports or claims issued by or sent to the relevant auditing agent or taxing authority, but the decisions regarding what actions to be taken shall be made by SEMA in its sole judgment.

                    In the case of all other Tax Claims, the Tax Indemnitee will contest the Tax Claim at SEMA's expense if SEMA shall request that the Tax be contested (in accordance with subsection (g)(iii) below), and the following rules shall apply with respect to such contest:

                   (1) the Tax Indemnitee will control the contest (including all decisions with respect to such contest shall be made in its sole judgment exercised in good faith) acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to SEMA,

                   (2) at SEMA's written request, if payment is made to the applicable taxing authority, the Tax Indemnitee shall use all reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings,

                   (3) the Tax Indemnitee conducting such contest shall consult with and keep reasonably informed SEMA and its designated counsel with respect to such Tax Claim, shall provide SEMA with copies of any documents, reports or claims issued by or sent to the relevant auditing agency or taxing authority to the extent relating to such Tax Claim (provided that the Tax Indemnitee shall have the right to redact items relating to confidential tax matters of the Tax Indemnitee or its Affiliates) and shall consider and consult in good faith with SEMA regarding any request (a) to resist payment of Taxes if practical and (b) not to pay such Taxes except under protest if protest is necessary and proper, but the decision regarding what actions to be taken shall be made by the Tax Indemnitee in its sole judgment.

                   (4) Notwithstanding paragraph (3), above, the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without SEMA's prior written consent except as provided in paragraph (g)(iv) below.

         (iii) Conditions of Contest. Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this Section 10.2, and SEMA shall be required to pay the applicable Taxes
     ------------
without contest, unless:

                   (1) within 30 days after notice by the Tax Indemnitee to SEMA of such Tax Claim, SEMA shall request in writing to the Tax Indemnitee that such Tax Claim be contested, provided that if a shorter period is required for taking action with respect to such Tax Claim and the Tax Indemnitee notifies SEMA of such requirement within a reasonable time period (taking into account the time required to take action) after its receipt of notice, within such shorter period, and such Tax Indemnitee shall take no action for as long as it is legally able to do so,

                   (2) no Lease Event of Default has occurred and is continuing,

                   (3) there is no material risk of sale, forfeiture or loss of, or the creation of a Lien (other than a Permitted Lien) on the Facility, Owner Lessor's or Owner Participant's interest in the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any portion or Component thereof or any interest therein as a result of such Tax Claim; provided that this clause (3) shall not apply if SEMA shall have adequate reserves (taking into account the amount of the Tax Claim and the likelihood of success of a contest) or shall have posted and maintained a bond or otherwise provided security for SEMA's obligations under Section
                                                                      -------
     10.2, or the Tax is fully paid in either manner specified in clause (5)
     ----
     below,

                   (4) there is no risk of imposition of any criminal liability or penalties,

                   (5) if such contest involves payment of such Tax, SEMA will either advance to the Tax Indemnitee on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "Tax Advance") or pay such Tax
                                               -----------
     Indemnitee the amount payable by SEMA pursuant to Section 10.2(a) above
                                                       ---------------
     with respect to such Tax, and such Tax Indemnitee shall pay to SEMA any net Tax Benefit recognized which results from any imputed interest deduction arising from such interest free Tax Advance plus any net Tax Benefit recognized which results from making any such payment (determined using the assumptions set forth in the second sentence of the definition of After-Tax Basis).

                   (6) SEMA agrees to pay (and pays on demand) and with no after-tax cost to such Tax Indemnitee all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements),

                   (7) the Tax Indemnitee has been provided at SEMA's sole expense with an opinion of independent tax counsel selected by SEMA and reasonably acceptable to the Tax Indemnitee to the effect that there is a Reasonable Basis for contesting such Tax Claim; provided, that if the
                                                     --------
     subject matter of the contest shall be of a continuing nature and shall have been previously decided by a court of competent jurisdiction pursuant to the contest provisions of this Section 10.2(g), unless there shall have
                                       ---------------
     been a change in law (or interpretation thereof) or a change in facts after the date with respect to which such previous contest shall have been decided, and the Tax Indemnitee shall have received an opinion of independent tax counsel selected by SEMA and reasonably acceptable to the Tax Indemnitee to the effect that as a result of the change in law (or interpretation thereof) or a change in facts, it is more likely than not that the Tax Indemnitee will prevail in such contest.

                   (8) in the case of a judicial appeal, no appeal to the U.S. Supreme Court shall be required of the Tax Indemnitee, and

                   (9) SEMA shall have delivered to the Tax Indemnitee a written acknowledgment of its liability under this Section 10.2 for such
                                                        ------------
     Taxes, provided, however, that such acknowledgment shall not be required other than to the extent that the basis for the taxing authority's claim is or becomes reasonably clear; provided, further, that SEMA shall not be bound by its acknowledgment of liability if the contest is resolved on the basis of a written opinion of the adjudicator that clearly indicates that the basis for the conclusion is one for which SEMA has no liability under this Section 10.2 with respect to such Tax.
          ------------

         (iv) Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 10.2, the Tax Indemnitee at any time may
                           ------------
elect to decline to take any action or any further action with respect to a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without SEMA's consent if the Tax Indemnitee:

                   (1) waives its right to any indemnity payment by SEMA pursuant to this Section 10.2 in respect of such Tax Claim (and any other
                      ------------
     claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                   (2) promptly repays to SEMA any Tax Advance and any amount paid to such Tax Indemnitee under Section 10.2(a) above in respect of such
                                       ---------------
     Taxes.

     Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

                   (h)   Reports.

         (i) If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 10.2, SEMA will (1) notify the Tax Indemnitee in writing of such
     ------------
requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either (x) if permitted by applicable law, prepare such report, statement or return for filing by SEMA in such manner as will show the ownership of the Facility by the Owner Lessor for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, (y) if so directed by the Tax Indemnitee or in any event if practicable and if the return to be filed reflects only information in respect of the transactions contemplated by the Operative Documents, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee or (z) if SEMA is not permitted to by law to file such report, statement or return or if such return does not reflect only information in respect of the transactions contemplated by the Operative Documents, provide the Tax Indemnitee with the information in respect of the transactions contemplated by the Operative Documents that is within SEMA's control and necessary to file such report, statement or return.

         (ii) Each of the Tax Indemnitee or SEMA, as the case may be, will timely provide the other, at SEMA's expense, with all information in its possession that the other party may reasonably require and request to satisfy its obligations under this paragraph (h), but only if and to the extent that such Tax Indemnitee is legally entitled to furnish such information. SEMA will hold each Tax Indemnitee harmless on an After-Tax Basis from and against all liabilities arising out of any insufficiency or inaccuracy of any report, statement or return if such sufficiency or inaccuracy results from the insufficiency or inaccuracy of any information to be supplied to SEMA pursuant to this paragraph (h) in preparing and filing such report, statement or return.

                   (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, SEMA may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to SEMA, to the terms of this Section 10 (to the extent
                                                    ----------
applicable to such Tax Indemnitee) prior to making any payment to such Tax Indemnitee under this Section 10.
                      ----------

                   (j) Withholding Tax Indemnity for Owner Participant. In the event the Pass Through Trustee or the Lease Indenture Trustee fails to withhold any United States federal withholding taxes which it is required to withhold, then SEMA shall indemnify and hold harmless on an After-Tax Basis the Owner Participant and the Owner Lessor and their Affiliates in respect of such withholding taxes.

                   (k) Third Party Beneficiary. The Lease Indenture Trustee and the Pass Through Trustee agree that SEMA shall be a third party beneficiary of any obligations of the Lease Indenture Trustee or the Pass Through Trustee with respect to United States federal withholding taxes in the Lease Indenture, the Pass Through Trust Agreement or under Requirement of Law.

SECTION 11   SEMA'S RIGHT OF QUIET ENJOYMENT

     Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Lease and the Facility Site Sublease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, neither it nor any of its Affiliates or any other Person (other than, with respect to the Owner Lessor only, the Indenture Trustee, any Noteholder or any Affiliate of either thereof or any other Person having a rightful, valid and legal claim by, through or under the Indenture Trustee, any Noteholder or any Affiliate thereof) having a rightful, valid and legal claim by, through or under such party or any of its Affiliates shall take or cause to be taken any action contrary to SEMA's rights under the Facility Lease and the Facility Site Sublease, including the quiet enjoyment of the use, operation or possession of the Undivided Interest and the Ground Interest.

SECTION 12   SUPPLEMENTAL FINANCING OF IMPROVEMENTS; OPTIONAL REFINANCINGS

Section 12.1   Financing Improvements.

                   (a) Upon the written request of the Facility Lessee delivered at least 90 days prior to any proposed financing of the cost of any Required or Non-Severable Improvement, the Owner Lessor, the Lease Indenture Trustee and each Pass Through Trustee agree to cooperate with the Facility Lessee to (i) issue Additional Lessor Notes to finance such Improvement which will rank pari passu with the Lessor Notes then outstanding; (ii) execute and deliver one or more supplements to the Lease Indenture for the purpose of subjecting any such Improvements to the Lien thereof; and (iii) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by subclause (iii) below; provided however, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance the Owner Lessor's Percentage of any such Improvement by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but SEMA shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in Section 2.13 of the Lease Indenture shall have been
                       ------------
satisfied. The obligation to finance such Improvements through the issuance of Additional Lessor Notes under Section 2.13 of the Lease Indenture (any financing
                              ------------
of Improvements through the issuance of such Additional Lessor Notes under the Lease Indenture being called a "Supplemental Financing") is subject to the
                                ----------------------
limitations on incurrence of additional Indebtedness set forth in Section 6.7
                                                                  -----------
and to the following additional conditions:

         (i) there shall be no more than one such financing in any calendar year; provided, that there shall be no such limitation with respect to Required Improvements;

         (ii) the Additional Lessor Notes (x) shall have a final maturity date no later than the later of (A) two (2) years prior to the last day of the Fixed Lease Term and (B) the maturity date of the Lessor Notes in place on the Closing Date, and (y), in either case, will be fully repaid out of additional Periodic Lease Rent as adjusted pursuant to the Facility Lease;

         (iii) appropriate adjustments to Periodic Lease Rent and Termination Value (determined without regard to any tax benefits associated with such Improvements, unless the Owner Participant is making an Additional Equity Investment) shall be made to protect the Owner Participant's Net Economic Return; provided, however, that there shall be no changes to the amortization schedule or interest amounts and payment dates on the Initial Lessor Notes;

         (iv) SEMA shall have paid, on an After-Tax Basis, all reasonable costs and expenses of the Lease Financing Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Owner Manager, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and each Pass Through Trustee, in each case to the extent incurred in connection with such Supplemental Financing;

         (v) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the Improvements to be made with the proceeds of Additional Lessor Notes shall cure such Significant Lease Default or Lease Event of Default, and such Improvements shall be made in compliance with the Operative Documents and SEMA shall have delivered an officer's certificate to the Owner Participant and the Pass Through Trustee to that effect;

         (vi) such financing is for an amount not less than $20 million, nor greater than 100% of the costs of the Improvements being financed; provided that the aggregate balance of the Lessor Loans for the Facility does not exceed 87% of the fair market value of the Facility taking into account such Improvements (such fair market value to be determined by an appraiser selected by SEMA and reasonably acceptable to the Owner Participant);

         (vii) the Owner Participant shall have received (x) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such financing should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, and (y) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating (or, if the Minimum Credit Rating requirement is not met, the Owner Participant shall have received credit support in respect of such indemnity reasonably satisfactory to the Owner Participant); provided that if the opinion referred to in clause (x) shall be that such financing "will" not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, then the Minimum Credit Rating requirement shall not be required with respect to the indemnity set forth in clause (y);

         (viii) SEMA shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant may reasonably request;

         (ix) except with respect to Required Improvements and Improvements made for the purpose of reducing pollution, the Lessee shall have, at such time, a credit rating of at least BBB- from S&P and Baa3 from Moody's; provided, however, such credit rating will not be required unless the projected amount of Lessor Notes issued to finance Improvements, other than Required Improvements and Improvements made for the purpose of reducing pollution, exceeds 10% of the projected fair market value of the Facility, after taking into account any Improvements made to the Facility, at any time during the remainder of the Facility Lease Term (such projected fair market value to be determined by an appraiser selected by the Owner Participant and reasonably acceptable to SEMA); and

         (x) the Owner Participant, the Equity Investor and the OP Guarantor shall not suffer any material adverse accounting effect under GAAP as a result of such financing.

                   (b)   Notwithstanding the provisions of paragraph (a) of this
Section 12.1, with respect to the financing of Improvements through the Facility
------------
Lease, SEMA shall, subject to Section 6.7 above, at all times have the right to
                              -----------
fund Improvements to the Facility other than through the Facility Lease.

                   (c)   SEMA shall pay the amounts referenced in paragraph
(a)(iv) above regardless of whether or not such Supplemental Financing is consummated.

                   (d) SEMA shall pay the Owner Participant a fee equal to the Owner Lessor's Percentage of $150,000 for each financing of Improvements through the Facility Lease pursuant to Section 12.1(a).
                               ----------------

Section 12.2 Optional Refinancing of Lease Debt. The Facility Lessee will have the right, exercisable on no more than three occasions, for as long as no Significant Lease Default or

Lease Event of Default shall have occurred and be continuing, to request the Owner Lessor, and the Owner Lessor shall in such event refund or refinance all or any series of the Lessor Notes and any related Certificates then outstanding, through the issuance of New Lessor Notes either in the public or private market to any Person that is not the Facility Lessee or any Affiliate of the Facility Lessee; provided that all conditions to the issuance of Lessor Notes contained in Section 2.13 of the Lease Indenture shall have been satisfied, as well as
   ------------
payment of any applicable Make Whole Premium. Any refinancing under this Section
                                                                         -------
12.2 shall also be subject to satisfaction of the following additional
----
conditions:

                   (a) the New Lessor Notes can be issued and sold upon terms and conditions substantially the same terms as those then existing, or on such modified terms and conditions which shall be reasonably acceptable to the Owner Participant, and in an amount adequate to accomplish such refunding or refinancing;

                   (b) the Owner Participant may require SEMA to share with it up to 10% of any net economic benefit from the issuance of such New Lessor Notes;

                   (c) the Owner Participant shall have received (i) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that the refinancing should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, and
(ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating (or, if the Minimum Credit Rating requirement is not met, the Owner Participant shall have received credit support in respect of such indemnity reasonably satisfactory to the Owner Participant); provided that if the opinion referred to in clause (i) shall be that the refinancing "will" not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, then the Minimum Credit Rating requirement shall not be required with respect to the indemnity set forth in clause (ii);

                   (d) the refinancing, taken as a whole, shall not result in any other material adverse effect on the Owner Lessor, the Owner Participant or the Equity Investor;

                   (e) all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor, the Owner Participant, and the conditions set forth therein shall be met;

                   (f) all necessary authorizations, approvals and consents in connection with such refinancing shall have been obtained from each Person whose authorization, approval or consent is necessary to consummate such refinancing with respect to the Facility Lessee, the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, and such authorizations, approvals and consents shall be in full force and effect on the closing date of such refinancing;

                   (g) if (i) the principal amount of the New Lessor Notes exceeds that of the Lessor Notes existing on the refinancing date or (ii) the final maturity date of the New Lessor Notes is different from that of the existing Lessor Notes, the consummation of the transactions contemplated by the refinancing shall not cause the Owner Participant to account for the transactions contemplated by the Operative Documents as other than a "leveraged lease" under SFAS 13;

                   (h) there shall be no change to the amortization schedule or the payment dates for principal and interest payments from the amortization schedule and payment dates with respect to the Initial Lessor Notes;

                   (i) on the closing date of such refinancing, each of the Facility Lessee, the Owner Lessor, the Lease Indenture Trustee and each Pass Through Trustee shall have executed and delivered all appropriate supplements to the Operative Documents that are necessary to consummate such refinancing, in form and substance reasonably satisfactory to the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustee;

                   (j) each of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and each Pass Through Trustee shall have received an opinion of counsel for the Facility Lessee on such matters as they may reasonably request and in form and substance reasonably satisfactory to such Persons;

                   (k) the Facility Lessee shall have delivered such certificates, reports and other documents and shall have taken all other actions which are required to be delivered or taken by the Facility Lessee pursuant to
Section 2.13 of the Lease Indenture;
------------

                   (l) each of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and each Pass Through Trustee shall have received from the Facility Lessee an Officer's Certificate dated the date of the issuance of the New Lessor Notes stating that all conditions precedent to the issuance of such New Lessor Notes have been satisfied or waived;

                   (m) SEMA shall have paid, on an After-Tax Basis, all Supplemental Lease Rent due and owing at the time of the refinancing; and

                   (n) the consummation of such refinancing shall not violate any Requirement of Law.

Section 12.3 Owner Lessor's Right to Redeem Lessor Notes. The Owner Lessor may, at its option, with the consent of the Facility Lessee, redeem (i) any Initial Lessor Note, in whole or in part, in accordance with the provisions of
Section 2.11(d) of the Lease Indenture or (ii) any
---------------

Subsequent Lessor Note, in whole or in part, in accordance with the provisions of Section 2.11(e) of the Lease Indenture.
   ---------------

Section 12.4 Cooperation. The Owner Participant will cooperate with and reasonably assist SEMA in connection with any refinancing and/or assumption of the Lessor Notes, so long as such refinancing is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly. Nothing contained in this Section
                                                                        -------
12 shall limit SEMA's right to request a refinancing in accordance with Section
--                                                                     -------
12.2, above. In connection with any such refinancing, the parties shall comply
----
with the rent adjustment provisions set forth in Section 3 of the Facility
                                                 ---------
Lease.

SECTION 13   PRE-CLOSING ADJUSTMENTS TO PERIODIC LEASE RENT AND TERMINATION
             VALUE

                   (a) Prior to or on the Closing Date, Periodic Lease Rent, Termination Values, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Allocated Rent may be subject to adjustment as follows, either upward or downward, at the request of SEMA or, except in the case of clause (i) below, the Owner
Participant:

         (i) at SEMA's option, to re-optimize the loans evidenced by the Initial Lessor Notes to the extent permitted by the Lease Indenture;

         (ii) to reflect any changes in the Pricing Assumptions, including, without limitation, (x) the initial interest rate on any of the Lessor Notes which is different from the applicable interest rate under the Initial Lessor Notes set forth in the Pricing Assumptions, and (y) a Closing Date other than the Scheduled Closing Date; and

         (iii) to reflect any enactment, promulgation, release or adoption of, amendment to, or change in the Code or Treasury Regulations, Revenue Rulings, Revenue Procedures or other administrative interpretations or applicable judicial precedents ("Tax Law Change") enacted, adopted and/or effective after
                      --------------
October 3, 2000 and prior to the Closing Date.

                   (b) All adjustments to Periodic Lease Rent, Termination Values, Lessor 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Allocated Rent (pursuant to
Section XIII(a) above) shall be calculated (i) first, so as to maintain (A) the
---------------
Owner Participant's Net Economic Return (provided, that with respect to GAAP earnings, the Owner Participant shall not be obligated to record a book loss or reduce earnings by more than 5% in the year of adjustment or in any of the succeeding ten (10) years) and (B) for any adjustments on the Closing Date, operating lease treatment for SEMA, and

(ii) second, at the option of SEMA, to minimize (A) the average annual Periodic Lease Rent over the Fixed Lease Term for SEMA's GAAP accounting purposes and/or
(B) to the extent possible, the net present value of Periodic Lease Rent. Any adjustment will be computed by the Owner Participant based upon the same methodology, Tax Assumptions and Pricing Assumptions originally used to calculate the Periodic Lease Rent, Termination Values, Lessor 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Allocated Rent set forth in Schedules 1-1, 1-2, 1-3 and 2, respectively, to the Facility Lease subject to the verification procedure set forth in Section 3.4(a) of the Facility Lease and in compliance with Section 467
         --------------
of the Code (except to the extent the original transaction did not comply therewith); provided, however, that to the extent it is not possible, as the transaction is then structured, to achieve both of the objectives set forth in clauses (i)(A) and (B) of this Section XIII(b), the Owner Lessor, the Owner
                               ---------------
Participant and the Facility Lessee shall work in good faith to restructure the transaction in a manner which would achieve both results; and provided, further, that to the extent that any adjustment pursuant to this Section XIII fails to
                                                        ------------
maintain operating lease treatment for SEMA, SEMA shall not be obligated to close the Overall Transaction.

SECTION 14   RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER

Section 14.1 Right of First Offer. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer some or all of its Lessor Membership Interest (other than (i) to an Affiliate of the Owner Participant
(ii) while a Lease Event of Default is continuing or (iii) the first sale, lease, conveyance or transfer by the Owner Participant during the 12-month period commencing on the Closing Date) prior to the expiration of the Facility Lease Term, the Owner Participant must first offer to sell such Lessor Membership Interest to the Facility Lessee on the terms and conditions set forth in this Section 14.1. Such offer shall be made to the Facility Lessee in the
        ------------
form of a proposed term sheet, which proposed term sheet shall include an outline of the price and of the terms, conditions and provisions upon which the Owner Participant would be willing to transfer such Lessor Membership Interest or any part thereof. The Facility Lessee will thereafter have the right within a period of thirty (30) days from and after the receipt by the Facility Lessee of such proposed term sheet to notify the Owner Participant of its irrevocable intent to exercise its right to purchase all, but not less than all, of the Lessor Membership Interest being offered hereunder. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant shall sell, the Lessor Membership Interest on the same terms and conditions as the offer giving rise to such right (except that the Owner Participant shall not be required to make any representations to the Facility Lessee with respect to matters regarding the Facility (even though such representations are being made to a potential third party purchaser) other than a warranty as to the absence of Owner Participant Liens). If the Facility Lessee does not give such notice to the Owner Participant within the thirty (30) day period or does not purchase the Lessor Membership Interest within 60 days of such notice, the Owner Participant will be free to so sell, lease, convey or otherwise transfer such Lessor Membership Interest, or a portion thereof, at a price (other than in an immaterial respect) no less than the price set forth in the proposed term sheet and on terms and conditions, taken as a whole, that, other than in an immaterial respect, are no less favorable to the Owner Participant than the terms and conditions set forth in the proposed term sheet. In the event that the terms or conditions are revised in any way that the price is reduced (other than in an immaterial respect) or any of the other terms and conditions thereof, taken as a whole change the agreement for sale, lease, conveyance or transfer such that the terms and conditions of any such subsequent transaction are less favorable, other than in an immaterial respect, to the Owner Participant, the Owner Participant must again comply with the notice and acceptance provisions of this Section 14.1. It is understood and agreed among the parties hereto that the
     ------------
transaction contemplated by this Section 14.1 shall not effect a merger of the
                                 ------------
Facility Lessee's leasehold interest in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest.

         Notwithstanding the foregoing, if, concurrently with the Owner Participant's offer to sell its Lessor Membership Interest pursuant to this
Section 14.1, it or one of its Affiliates offers to sell any interest in an
------------
owner lessor who has entered into any Dickerson Facility Lease or Other Facility Lease, then the Facility Lessee shall exercise its purchase rights under this
Section 14.1 only if, concurrently therewith, it exercises its purchase rights
------------
under Section 14.1 of each such Dickerson Facility Lease and each such Other
      ------------
Facility Lease, as applicable.

Section 14.2 Right of First Refusal. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer some or all of its Lessor Membership Interest or cause the Owner Lessor to sell, lease, convey or otherwise transfer its Owner Lessor's Interest on, or at any time within three years after, the expiration or termination of the Facility Lease (other than pursuant to Section 13 and 14 of the Facility Lease) to any Person other than an
            ----------     --
Affiliate of the Owner Participant, the Facility Lessee or an Affiliate thereof, the Facility Lessee shall have the right, unless such sale, lease, conveyance or transfer is during the continuance of a Lease Event of Default, to purchase, lease or otherwise acquire all, but not less than all, of such interest on the terms and conditions set forth in the bid that the Owner Participant intends to accept; provided, that the Owner Participant's right to transfer its Lessor Membership Interest during the Facility Lease Term pursuant to Section 8.1 shall
                                                               -----------
not be impaired by the provisions of this Section 14.2 (but shall be subject to
                                          ------------
the provisions of Section 14.1). The Owner Participant shall give the Facility
                  ------------
Lessee prompt written notice of all bona fide offers that it intends to accept that have been received from any other Person to purchase or acquire the Owner Lessor's Interest or Lessor Membership Interest or any part of either during such three-year period following the expiration or termination of the Facility Lease, and which offers it wishes to accept, together with a full and complete statement of the price and all of the material terms, conditions and provisions contained in such offers. The Facility Lessee shall thereafter have the right within a period of thirty (30) days from and after the receipt by the Facility Lessee of such notice to notify the Owner Participant of its irrevocable exercise its right of first refusal. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it shall within 60 days of such notice purchase, and the Owner Participant shall sell, all, but not less than all, of the Lessor Member-
ship Interest on the same terms and conditions as the offer giving rise to such right (except that the Owner Participant shall not be required to make any representations to the Facility Lessee with respect to matters regarding the Facility (even though such representations are being made to a potential third party purchaser) other than a warranty as to the absence of Owner Participant Liens). If the Facility Lessee does not give such notice to the Owner Participant within the thirty (30) day period or does not purchase the Lessor Membership Interest within sixty (60) days of such notice, the Owner Participant shall be free to proceed substantially under the terms and conditions as set forth in its notice to the Facility Lessee, unless the Facility Lessee's failure to purchase the Lessor Membership Interest within sixty (60) days is attributable to the Owner Participant. In the event that the terms or conditions are revised in any way that changes the agreement for sale, lease, conveyance or transfer such that the terms and conditions thereof (including price), taken as a whole, other than in immaterial respects, are less favorable (except that the Owner Participant shall not be required to make any representations to the Facility Lessee with respect to matters regarding the Facility (even though such representations are being made to a potential third party purchaser) other than a warranty as to the absence of Owner Participant Liens) to the Owner Participant, including any reduction in price or a change in the terms of payment thereof in a manner that is beneficial to the potential purchaser), the Owner Participant must again comply with the notice and acceptance provisions of this Section 14.2. In connection with the Facility Lessee's exercise of the
     ------------
right of first refusal pursuant to this Section 14.2 with respect to the Owner
                                        ------------
Lessor's Interest, the Ground Interest shall be conveyed to the Facility Lessee subject to the Lien of the Lease Indenture. It is understood and agreed among the parties hereto that the transactions contemplated by this Section 14.2 shall
                                                              ------------
not effect a merger of the Facility Lessee's leasehold interest in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest.

         Notwithstanding the foregoing, if, concurrently with the Owner Participant's offer to sell its Lessor Membership Interest pursuant to this
Section 14.2, it or one of its Affiliates offers to sell any interest in an
------------
owner lessor who has entered into any Dickerson Facility Lease or Other Facility Lease, then the Facility Lessee shall exercise its purchase rights under this
Section 14.2 only if, concurrently therewith, it exercises its purchase rights
------------
under Section 14.2 of each such Dickerson Facility Lease and each such Other
      ------------
Facility Lease, as applicable.

SECTION 15   SPECIAL LESSEE TRANSFER

           In the case of a Regulatory Event of Loss or Burdensome Buyout Event under the Facility Lease, the Owner Participant or the Equity Investor, as applicable (either such Person, the "Selling Party") shall have the right, but
                                     -------------
shall be under no obligation to, sell the Lessor Membership Interest or all of the outstanding membership interests in the Owner Participant, respectively (either such interests or interest, the "Applicable Member Interest"), in which
                                         --------------------------
event the Facility Lease (and the Lessor Notes) shall remain in place (a "Special Lessee Transfer"). At the request of the Selling Party, the Facility
 -----------------------
Lessee will, as nonexclusive agent for such Selling Party, use commercially reasonable efforts to obtain cash bids from unaffiliated third parties for the sale of the Applicable Member Interest. Upon not less than 30 days' written notice to the Selling Party, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Applicable Member Interest and shall have a right of first refusal with respect to any offer received from an unaffiliated third party (which may be exercised any time prior to the Termination Date), in connection with such sale. Only bona fide bids, whether from the Facility Lessee or a third party, to purchase the Applicable Member Interest for cash on the applicable Termination Date on an "as is, where is" basis without any representation, other than by the Owner Participant as to the absence of Owner Participant Liens, shall be qualifying cash bids ("Qualifying Special Lessee Transfer Bids") and all the
                       ---------------------------------------
proceeds of any such Qualifying Special Lessee Transfer Bid shall be for the account of the applicable Selling Party. If a Qualifying Special Lessee Transfer Bid is received and such Selling Party accepts such bid in writing, the Facility Lessee shall pay such Selling Party on the Termination Date (i) the Special Lessee Transfer Amount determined as of such Termination Date, less the cash actually received by such Selling Party in connection with such Qualifying Special Lessee Transfer Bid (or, if the amount of such cash actually received by such Selling Party from such Qualifying Special Lessee Transfer Bid is equal to or greater than the Special Lessee Transfer Amount, zero) plus (ii) any other
                                                          ----
payment due and unpaid, or accrued and unpaid, under any Operative Document (other than Periodic Lease Rent or Renewal payable on or after such Termination
Date)(the "Additional Transfer Amounts"). If a Qualifying Special Lessee
           ---------------------------
Transfer Bid is rejected in writing by the applicable Selling Party and such Selling Party has not elected to retain the Applicable Member Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date
(x) the Special Lessee Transfer Amount determined as of such Termination Date, less the amount of such rejected Qualifying Special Lessee Transfer Bid (or, if the amount of such rejected Qualifying Special Lessee Transfer Bid is equal to or greater than such Special Lessee Transfer Amount, zero) plus (y) all
                                                           ----
Additional Transfer Amounts. If no Qualifying Special Lessee Transfer Bid is offered and the applicable Selling Party has not elected to retain the Applicable Member Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date (A) the Special Lessee Transfer Amount determined as of such Termination Date plus (B) all Additional Transfer Amounts.
                                       ----
If the applicable Selling Party elects in writing to retain the Applicable Member Interest, the Facility Lessee shall pay such Selling Party on the applicable Termination Date all Additional Transfer Amounts (but shall have no obligation to pay the Special Lessee Transfer Amount).

         Concurrently with the payment of all sums required to be paid pursuant to this Section XV (or on such later date of transfer of the Applicable Member
        ----------
Interest in accordance with clause (ii) below) (i) the Facility Lessee shall cease to have any liability to the Owner Participant, the Equity Investor or the OP Guarantor with respect to the Operative Documents, except for obligations (including in Sections 10.1 and 10.2 and in the Tax Indemnity Agreement)
              -------------     ----
surviving pursuant to the express terms of any Operative Document or which have otherwise accrued but not been paid as of such date and (ii) unless the applicable Selling Party has electing in writing to retain the Applicable Member Interest, such Selling Party will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to such Selling Party and prepared and recorded at the Facility Lessee's expense) the Applicable Member Interest to the Facility Lessee (or its designee) or to the third party making the accepted Qualifying Special Lessee Transfer Bid referred to in the previous paragraph; provided, however, that, in the case of a proposed transfer to the Facility Lessee, if the Lien of the Lease Indenture has not been terminated or discharged, such transfer shall not be made to the Facility Lessee, but shall be made to the Facility Lessee's designee promptly upon the Facility Lessee's designation of such designee and such designee will agree not to transfer the Applicable Member Interest to the Facility Lessee until such Lien is discharged. The applicable Selling Party shall make any transfer under this Section XV on an
                                                                ----------
"as is," "where is" basis, without warranty other than as to the absence of Owner Participant Liens on the Applicable Member Interest. It is understood and agreed among the parties hereto that the transactions contemplated by this
Section XV shall not effect a merger of the Facility Lessee's leasehold interest
----------
in the Facility and its ownership or subleasehold interest in the Facility Site with the Owner Lessor's Interest. The Facility Lessee will pay, on an After-Tax Basis, all reasonable costs and expenses of the Lease Financing Parties, the Equity Investor and the OP Guarantor (including reasonable attorneys' fees and disbursements) in connection with any transfer pursuant to this Section XV.
                                                                ----------
Subsequent to such transfer, the Facility Lessee and the Owner Lessor may, without the consent of the Lease Indenture Trustee or the Pass Through Trustee, waive the Regulatory Event of Loss or Burdensome Buyout Event that gave rise to the right to purchase the Applicable Member Interest, as the case may be, and the Facility Lease shall continue in full force and effect in accordance with its terms.

SECTION 16   MISCELLANEOUS

Section 16.1 Consents. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

Section 16.2 Successor Owner Manager. The parties hereto agree that the transfer or assignment pursuant to the terms of the Lessor LLC Agreement by the Owner Manager to a successor Owner Manager, will not violate the terms of any Operative Document.

Section 16.3 Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and
(iii) the Lease Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Lease Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section 16.3, "Excess
                                                           ------------   ------
Amount" means the amount by which such payment exceeds the amount which would
------
have been received by the Lease Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 16.3 shall prevent the Lease Indenture Trustee
                          ------------
from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Agreement (other than referred to in clause (ii)).

Section 16.4 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing, executed by each party hereto.

Section 16.5 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses
(a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to SEMA:

                     Southern Energy Mid-Atlantic, LLC
                     1155 Perimeter Center West
                     Atlanta, Georgia 30338-4780
                     Telephone No.: (678) 579-5000
                     Facsimile No.: (678) 579-7001
                     Attention: President, with a copy to General Counsel

         If to the Owner Lessor, the Owner Manager or the Trust Company:

                     Wilmington Trust Company
                     Rodney Square North
                     1100 North Market Street
                     Wilmington, Delaware 19890-0001
                     Telephone No.: (302) 651-1000
                     Facsimile No.  (302) 651-8882
                     Attention: Corporate Trust Administration

         If to the Owner Participant:

                     SEMA OP1 LLC
                     c/o Wilmington Trust Company
                     Rodney Square North
                     1100 North Market Street
                     Wilmington, Delaware 19890-0001
                     Telephone No.: (302) 651-1000
                     Facsimile No.  (302) 651-8882
                     Attention: Corporate Trust Administration

         If to the Lease Indenture Trustee or the Lease Indenture Company:

                     State Street Bank and Trust Company of Connecticut,
                       National Association
                     225 Asylum Street, Goodwin Square
                     Hartford, Connecticut 06103
                     Attention: Corporate Trust Department

         with a copy to:

                     State Street Bank and Trust Company
                     2 Avenue de Lafayette
                     Boston, Massachusetts 02111
                     Telephone No.: (617) 662-1681
                     Facsimile No.: (617) 662-1465
                     Attention: Corporate Trust Department

         If to Pass Through Trustee or the Pass Through Company:

                     State Street Bank and Trust Company of Connecticut,
                       National Association
                     225 Asylum Street, Goodwin Square
                     Hartford, Connecticut  06103
                     Attention: Corporate Trust Department

         with a copy to:

                     State Street Bank and Trust Company
                     2 Avenue de Lafayette
                     Boston, Massachusetts 02111
                     Telephone No.: (617) 662-1681
                     Facsimile No.: (617) 662-1465
                     Attention: Corporate Trust Department

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, SEMA, without duplication, shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Lease Indenture Trustee hereunder or any other Operative Documents.

Section 16.6 Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contem-
plated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by SEMA under Sections 10.1 and 10.2 of this
                                             -------------     ----
Agreement shall, subject to Sections 10.1(b) and 10.2(b), respectively,
                            ----------------     -------
expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition (including by resignation and removal) of the respective interests of the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor, the Trust Company, the Owner Manager and the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustee and the Pass Through Company in, to and under this Agreement and other Operative Documents.

Section 16.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Lessor Membership Interest permitted under Section 8.1 and each successive holder of the Member
                         -----------
Interest permitted under Section 16.18. Except as expressly provided herein or
                         -------------
in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.

Section 16.8 Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

Section 16.9 Severability. If any provision hereof shall be invalid, illegal or unenforceable under any Requirement of Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 16.10 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Section 16.11 Headings and Table of Contents. The headings of the sections of this Agreement and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 16.12   Limitation of Liability.

                   (a) None of the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor, the Owner Manager, the Trust Company, the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustee or the Pass Through Company shall have any obligation or duty to SEMA or to others with respect to the transactions contem-plated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and neither the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Manager, the Trust Company, the Lease Indenture Company, the Lease Indenture Trustee, the Pass Through Trustee or the Pass Through Company shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant, the Equity Investor or the OP Guarantor be liable to SEMA, the Lease Indenture Trustee, the Pass Through Trustee or the Pass Through Company for any action or inaction on the part of the Owner Lessor or the Owner Manager in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant, the Equity Investor or the OP Guarantor, as applicable.

                   (b) The Trust Company is executing the Operative Documents to which it is a party solely as manager under the Lessor LLC Agreement and not in its individual capacity, except as expressly provided herein or therein, and in no case whatsoever shall the Trust Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor or the Owner Manager hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate; provided, however, that the Trust Company shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations, warranties and covenants made in its individual capacity.

                   (c) The Lease Indenture Company and the Pass Through Company are each entering into the Operative Documents to which they are parties solely as trustees under the Lease Indenture and the Pass Through Trust Agreements, respectively, and not in their individual capacities, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Company or the Pass Through Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Lessor Estate and the Indenture Estate; provided, however, that such party shall be liable hereunder for its own gross negligence, willful misconduct, bad faith or a breach of its representations, warranties and covenants made in its individual capacity.

                   (d) The right of the Lease Indenture Company or the Pass Through Company to perform any discretionary act enumerated herein or in any other Operative Document (including, without limitation, the right to consent to any action which requires its consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and neither the Lease Indenture Company nor the Pass Through Company shall be accountable or liable for other than its gross negligence, willful misconduct or bad faith in the performance or non-performance of such acts. In connection with any such discretionary acts, the Lease Indenture Trustee may in its own judgement (but shall not, except as otherwise provided in the Lease Indenture or as otherwise required by Requirement of Law, have any obligation to) request in writing the approval of the Pass Through Trustee as holders of Lessor Notes and each Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided for in the Operative Documents or as otherwise required by Requirement of Law, have any obligation to) request the approval of the holders of the Certificates.

                   (e) The Owner Participant will give SEMA at least 15 days' prior notice of any proposed amendment or supplement to the Lessor LLC Agreement (other than amendments solely effecting a transfer of the Owner Participant's interest in the Lessor Estate or with respect to administrative matters) and deliver true, complete and fully executed copies to SEMA of any amendment or supplement to the Lessor LLC Agreement. No amendment or supplement to the Lessor LLC Agreement that would materially adversely affect the interests of the Lease Indenture Trustee or the Pass Through Trustee shall become effective without the prior written consent of the Lease Indenture Trustee or the Pass Through Trustee, as applicable.

Section 16.13   Consent to Jurisdiction; Waiver of Trial by Jury, Process Agent.

                   (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Requirement of Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

                   (b) TO THE EXTENT PERMITTED BY REQUIREMENT OF LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

                   (c) By the execution and delivery of this Agreement, SEMA designates, appoints and empowers CSC Service as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of SEMA shall remain outstanding hereunder or under any of the other Operative Documents. SEMA shall grant an irrevocable power of attorney to CSC Service in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of SEMA shall remain outstanding hereunder or under any of the Operative Documents.

Section 16.14 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

Section 16.15 Effectiveness. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

Section 16.16 Measuring Life. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

Section 16.17 No Partnership, Etc. The parties hereto intend that nothing contained in this Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

Section 16.18   Restrictions on Transfer of Member Interest.

                   (a) No OP Member shall, during the Facility Lease Term, assign, convey or transfer any of its right, title or interest in the Member Interest or cause the Owner Participant to issue additional membership interests without the prior written consent of SEMA and, so long as the Lien of the Lease Indenture has not been terminated or discharged, without the prior written consent of the Lease Indenture Trustee and the Pass Through Trustee; provided, however, that an OP Member may assign, convey or transfer all or any part of its interest in the Member Interest without such consent to (x) an Affiliate of the OP Member, if the OP Guaranty shall remain outstanding and in full force and effect and the conditions set forth in clauses (ii) and (iii) below shall have been satisfied or (y) an Affiliate of the OP Member or any other Person that guarantees all of the Owner Participant's obligations under the Operative Documents pursuant to a guaranty substantially in the form of Exhibit U hereto (such Affiliate or such other Person, the "Member Transferee") and if, with
                                           -----------------
respect to clause (y), each of the following conditions shall have been satisfied:

         (i) the Member Transferee meets the following criteria: (1) the tangible net worth of the Member Transferee is at least equal to $75 million calculated in accordance with GAAP; and (2) unless waived by SEMA, and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such Member Transferee is not a Competitor of, or in material litigation with, SEMA or any Affiliate of SEMA; provided, that the condition set forth in clause (2) above shall not apply to Member Transferees that are Affiliates of the OP Member;

         (ii) the total number of Unrelated Members, after giving effect to such transactions shall not exceed three; and

         (iii) the Member Transferee agrees in the guaranty or in another written instrument reasonably acceptable to SEMA and, for so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustee to be bound by this Section 16.18.
                                                         -------------

                   (b) The Pricing Assumptions shall not be changed as a result of any such transfer.

                   (c) The OP Member shall give the Owner Lessor, the Owner Manager, the Lease Indenture Trustee, the Pass Through Trustee and SEMA 30 days prior written notice of such transfer, or 10 days in the case of a transfer to an Affiliate of the Owner Participant, specifying the name and address of any proposed Member Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this
Section 16.18. If requested by the OP Member, the Owner Participant, the Equity
-------------
Investor, the OP Guarantor, the Lease Indenture Trustee or the Pass Through Trustee or SEMA shall acknowledge qualifying transfers. All reasonable fees, expenses and charges of the

Lease Indenture Trustee, the Pass Through Trustee and SEMA (including reasonable attorneys' fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the OP Member, without any right of indemnification from SEMA, the Lease Indenture Trustee, the Pass Through Trustee or any other Person; provided, however, that the OP Member shall have no obligation to pay fees, expenses or charges of SEMA as a result of any transfer while a Significant Lease Default or a Lease Event of Default is continuing, in which case SEMA shall be obligated to pay such costs.

                   (d) Upon any transfer to a Member Transferee specified in clause (y) of Section 16.18(a) and compliance with all of the other provisions
              ----------------
of this Section 16.18, (i) the Member Transferee shall, to the extent of the
        -------------
Member Interest conveyed to the Member Transferee, be deemed an "OP Member" for purposes of this Section 16.18 and the Person executing the guaranty pursuant to
                 -------------
such clause (y) shall be deemed an "OP Guarantor" for all purposes and each reference in this Agreement and each other Operative Document to the "OP Guarantor" shall thereafter be deemed to include such Member Transferee or the Person executing such guaranty, as the case may be, to the extent of the obligations expressly transferred to the Member Transferee and guaranteed by such Person, for all purposes and (ii) the existing OP Guarantor shall be released from all obligations under its OP Guaranty to the extent such obligations are expressly guaranteed by the Member Transferee or such Affiliate; provided, however, that in no event shall any such transfer waive or release the existing OP Guarantor from any liability existing immediately prior to or occurring simultaneously with such transfer. Except as expressly provided in the immediately preceding sentence, no transfer of any Member Interest shall effect the obligations of the existing OP Guarantor under the OP Guaranty or any other OP Guarantor under its OP Guaranty.

                   (e) Notwithstanding anything herein to the contrary, any transfer of Member Interest pursuant to this Section 16.18 shall be subject to
                                             -------------
SEMA's right of first offer and right of first refusal set forth in Section 14.1
                                                                    ------------
and 14.2, respectively, to the same extent as if such transfer were a transfer
    ----
by the Owner Participant of its Member Interest.

                   (f)   Notwithstanding anything to the contrary contained in
Section 16.18(a), the restrictions set forth in (i) Section 16.18(a) shall not
----------------                                    ----------------
inure to the benefit of SEMA if such transfer is in connection with the exercise of remedies during the continuance of a Lease Event of Default and (ii) clause
(2) of Section 16.18(a)(i) shall inure to the benefit of SEMA only.
       -------------------

Section 16.19 Confidentiality. Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other parties hereto. Each party agrees to keep all non-public information regarding each other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement and the other Operative Documents;

provided that each party may provide confidential information to its employees, agents and Affiliates who have a need to know such information in order to effectuate the transaction; provided, further, that such information is identified as confidential non-public information. In the event that any of the parties to this Agreement or any of the employees, agents or Affiliates of such parties are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the non-public information, such party will notify any affected party promptly prior to any such disclosure so that such party may seek a protective order or other appropriate remedy or, in such party's sole discretion, waive compliance with the terms of this Section 16.19.
                                                                 -------------
In the event that no such protective order or other remedy is obtained, or that such party waives compliance with the terms of this Section 16.19, the party
                                                    -------------
required to disclose such non-public information or its employees, agents or Affiliates will furnish only that portion of the non-public information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the non-public information.

Section 16.20 Termination. In the event that the Closing Date fails to occur on or before the Cut-Off Date, this Participation Agreement shall terminate and the Facility Lessee shall cease to have any liability hereunder, except for obligations surviving pursuant to the express terms hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereun to duly authorized.


                                       MORGANTOWN OL1 LLC

                                       By: Wilmington Trust Company
                                           not in its individual capacity but
                                           solely as Owner Manager

                                       By: /s/ W. Chris Sponenberg
                                           -----------------------------------
                                           Name: W. Chris Sponenberg
                                           Title: Assistant Vice President
                                           Date: December 18, 2000


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity, except as expressly provided herein, but solely as Owner Manager


                                       By: /s/ W. Chris Sponenberg
                                           -----------------------------------
                                           Name: W. Chris Sponenberg
                                           Title: Assistant Vice President
                                           Date: December 18, 2000


                                       SEMA OP1 LLC

                                       By: Wilmington Trust Company
                                           not in its individual capacity but
                                           solely as independent manager

                                       By: /s/ W. Chris Sponenberg
                                           -----------------------------------
                                           Name: W. Chris Sponenberg
                                           Title: Assistant Vice President
                                           Date: December 18, 2000

                        SOUTHERN ENERGY MID-ATLANTIC, LLC
                        By:  /s/ Jennifer A. Cohen
                            ----------------------------------------
                             Name: Jennifer A. Cohen
                             Title: VP
                             Date: December 18, 2000


                        STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except to the extent provided herein, but solely as Lease Indenture Trustee under the Lease Indenture


                        By:  /s/ Nicole Poole
                            ----------------------------------------
                             Name: Nicole Poole
                             Title: Assistant Secretary
                             Date: December 18, 2000

                        STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except to the extent provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreements

                        By:  /s/ Nicole Poole
                            ----------------------------------------
                             Name: Nicole Poole
                             Title: Assistant Secretary
                             Date: December 18, 2000

                    MORGANTOWN PARTICIPATION AGREEMENT (L1)
                    ---------------------------------------

                                                                      Appendix A
                                                                to Participation
                                                                       Agreement
                                                                       ---------


                                  Definitions
                                  -----------

                            APPENDIX A - DEFINITIONS

                                      (L1)

GENERAL PROVISIONS

     In this Appendix A and each Operative Document (as hereinafter defined), unless, otherwise provided herein or therein:

          i. the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning, herein or therein provided for in such other Operative Document;

          ii. any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

          iii. words importing the singular include the plural and vice versa;

          iv.  words importing a gender include any gender;

          v. a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

          vi. a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
               time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

     vii. a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

     viii. a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

     ix. if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (vii) above, to the document, instrument or agreement as so executed and delivered;

     x. a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns, whether by way of merger or otherwise;

     xi. any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

     xii. if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day and interest shall accrue and be payable with respect to such payment;

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

     xiii. words such as "hereunder," "hereto," "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

     xiv. a reference to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

DEFINED TERMS

"Access Routes" shall have the meaning specified in the recitals to the Facility Site Lease.

"Acquired Assets" shall mean the assets acquired by SEI and its Affiliates pursuant to the Asset Sale Agreement.

"Acquisition Advisor" shall mean Credit Suisse First Boston Corporation.

"Acquisition Assignment Agreement" shall mean the Assignment and Assumption Agreement, dated as of December 19, 2000 by and among SEMA, the Owner Lessor and the Other Owner Lessors.

"Actual Knowledge" shall mean, with respect to any Person, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction or operational oversight of the Facility) of such Person; provided, however, that in the case of the Owner Manager or the Trust Company, "Actual Knowledge" shall mean the actual knowledge of an officer in the Corporate Trust Administration Department of the Trust Company.

"Additional Amount" shall have the meaning specified in Section 3.4(b) of the
                                                        --------------
Facility Lease.

"Additional Equity Investment" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Required Improvement or Non-Severable Improvement financed pursuant to Section 12.1 of
                                                              ------------
the Participation Agreement.

"Additional Lessor Notes" shall have the meaning specified in Section 2.13(a) of
                                                              ---------------
the Lease Indenture.

"Additional Transfer Amounts" shall have the meaning specified in Section XV of
                                                                  ----------
the Participation Agreement.

"Affiliate" of any particular Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan or Welfare Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise, and the words "controlling" and "control" shall have

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
correlative meanings; provided, however, that under no circumstances shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Owner Manager, the Equity Investor or the Owner Participant, nor shall any of the Owner Lessor, the Owner Manager, the Equity Investor or the Owner Participant be considered to be an Affiliate of the Trust Company and that neither the Owner Lessor nor the Owner Manager shall be treated as an Affiliate of the Owner Participant or the Equity Investor except that the Owner Lessor will be treated as an Affiliate of the Owner Participant to the extent that the Owner Lessor acts on the express written direction or with the express written consent of the Owner Participant.

"Affiliate OP Facility Lease" shall mean any facility lease relating to an undivided interest in the Facility entered into by an owner lessor the membership interests of which are owned by an Affiliate of the Owner Participant.

"After-Tax Basis" shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any actual tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision in the case of any Person that is a U.S. Person, all income taxes payable and actual tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient is subject to (a) U.S. Federal income taxes at the highest marginal rate then applicable to corporations for the relevant period or periods, and (b) state and local income taxes at the highest marginal rates then applicable to corporations for the relevant period or periods, and (ii) all related tax benefits are utilized (a) with regard to U.S. Federal income taxes, at the highest marginal rates then applicable to corporations for the relevant period or periods, and (b) with regard to state and local income taxes, at the highest marginal rate then applicable to corporations for the relevant period or periods.

"Allocated Rent" shall have the meaning specified in Section 3.2(b) the Facility
                                                     --------------
Lease.

"Alternative Rent" shall have the meaning specified in Section 3.4(b) of the
                                                       --------------
Facility Lease.

"Alternative Rent Schedule" shall have the meaning specified in Section 3.4(b)
                                                                --------------
of the Facility Lease.

"Alternative Termination Value Schedule" shall have the meaning specified in
Section 3.4(b) of the Facility Lease.
--------------

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Amendment" shall have the meaning specified in Section 10.1(a) of the
                                                ---------------
Participation Agreement.

"Applicable Member Interest" shall have the meaning specified in Section XV of
                                                                 ----------
the Participation Agreement.

"Applicable Rate" shall mean (i) in respect of any amount due under any Lessor Note or any amount of Periodic Lease Rent attributable to the principal and interest on any Lessor Note (including Make Whole Premium, if any), the per annum fixed rate of interest (including additional interest resulting from an Illiquidity Event or a Reporting Cessation (as each such term is defined in the Lessor Notes), if any) then borne by the relevant Lessor Note and (ii) in respect of any other amount due under the Operative Documents, 10% per annum (in each case, computed on the basis of a 360-day year of twelve 30-day months).

"Appraisal Procedure" shall mean (except with respect to the Closing Date Appraisal), an appraisal conducted by an appraiser or appraisers in accordance with the following procedures. The Owner Participant and the Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Sales Value, the Fair Market Rental Value, the remaining useful life or other determination that is the subject of the appraisal shall be determined by such Independent Appraiser. If the Facility Lessee and the Owner Participant are unable to agree upon a single Independent Appraiser within fifteen (15) days of such initial consultation, one shall be appointed by the Owner Participant, and one shall be appointed by the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee (or its designee) does not appoint its Independent Appraiser, the determination of the other Independent Appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the Independent Appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination that is the subject of the appraisal, such Independent Appraisers shall jointly appoint a third Independent Appraiser or, if such Independent Appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three Independent Appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one such Independent Appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate Independent Appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee.

"Appraiser" shall mean Deloitte & Touche LLP Valuation Group.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Asset Sale Agreement" and "ASA" shall mean the Asset Purchase and Sale Agreement, dated as of June 7, 2000, by and between SEI and Pepco.

"Assignment and Assumption Agreement" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit HH to the Participation Agreement.

"Authorized Officer" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other Person authorized by or pursuant to the Organic Documents or any resolution of the board of directors or managers (or managing members) of such Person to perform the equivalent functions thereof, and (ii) with respect to the Owner Manager, an officer in its corporate trust administration department.

"Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. (S) 101 et seq.

"Basic Lease Commencement Date" shall have the meaning specified in Section 3.1
                                                                    -----------
of the Facility Lease.

"Basic Lease Term" shall have the meaning specified in Section 3.1 of the
                                                       -----------
Facility Lease.

"Bill of Sale" shall mean the Bill of Sale (L1), dated as of December 19, 2000, executed by Pepco in favor of the Owner Lessor, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"Burdensome Buyout Event" shall mean any event giving rise to the Facility Lessee's Burdensome Buyout Option under the Facility Lease.

"Burdensome Buyout Option" shall have the meaning specified in Section 13.3(a)
                                                               ---------------
of the Facility Lease.

"Burdensome Termination Notice" shall have the meaning specified in Section 13.1
                                                                    ------------
of the Facility Lease.

"Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee, the Owner Manager or any Pass Through Trustee is located.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Capital Contribution Agreement" shall mean the capital contribution agreement, dated as of December 19, 2000, between SEI and SEMA.

"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto are capitalized on the balance sheet of the applicable Person prepared in accordance with GAAP; provided, that Capital Expenditures shall not include capital expenditures relating to the construction of new fixed assets.

"Capital Lease" shall mean, with respect to any Person, a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property by such Person which is required to be classified and accounted for as a capital lease or a liability set forth on the balance sheet of such Person or such Person's Subsidiaries in accordance with GAAP.

"Capitalized Lease Liabilities" of any Person shall mean all monetary obligations of such Person under any Capital Lease, and, for purposes of each Operative Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Cash Equivalent Investments" shall mean, at any time, any of the following:

     (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by any domestic office of a bank or trust company that is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding Indebtedness that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund having assets in excess of $500 million all of which consist of other obligations described in (i), (ii), (iii), (iv), (v) and (vi) sponsored by a registered broker dealer or mutual fund distributor;

     (iii) fully collateralized repurchase and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

(i) above entered into with a bank meeting the qualifications described in clause (ii) above;

     (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a Person (other than an Affiliate of the Facility Lessee) with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

     (v) securities with maturities of 180 days or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or the OECD or by any political subdivision or taxing authority thereof, and rated at least "A" by Moody's or S&P; and

     (vi) other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 364 days.

"Cash Flow Available for Fixed Charges" for any period shall mean, without duplication, (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures made by the Facility Lessee and its Subsidiaries during such period other than Capital Expenditures financed with the proceeds of Subordinated Indebtedness, contributions to the equity of the Facility Lessee or its Subsidiaries, Restricted Payments, the proceeds of Permitted Indebtedness described in clause (a) of the definition thereof or IRB Indebtedness or Consolidated EBITDA for an earlier period to the extent (x) such amount of Consolidated EBITDA was specifically reserved for in cash during such earlier period for such Capital Expenditure and (y) such Capital Expenditure was at that time treated as being made during such earlier period for purposes of this definition.

"CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System list.

"Certificate Purchase Agreement" shall mean the Purchase Agreement, dated as of December 7, 2000 between SEMA and Credit Suisse First Boston Corporation, as representatives of the Initial Purchasers.

"Certificateholders" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"Certificates" shall mean the pass through certificates issued pursuant to the Pass Through Trust Agreements.

"Chalk Point Combustion Turbines" shall have the meaning specified in the recitals to the Participation Agreement.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Change of Control" means the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person, which for purposes of this definition shall mean and include any "person" or "group" as used in
Section 13(d) and 14(d) of the Exchange Act) other than (A) SEI or any of its successors into which SEI has consolidated or merged or any Person to which SEI has transferred all or substantially all its assets, (B) any Person (as defined above) who comes to be a beneficial owner (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) directly or indirectly of more than 50% of the voting power of SEI or any other Person described in clause (A) above, or (C) any direct or indirect Subsidiaries of SEI or any other Person described in clauses (A) or (B) above), becomes the "beneficial owner," directly or indirectly, of more than 50% of the voting power of SEMA, or acquires, by contract or otherwise, the power to direct or cause the direction of the management or policies of SEMA; provided, that a Change of Control shall be deemed not to have occurred if each of Moody's and S&P confirms that the then existing ratings of the Certificates will not be lowered as a result of any of the foregoing events.

If any event described in this definition of "Change of Control" occurs, but such event is not deemed a Change of Control because Moody's and S&P confirm that the then existing ratings of the Certificates would not be lowered as a result of such event, then immediately after such event, the definition of "SEI" in the Operative Documents shall be amended (without consent of the holders of the Certificates or any other Person) to mean, the entity or entities Moody's and S&P relied upon, if any, in confirming the then existing ratings of the Certificates.

In addition, if (A) any Person (as defined above) other than The Southern Company becomes a beneficial owner (as defined above) directly or indirectly of more than 50% of the voting power of SEI, (B) any event that is described in clause (A) of the first paragraph of this definition of "Change of Control" occurs pursuant to which SEI merges into or consolidates with another entity and SEI is not the surviving entity or (C) any event that is described in clause (A) of the first paragraph of this definition of "Change of Control" occurs pursuant to which SEI transfers all or substantially all of its assets to another Person, then immediately after such event, the definition of SEI in the Operative Documents shall be amended (without consent of the holders of the Certificates or any other Person) in the case of clause (A) of this paragraph, to refer to the Person so acquiring more than 50% of the voting power of SEI, in the case of clause (B) of this paragraph, to mean such surviving entity or, in the case of clause (C) of this paragraph, to mean such transferee.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Claim" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, Environmental Claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and related charges, of whatsoever kind and nature.

"Closing" shall have the meaning specified in Section 2.2(a) of the
                                              --------------
Participation Agreement.

"Closing Appraisal" shall mean the appraisal, dated the Closing Date, addressed to the Owner Participant prepared by the Appraiser with respect to the Facility.

"Closing Date" shall mean the Scheduled Closing Date or such later date on which the Closing shall occur.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Competitor" shall mean, with respect to the Facility Lessee or any of its Affiliates, an entity (or an Affiliate thereof) that is significantly involved as a seller, trader, wholesale purchaser or marketer of capacity or energy in the electricity market in the United States, and is engaged in similar activities to SEMA or Southern Company Energy Marketing L.P.; provided that, financial institutions will not be considered Competitors for the purposes of this definition solely by reason of trading electric futures and other similar financial instruments

"Component" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Improvements.

"Conditional Indemnity Agreement" shall mean the Conditional Indemnity Agreement
(L1), dated as of December 19, 2000 between the Facility Lessee and the Owner Lessor.

"Consolidated EBITDA" for any period shall mean, with respect to the Facility Lessee and its Subsidiaries on a consolidated basis, (i) consolidated net income (or loss) before interest and taxes, plus (ii) to the extent deducted in determining such consolidated net income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such consolidated net income

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

(or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such consolidated net income (or loss), Lease Payment Obligations.

"Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of SEMA in its consolidated financial statements if its consolidated financial statements were prepared as of such date.

"Consolidated Tangible Net Assets" shall mean, with respect to any Person, as of the date of any determination thereof, the total amount of all assets of such Person and its Subsidiaries (determined on a consolidated basis which, except for the required inclusion of SE Peaker and SE Potomac River, must be in accordance with GAAP), less the sum of (a) the consolidated liabilities of such
                       ----
Person and its Subsidiaries (determined on a consolidated basis which, except for the required inclusion of SE Peaker and SE Potomac River, must be in accordance with GAAP) and (b) assets properly classified as intangible assets in accordance with GAAP.

"Consumer Price Index" shall mean an index issued by the Bureau of Labor Statistics, or any successor thereto, measuring the change in the cost of typical wage-earner purchases of goods and services.

"Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such Contingent Liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, however, that any agreement to limit the maximum amount of such Person's obligation under such Contingent Liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

"Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Controlled Group" shall mean all corporations which are members of a controlled group of corporations within the meaning of Section 1563(a) of the Code determined

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
without regard to Sections 1563(a)(4) and 1563(e)(3)(C) and all trades or businesses (whether or not incorporated) under common control which, together with SEMA and its Consolidated Subsidiaries, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

"Corporate Trust Office" shall mean with respect to any Pass Through Trustee, the Owner Manager and the Lease Indenture Trustee, the office of such trustee in the city in which at any particular time its corporate trust business shall be principally administered.

"Cut-Off Date" shall have the meaning specified in Section 2.1(b) of each Pass
                                                   --------------
Through Trust Agreement.

"Date of Return" shall have the meaning specified in Section 5.1 of the Facility
                                                     -----------
Lease.

"Debt Rate" shall mean 9.5%.

"Debt Rating" shall mean, as to any Person, a rating by each of Moody's and S&P of such Person's long-term senior debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If Moody's or S&P shall have changed its system of classification after the date of the Participation Agreement, a Person's Debt Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

"Designated Subsidiary" shall mean SE Chalk Point, SE Potomac River and SE Peaker, so long as each such entity is a Subsidiary of SEI or SEMA; provided, that SEMA shall have the right, but no obligation, to designate any wholly-owned Subsidiary, at any time, as a Designated Subsidiary and such Subsidiary so designated shall be and remain thereafter a Designated Subsidiary.

"Designated Subsidiary Permitted Indebtedness" shall mean any of the following items of Indebtedness:

     a. Indebtedness of any Designated Subsidiary in existence as of the Closing Date and set forth on Schedule 6.7(ii) to the Participation Agreement;

     b. Indebtedness incurred by any Designated Subsidiary to finance capital expenditures made to comply with any Requirement of Law;

     c. Indebtedness incurred by the Designated Subsidiaries, taken as a whole, in an aggregate principal amount not to exceed $100,000,000, including the aggregate value at risk under unhedged transactions referred to in the definition of Power Marketing Business, and with respect to any

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
          individual Designated Subsidiary, in an aggregate principal amount not to exceed $50,000,000 (in each case, escalated annually based upon the Consumer Price Index) in each case, less the aggregate principal amount of Indebtedness incurred pursuant to clause (vi) of the definition of Permitted Indebtedness;

     d. Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business;

     e.   Intercompany Loans;

     f. Indebtedness secured by a pre-existing Lien on any assets acquired by such Designated Subsidiary, so long as such Indebtedness is recourse only to such assets and to neither other assets nor the general credit of such Designated Subsidiary; and

     g.   Indebtedness, if, after giving effect to the incurrence thereof:

          (i) both S&P and Moody's shall have confirmed their respective ratings of the Certificates in effect immediately prior to the incurrence of such Indebtedness; provided, that, in the event either such rating is below investment grade, the applicable Designated Subsidiary shall not be permitted to incur such Indebtedness unless (i) the Fixed Charge Coverage Ratio for the most recently ended period of four full Fiscal Quarters shall be at least 2.5 to 1.0 and (ii) the projected Fixed Charge Coverage Ratio for each of the two following periods of four full Fiscal Quarters shall be at least 2.5 to 1.0;

          (ii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the application of the proceeds from such Indebtedness will cure such Significant Lease Default or Lease Event of Default, as the case may be (and the proceeds therefrom are so applied);

          (iii) an Officer's Certificate of the Facility Lessee is delivered (prior to the incurrence of such Indebtedness) to each Pass Through Trustee, the Owner Participant and the Owner Lessor certifying as to clauses (i) and (ii) above; and

          (iv) a copy of the ratings letter from each Rating Agency confirming their respective ratings on the Certificates is delivered (prior to the

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
                incurrence of such Indebtedness) to each Pass Through Trustee and the Owner Participant.

"Dickerson Facility" shall mean the Dickerson Base-Load Units 1, 2 and 3,546 megawatt (net) coal-fired electric generating units and certain other improvements and fixtures located in Montgomery County, Maryland and more fully described in Exhibit B to each Dickerson Facility Lease.

"Dickerson Facility Leases" shall mean the Facility Lease Agreement (L1), dated as of the Closing Date, between SEMA and Dickerson OL1 LLC, the Facility Lease Agreement (L2), dated as of the Closing Date, between SEMA and Dickerson OL2 LLC, the Facility Lease Agreement (L3), dated as of the Closing Date, between SEMA and Dickerson OL3 LLC and the Facility Lease Agreement (L4), dated as of the Closing Date, between SEMA and Dickerson OL4 LLC.

"Discount Rate" shall mean 10.06% per annum assuming semi-annual compounding).

"Dollars" and the sign "$" shall mean lawful money of the United States.

"Engineering Consultant" shall mean R.W. Beck or such other Person that may from time to time be selected as engineering consultant by the Facility Lessee with the consent of the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee, such consent not to be unreasonably withheld.

"Engineering Consultant's Report" shall mean the report of the Engineering Consultant, dated December 7, 2000.

"Environmental Claim" shall mean any administrative, regulatory or judicial action, fee, cause of action, obligation, suit, liability, loss, damage, proceeding, decree, judgment, penalty, fine, demand, demand letter, order, directive, claim (including any claim involving liability in tort, strict, absolute or otherwise), lien, sanction, notice of noncompliance or violation, citation, warning, complaint, investigation, legal or consultant fee or expense, or cost of investigation or proceeding, relating in any way to any Environmental Law, or arising from the actual or alleged presence or Release of any Hazardous Material (hereinafter "Liabilities") including and regardless of the merit of such Liability, any and all Liabilities for (i) investigation, assessment, abatement, correction, enforcement, mitigation, cleanup, removal, response, remediation or other activities related to the actual or alleged presence or Release of Hazardous Materials, (ii) damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief related to violations of Environmental Law or the actual or alleged presence or Release of Hazardous Materials, or (iii) any alleged or actual injury or threat of injury to human health, safety, natural resources or the environment in connection with

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
a violation of Environmental Law or the actual or alleged presence or Release of Hazardous Materials.

"Environmental Condition" shall mean the presence or Release of any Hazardous Material at, into, on or under any land, water, air or otherwise into the environment, which does or reasonably could (i) require assessment, investigation, abatement, correction, clean-up, mitigation, removal, remediation or any other response action, (ii) give rise to an Environmental Claim or any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, (iv) constitute a violation of or non-compliance with any Environmental Law or (v) result in or contribute to the actual or threatened loss of or damage to any property, natural resource or environmental media, or the death of or injury to any Person.

"Environmental Consultant" shall mean URS or such other Person as may from time to time be selected as environmental consultant by the Facility Lessee with the consent of the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of Lease Indenture has not been discharged, the Lease Indenture Trustee, such consent not to be unreasonably withheld.

"Environmental Consultant's Report" shall mean the report of the Environmental Consultant, dated the Closing Date.

"Environmental Laws" shall mean all federal, state and local statutes, laws, ordinances, codes, rules, regulations, consent decrees, administrative orders, administrative directives, injunctions, deed restrictions, applicable judgments and any other legally enforceable requirements of any Governmental Authority relating to, regulating or imposing liability or standards of conduct concerning Hazardous Materials, public health, safety or the environment or natural resources, as have been, are now, or may at any time hereafter be in effect.

"Equity Commitment Letter" shall mean the written commitment by the Equity Investor to participate in the lease financing.

"Equity Investment" shall mean the Owner Lessor's Percentage of $227,137,489.

"Equity Investor" shall mean Steamed Crab Partners, L.P.

"Equity Placement Agent" shall mean Credit Suisse First Boston Corporation.

"Equity Portion of Periodic Lease Rent" shall mean the amounts set forth as Component A of Periodic Lease Rent (Column A) as set forth on Schedule 1-1 to
                                                              ------------
the Facility Lease.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Equity Portion of Termination Value" shall mean the amounts under the column titled "Equity Portion of Termination Value" in Schedule 2 to the Facility
                                                ----------
Lease.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"Event of Loss" shall mean any of the following events:

     (i) the loss of the Facility or use thereof, due to destruction or damage to the Facility or the Facility Site that renders repair uneconomic or that renders the Facility permanently unfit for normal use; or

     (ii) any damage to the Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Facility; or

     (iii) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the Facility or the Facility Site by any Governmental Authority (a "Requisition") that shall have resulted in loss by the Owner Lessor
              -----------
of title to or use of the Undivided Interest or the Ground Interest following exhaustion of all permitted appeals or an election by the Facility Lessee not to pursue such appeals; provided, that (i) no such contest may be conducted without the consent of the Owner Participant while a Significant Lease Default or Lease Event of Default, as applicable, described in Section 16(a), 17(a), 17(b),
                                              -------------  -----  -----
17(c), 17(d), 17(g), 17(h), 17(i), 17(j) or 17(k) of the Facility Lease shall
-----  -----  -----  -----  -----  -----    -----
have occurred and be continuing and (ii) no such contest shall extend beyond the earlier of (x) the date which is one year after the loss of such title, or (y) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee; provided, further, that in any case involving Requisition of use of the Facility or the Facility Site, but not of the Owner Lessor's title to the Undivided Interest or interest in the Facility Lease, such event shall be an Event of Loss only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee; or

     (iv) if elected by the Owner Participant, and only in circumstances where the termination of the Facility Lease and transfer of the Facility to the Facility Lessee (or its designee) shall remove the basis of the regulation described below, the Owner Participant's, the Owner Lessor's, the OP Guarantor's or the Equity Investor's interest in the Facility, the Facility Lease or any Operative Document shall become subject to any rate of return regulation by any Governmental Authority, or the Owner Participant, the

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Owner Lessor, the Equity Investor or the OP Guarantor shall become subject to any public utility regulation of any Governmental Authority or law which in the reasonable opinion of the Owner Participant is materially burdensome, in either case by reason of the participation of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor in the Overall Transaction but, in any event, not if the Owner Participant, the Owner Lessor, the Equity Investor or the OP Guarantor shall have become subject thereto as the result of (a) investments, loans or other business activities of the Owner Participant or any of its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or any of its Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or any of its Affiliates or (b) a failure of the Owner Participant or the Owner Lessor (or any of their respective Affiliates) to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant, the Owner Lessor or such Affiliate to any material adverse consequence (in the reasonable opinion of the Owner Participant or the Owner Lessor (or any of their respective Affiliates), as the case may be, acting in good faith), provided that the Facility Lessee, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (iv), at the cost and expense of the party requesting such cooperation and so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant (or any of their respective Affiliates) as a result of such cooperation or the taking of such reasonable measures (a, "Regulatory Event of Loss").

"Event of Loss Payment" shall have the meaning specified in Section 10.2(a) of
                                                            ---------------
the Facility Lease.

"Excepted Payments" shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Owner Manager, the Equity Investor, the OP Guarantor or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 10 of the Participation Agreement or Section 7.1 of
                     ----------                                   -----------
the Lessor LLC Agreement and any payments under the Tax Indemnity Agreement (provided, that Excepted Payments shall not include any Periodic Lease Rent) or
(B) any amount payable to the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant under insurance separately maintained by the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility
             ------------

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Lease or (B) proceeds of personal injury, property damage liability or other liability insurance maintained under any Operative Document for the benefit of the Trust Company, the Owner Lessor, the Equity Investor, the OP Guarantor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Lessor Membership Interest, (iv) any amounts payable to the Owner Participant upon exercise by the Facility Lessee (or its designee) of the rights pursuant to
Section XV of the Participation Agreement, (v) all other fees expressly payable
----------
to the Owner Participant, the Owner Lessor, the Owner Manager, the Equity Investor, the OP Guarantor or the Trust Company under the Operative Documents,
(vi) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through
(v) above, (vii) any right to take any action for the enforcement of any of the above provisions and (viii) any amounts payable to the Owner Participant pursuant to the Title Proceeds Assigment.

"Excess Amount" shall have the meaning specified in Section 16.3 of the
                                                    ------------
Participation Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Exchange Offer Registration Statement" shall have the meaning specified in
Section 2(a) of the Registration Rights Agreement.
------------

"Excluded Taxes" shall have the meaning specified in Section 10.2(b) of the
                                                     ---------------
Participation Agreement.

"Facility" shall mean the Morgantown Base-Load Units 1 and 2, 1,164 megawatt
(net) coal-fired electric generating units and certain other improvements and fixtures located in Charles County, Maryland and more fully described in Exhibit B to the Facility Lease.

"Facility Deed" shall mean the Special Warranty Deed to Improvements, dated as of December 19, 2000, between Pepco and the Owner Lessor pursuant to which Pepco will transfer the Undivided Interest to the Owner Lessor.

"Facility Land" shall have the meaning specified in the recitals to the Facility Site Lease.

"Facility Lease" shall mean the Facility Lease Agreement (L1), dated as of December 19, 2000, between the Owner Lessor and the Facility Lessee.

"Facility Lease Term" shall have the meaning specified in Section 3.1 of the
                                                          -----------
Facility Lease.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Facility Lessee" shall mean SEMA, as lessee of the Undivided Interest under the Facility Lease.

"Facility Lessee's Interest" shall mean the Facility Lessee's right, title and interest in and to the Undivided Interest under the Facility Lease and the Ground Interest under the Facility Site Sublease.

"Facility Lessee's Manager" shall mean Southern Energy PJM (G.P.), Inc., a Delaware corporation.

"Facility Lessor" shall mean the Owner Lessor, as lessor of the Undivided Interest under the Facility Lease.

"Facility Site" shall have the meaning specified in the recitals to the Facility Site Lease.

"Facility Site Lease" shall mean the Facility Site Lease and Easement Agreement
(L1), dated as of December 19, 2000, among SEMA as Ground Lessor, the Owner Lessor as Ground Lessee and Southern Energy MD Ash Management, LLC.

"Facility Site Sublease" shall mean the Facility Site Sublease Agreement (L1), dated as of December 19, 2000, between the Owner Lessor as Ground Sublessor and SEMA as Ground Sublessee.

"Facility Sublessee" shall mean any Person which shall have become a sublessee of the Facility from the Facility Lessee in accordance with the Facility Lease.

"Fair Market Rental Value" or "Fair Market Sales Value" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Undivided Interest or the Owner Lessor's Interest, be determined (except pursuant to Section 18 of the Facility Lease or as otherwise
                               ----------
provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been
                        ----------------
complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Undivided Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens), (iv) taking into account the remaining term of the Facility Site Lease, and (v) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 18 of the Facility Lease, such value shall be determined by
            ----------
an appraiser appointed solely by the Owner Lessor on an "as-is," "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedure. Any fair market value determination of a Severable Improvement shall take into consideration any liens or encumbrances to which the Severable Improvement being appraised is subject and which are being assumed by the transferee.

"Federal Power Act" shall mean the Federal Power Act, 16 U.S.C. (S)(S) 791a-825r
(1994), as amended.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

"FERC EWG Applications" shall mean (i) the application for determination, filed with the FERC on December 11, 2000, that SEMA is an "exempt wholesale generator" under the Holding Company Act, and (ii) each of the applications for determination, filed with the FERC on December 15, 2000, that the Owner Lessor and the Other Owner Lessors are "exempt wholesale generators" under the Holding Company Act.

"FERC Orders" shall mean, collectively, the FERC EWG Applications, the FERC
Section 201 Order, the FERC Section 203 Order and the FERC Section 205 Order.

"FERC Section 201 Order" shall mean the order issued by the FERC on December
12, 2000, in Docket No. EC00-141-000, ER00-3727-000 and EL00-115-000 disclaiming jurisdiction under Section 201 of the Federal Power Act over the Owner Lessor and the Other Owner Lessors and the Owner Participant and the Other Owner Participants.

"FERC Section 203 Order" shall mean the order issued by the FERC on December 12, 2000, in Docket No. EC00-141-000, granting approval under Section 203 of the Federal Power Act for the transfer of the facilities for financing purposes to the Owner Lessor and the Other Owner Lessors and lease of the facilities by the Owner Lessor and the Other Owner Lessors to SEMA.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"FERC Section 205 Orders" shall mean (i) the order issued by the FERC on November 21, 2000, in Docket No. ER00-3760-000, granting approval under Section 205 of the Federal Power Act for SEMA to sell power at market based rates and granting blanket preapproval under Section 204 of the Federal Power Act for all future issuances of securities and assumptions of liabilities by SEMA, and (ii) the order issued by the FERC on December 12, 2000, in Docket No. EC00-141-000, ER00-3727-000 and EL00-115-000, accepting for filing the Interconnection Agreements.

"Final Determination" shall have the meaning specified in Section 1 of the Tax
                                                          ---------
Indemnity Agreement.

"First Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.1 of the Facility Lease.
------------

"Fiscal Quarter" shall mean any quarter of a Fiscal Year.

"Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1999 Fiscal Year") shall refer to the Fiscal Year
               ----
ending on December 31 occurring during such calendar year.

"Fixed Charge Coverage Ratio" shall mean, for any period, without duplication, the ratio of (x) Cash Flow Available for Fixed Charges for such period to (y) Fixed Charges.

"Fixed Charges" for any period means with respect to the Facility Lessee and its Subsidiaries on a consolidated basis, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness (other than Intercompany Loans and Subordinated Indebtedness) for such period, including (A) the net costs under interest rate hedging agreements, (B) all capitalized interest (except to the extent that such interest is either (x) not paid in cash or (y) if paid in cash, is paid solely with the proceeds of the Indebtedness in respect of which such interest accrued) and (C) the interest portion of any deferred payment obligation, and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness (other than Intercompany Loans and Subordinated Indebtedness), and (iii) Lease Payment Obligations which are Scheduled To Be Paid during such period.

"FMV Renewal Lease Term" shall have the meaning specified in Section 15.2 of the
                                                             ------------
Facility Lease.

"Fuel and Market Consultant" shall mean PA Consulting Group, formerly PHB Hagler Bailly, Inc.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"Governmental Approval" shall mean any authorization, consent, approval, license, permit, order, certificate, waiver, variance, filing or registration of or with or issued by any Governmental Authority.

"Governmental Authority" shall mean any nation or government or any political subdivision thereof, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Ground Interest" shall have the meaning specified in the recitals to the Facility Site Lease.

"Ground Lessee" shall mean the Owner Lessor as lessee of the Ground Interest under the Facility Site Lease.

"Ground Lessor" shall mean SEMA as lessor of the Ground Interest under the Facility Site Lease.

"Ground Sublessee" shall mean SEMA as sublessee of the Ground Interest under the Facility Site Sublease.

"Ground Sublessor" shall mean the Owner Lessor as sublessor of the Ground Interest under the Facility Site Sublease.

"Hazardous Material" shall mean:

     (i)     any "hazardous substance," as defined by any Environmental Law;

     (ii)    any "hazardous waste," as defined by any Environmental Law;

     (iii) any petroleum product (including crude oil or any fraction thereof); or

     (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, force or substance (including polychlorinated biphenyls, urea formaldehyde insulation, asbestos or radioactivity) that is regulated, prohibited or restricted pursuant to any Environmental Laws or that could give rise to an Environmental Claim.

"Holding Company Act" or "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Improvement" shall mean a modification, alteration, addition or improvement to the Facility.

"Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities securing Indebtedness, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests at any time prior to the first anniversary of the final maturity date of the Lessor Notes, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable (other than indirectly as a result of a performance guarantee not entered into with respect to Indebtedness), and (ix) all third party Indebtedness of the type referred to in clauses (i) through (viii) above secured by any lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness, the amount of such obligation being deemed to be the lesser of the net book value of such property or the amount of the obligation so secured.

"Indemnitee" shall have the meaning specified in Section 10.1(a) of the
                                                 ---------------
Participation Agreement.

"Indemnity Mortgage" shall mean the Indemnity Mortgage, Security Agreement and Fixture Filing (L1), dated as of December 19, 2000, between the Facility Lessee, the Owner Lessor and the Lease Indenture Trustee and filed with the Clerk of the Circuit Court for Charles County, Maryland.

"Indenture Estate" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Indenture Trustee Liens" shall mean any Lien on the Indenture Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii)

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Claims against or any act or omission of the Lease Indenture Company or the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Company or the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by SEMA pursuant to any Operative Document or
(iv) Claims against or affecting the Lease Indenture Company or the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Company or the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Lease Indenture Trustee in the Indenture Estate, other than pursuant to the Operative Documents.

"Independent Appraiser" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established by the Appraisal Foundation; (b) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a nationally recognized appraisal firm; and (d) has substantial experience in the business of appraising facilities similar to the Facility.

"Initial Lessor Notes" shall have the meaning specified in Section 2.2 of the
                                                           -----------
Lease Indenture.

"Initial Purchasers" shall mean Credit Suisse First Boston Corporation, Banc of America Securities LLC, Chase Securities Inc. and UBS Warburg LLC.

"Insurance Consultant" shall mean Marsh USA Inc, or such other Person as may be selected by the Facility Lessee and reasonably acceptable to the Owner Participant.

"Intercompany Loans" shall mean loans to the Facility Lessee or any of the Designated Subsidiaries by the Facility Lessee or any of the Designated Subsidiaries in the ordinary course of business (provided, that such Indebtedness is at all times thereafter held by the Facility Lessee or any of the Designated Subsidiaries and that any such loans to the Facility Lessee shall constitute Subordinated Indebtedness).

"Interconnection Agreements" shall mean the Facilities, Interconnection and Easement Agreements (Morgantown Base-Load Units 1 and 2) dated as of December 19, 2000 between SEMA and Pepco, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"Interest Rate Hedging Transactions" shall mean, as to the Facility Lessee and its Subsidiaries, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in order to protect against fluctuations in interest rates or the

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes.

"Investment" shall mean, relative to any Person: (i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);
(ii) any Contingent Liability of such Person; and (iii) any ownership or similar interest held by such Person in any other Person.

"IRB Indebtedness" shall mean Indebtedness that is in respect of pollution control revenue bonds, industrial revenue bonds or similar instruments.

"Land Deed" shall mean the deed dated as of December 19, 2000, by Pepco in favor of the SEMA duly completed, executed and delivered on the Closing Date pursuant to which SEMA will acquire the Facility Site from Pepco.

"Lease Debt" shall mean the debt evidenced by the Lessor Notes and (without duplication) the Certificates.

"Lease Event of Default" shall have the meaning specified in Section 17 of the
                                                             ----------
Facility Lease.

"Lease Financing Documents" shall mean the Lease Indenture, the Lessor Notes, the Pass Through Trust Agreements, the Certificates and the other agreements, documents and instruments delivered in connection with the Lease Indenture and the Lessor Notes.

"Lease Financing Party" shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents, including the Trust Company.

"Lease Indenture" shall mean, collectively, unless the context shall require otherwise, (i) the Indenture of Trust, Mortgage and Security Agreement (L1) dated as of December 19, 2000, between the Owner Lessor and the Lease Indenture Trustee and (ii) the Short Form Indenture.

"Lease Indenture Company" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity under the Operative Documents.

"Lease Indenture Default" shall mean any event or occurrence which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Lease Indenture Event of Default" shall have the meaning specified in Section
                                                                       -------
4.2 of the Lease Indenture.
---

"Lease Indenture Trustee" shall mean State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person that may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"Lease Indenture Trustee's Account" shall have the meaning specified in Section
                                                                        -------
3.8(a) of the Lease Indenture.
------

"Lease Obligations" shall mean, without duplication, with respect to any Person for any period, (i) Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes under GAAP, (ii) with respect to noncapital leases (including noncapital leveraged leases and operating leases), other than "synthetic" leases or other similar off-balance sheet leases, (A) nonrecourse Indebtedness of the lessor in such a lease, or (B) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in SFAS No.
13) of the lessee under such a lease, of rent obligations under such lease, and
(iii) with respect to "synthetic" leases or other off-balance sheet leases, the then outstanding lease balance or other similar amount payable under such "synthetic" lease or other off-balance sheet lease.

"Lease Payment Obligations" shall mean, without duplication, with respect to any Person for any period, (i) the interest and principal components of all Lease Obligations that are described in clause (i) of the definition of "Lease Obligations" that are Scheduled To Be Paid during such period, plus (ii) all rent payment obligations relating to Lease Obligations described in clauses (ii) and (iii) of the definition of "Lease Obligations" that are Scheduled To Be Paid during such period.

"Leases" shall mean, collectively, the Facility Lease and the Other Facility Leases.

"Lessee Section 467 Interest" shall have the meaning specified in Section 3.2(c)
                                                                  --------------
of the Facility Lease.

"Lessee Section 467 Loan Balance" shall have the meaning specified in Section
                                                                      -------
3.2(c) of the Facility Lease.
------

"Lessor Estate" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Ownership and Operation Agreement, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Lease

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Rent, Renewal Rent, Supplemental Lease Rent, Termination Value, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Owners Agreements, and any of the foregoing.

"Lessor LLC Agreement" shall mean the Limited Liability Company Agreement, effective as of December 15, 2000, between the Trust Company, as Owner Manager and the Owner Participant pursuant to which the Owner Lessor will be governed.

"Lessor Liens" shall mean Owner Lessor Liens and Owner Participant Liens.

"Lessor Loans" shall mean the loans evidenced by the Lessor Notes.

"Lessor Membership Interest" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"Lessor Notes" shall mean any Initial Lessor Notes, Additional Lessor Notes or New Lessor Notes issued pursuant to the Lease Indenture.

"Lessor Section 467 Interest" shall have the meaning specified in Section 3.2(c)
                                                                  --------------
of the Facility Lease.

"Lessor Section 467 Loan Balance" shall have the meaning specified in Section
                                                                      -------
3.2(c) of the Facility Lease.
------

"Lien" shall mean any security interest, security deed, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), lease, title retention arrangement, charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

"Make-Whole Premium" shall have the meaning specified in Annex A to the Lease Indenture.

"Material Adverse Effect" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, results of operations or financial condition of SEMA and the Designated Subsidiaries, taken as a whole, (ii) the ability of SEMA or the Designated Subsidiaries to perform or comply with their respective obligations under any of the Operative Documents or (iii) the validity and enforceability of any of the Operative Documents, the Liens granted thereunder or the material rights and remedies of the parties thereto.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Material Adverse Tax Law Change" shall mean, in the written opinion of Owner Participant's Counsel, a proposed or actual amendment, modification, addition, change in or decision with respect to the provisions of, or the interpretation of U.S. Federal income tax law as in effect on October 3, 2000, the effect of which would or might render inaccurate any of the Tax Assumptions or which might otherwise adversely affect the Owner Participant or the Equity Investor, which amendment, modification, addition, change or decision shall have been enacted, promulgated, issued, proposed or decided on or after the date that is three Business Days prior to October 3, 2000 and on or before the Closing Date; provided, however, that any proposed amendment, modification, addition or change shall include only those items that are so proposed by the Senate Majority Leader, the Senate Minority Leader, the Speaker of the House, the House Minority Leader or a member of the Senate Finance Committee or the House Ways and Means Committee or the Secretary of the Treasury or Assistant Secretary of the Treasury for Tax Policy or the President or the Treasury Department and that, in the reasonable written opinion of Owner Participant's Counsel, has a reasonable possibility of becoming effective, and that would, if enacted with the proposed effective date, adversely impact the applicable Owner Participant's intended income tax position. A proposed change in tax law shall include, among other things, any notice or press release issued by the Internal Revenue Service or the Treasury Department or any other U.S. government official to the effect that income tax regulations or other guidance may be forthcoming and will or may be effective as of (or as of a date preceding) the date of such notice or press release.

"Maximum Foreseeable Loss" shall mean the estimated largest loss which can be expected to occur to the Facility under normal circumstances and normal plant conditions, as adjusted pursuant to Section 11.3(e) of the Facility Lease.
                                    ---------------

"Member Interest" shall mean the membership interest of the Equity Investor or other OP Member in the Owner Participant.

"Member Transferee" shall have the meaning specified  in Section 16.18 of the
                                                         -------------
Participation Agreement.

"Memorandum of the Facility Site Lease" shall mean the Memorandum of the Facility Site Lease and Easement Agreement (L1), dated as of December 19, 2000, between the Ground Lessor and the Ground Lessee and filed with the Clerk of the Circuit Court for Charles County, Maryland.

"Memorandum of the Facility Site Sublease" shall mean the Memorandum of the Facility Site Sublease Agreement (L1), dated as of December 19, 2000, between the Ground Sublessor and the Ground Sublessee and filed with the Clerk of the Circuit Court for Charles County, Maryland.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Minimum Credit Rating" shall mean a credit rating of at least BBB from S&P and at least Baa3 from Moody's.

"Moody's" shall mean Moody's Investors Service, Inc., a division of Moody's Corporation, and its successors and assigns.

"Multiemployer Plan" shall mean a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

"National Priorities List" shall have the meaning specified in 40 C.F.R. Section 300.5.

"New Lessor Notes" shall have the meaning specified in Section 2.13(a) of the
                                                       ---------------
Lease Indenture.

"Non-Recourse Indebtedness" shall mean Indebtedness of any Subsidiary:

          i. as to which neither the Facility Lessee nor any Designated Subsidiary (a) provides credit support that constitutes Indebtedness or (b) is directly or indirectly liable as a guarantor or otherwise that constitutes Indebtedness (other than solely as a result of recourse to stock of a Subsidiary (other than a Designated Subsidiary) permitted under clause (iii) below); and

          ii. that, if in default, would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Facility Lessee or the Designated Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          iii. that is issued or incurred pursuant to a written agreement or instrument the terms of which expressly provide that the lenders will not have any recourse to the stock or assets (other than stock of a Subsidiary other than Designated Subsidiaries) of the Facility Lessee or any Designated Subsidiary for payment of such Indebtedness;

     provided, however, Non-Recourse Indebtedness may only be incurred by a Subsidiary that is a bankruptcy remote entity.

"Non-Severable Improvements" shall mean any Improvement to the Facility that is not a Severable Improvement.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Noteholders" shall mean each of the holders of the Lessor Notes, and each of such holder's successors and permitted assigns.

"Obsolescence Termination Date" shall have the meaning specified in Section 14.1
                                                                    ------------
of the Facility Lease.

"Offer" shall have the meaning specified in Section 18.1(e) of the Facility
                                            ---------------
Lease.

"Offer Price" shall have the meaning specified in Section 18.1(e) of the
                                                  ---------------
Facility Lease.

"Offering Circular" shall mean the Offering Circular, dated December 7, 2000, with respect to the Certificates.

"Officer's Certificate" shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.

"Operating Lease" shall mean any lease other than a Capital Lease (and, solely by virtue of the intended classification under GAAP, shall include the Leases).

"Operating Lease Liabilities" of any Person shall mean all monetary obligations of such Person under any Operating Lease.

"Operative Documents" shall mean the Participation Agreement, the Facility Deed, the Facility Lease, the Indemnity Mortgage, the Conditional Indemnity Agreement, the Facility Site Lease, the Memorandum of the Facility Site Lease, the Facility Site Sublease, the Memorandum of the Facility Site Sublease, the Lease Indenture, the Short Form Indenture, the Lessor Notes, the Lessor LLC Agreement, the Pass Through Trust Agreements, the Certificates, the Certificate Purchase Agreement, the Capital Contribution Agreement, the Potomac River Note, the Peaker Note, the Shared Facilities Agreement, the OP LLC Agreement, the Tax Indemnity Agreement, the Acquisition Assignment and Assumption Agreement, the Assignment and Assumption Agreement, the OP Guaranty, the Bill of Sale, the Registration Rights Agreement, the Ownership and Operation Agreement, the Title Proceeds Assignment and, when executed and delivered, any agreement with respect to Support Arrangements contemplated by, and defined in, Section 5.2(g) of the
                                                         --------------
Facility Lease.

"OP Guarantor" shall mean Verizon Capital Corp. or any other Person that shall guarantee the obligations of the Owner Participant or a Member Transferee under the Operative Documents pursuant to the OP Guaranty.

"OP Guaranty" shall mean the guaranty, dated as of the Closing Date, issued by the OP Guarantor.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"OP LLC Agreement" shall mean the Limited Liability Company Agreement of SEMA OP1 LLC, effective as of December 15, 2000.

"OP Member" shall mean any Person holding a membership interest in the Owner Participant pursuant to the OP LLC Agreement.

"Optional Improvement" shall have the meaning specified in Section 8.2 of the
                                                           -----------
Facility Lease.

"Organic Document" shall mean, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time; and with respect to any Person that is a business trust, its certificate of business trust and its trust agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

"Other Facility Leases" shall mean the other Facility Lease Agreements, dated as of December 19, 2000, by and between SEMA and the Other Owner Lessors relating to the Other Morgantown Lease Transactions, pursuant to which SEMA will lease the Other Undivided Interests from the Other Owner Lessors.

"Other Facility Lessees" shall mean the Facility Lessees under the Other Facility Leases.

"Other Facility Site Leases" shall mean the other Facility Site Leases, dated as of December 19, 2000, by and between SEMA and the Other Owner Lessors, pursuant to which SEMA will lease the Other Ground Interests to the Other Owner Lessors.

"Other Facility Site Subleases" shall mean the other Facility Site Subleases, dated as of December 19, 2000, by and between the Other Owner Lessors and SEMA, pursuant to which the Other Owner Lessors will sublease the Other Ground Interests to SEMA.

"Other Ground Interests" shall mean the undivided leasehold interests in the Facility Site not conveyed to the Owner Lessor under the Facility Site Leases.

"Other Leveraged Lease Liabilities" shall mean the periodic rent, supplemental rent, termination value or any other amount, liability or obligation that SEMA is obligated to

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
pay under the Other Facility Leases or the operative documents for the Other Morgantown Lease Transactions.

"Other Morgantown Lease Transactions" shall mean the transactions involving the transfer of the Other Undivided Interests and the lease of the Other Ground Interests to the Other Owner Lessors, and the simultaneous lease of the Other Undivided Interests to SEMA and the simultaneous sublease of the Other Ground Interests to SEMA on substantially the same terms and conditions as under, and dated the same date as, the Overall Transaction.

"Other Morgantown Operative Documents" shall mean the "Operative Documents" with respect to each of the Other Morgantown Lease Transactions.

"Other Owner Lessors" shall mean Morgantown OL2 LLC, Morgantown OL3 LLC, Morgantown OL4 LLC, Morgantown OL5 LLC, Morgantown OL6 LLC and Morgantown OL7 LLC.

"Other Owner Participants" shall mean SEMA OP2 LLC, SEMA OP4 LLC, SEMA OP5 LLC, SEMA OP8 LLC and SEMA OP9 LLC each a Delaware limited liability company.

"Other Undivided Interests" shall mean the undivided ownership interests in the Facility not conveyed to the Owner Lessor under the Facility Deed.

"Overall Transaction" shall mean the transactions contemplated by the Operative Documents.

"Overdue Rate" shall mean the Applicable Rate plus 2% per annum.

"Owner Lessor" shall mean Morgantown OL1 LLC, a Delaware limited liability company created for the benefit of the Owner Participant.

"Owner Lessor's Interest" shall mean the Owner Lessor's right, title and interest in and to (i) the Undivided Interest and (ii) the Ground Interest under the Facility Site Lease.

"Owner Lessor's Leasehold Title Policy" shall mean that certain Leasehold Owner's policy, No. 26-41-84-2201, issued by Fidelity National Title Insurance Company of New York to the Owner Lessor dated December 19, 2000, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Owner Lessor's (i) 35.0% undivided leasehold interest in the Facility Site as lessee under the Facility Site Lease, and (ii) 35.0% undivided fee interest in the Facility.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Owner Lessor Lien" shall have the meaning specified in Section 7.2 of the
                                                        -----------
Participation Agreement.

"Owner Lessor's Percentage" shall mean 35.0%.

"Owner Lessor's Rent Account" shall have the meaning specified in Section 3.5 of
                                                                  -----------
the Facility Lease.

"Owner Manager" shall have the meaning specified in the first paragraph of the Participation Agreement.

"Owner Participant" shall mean SEMA OP1 LLC, a Delaware limited liability company.

"Owner Participant's Advisor" shall mean Babcock & Brown.

"Owner Participant's Commitment" shall have the meaning specified in Section
                                                                     -------
2.1(a) of the Participation Agreement.
------

"Owner Participant's Counsel" shall mean Dewey Ballantine LLP or such counsel selected by the Owner Participant and acceptable to SEMA.

"Owner Participant's Net Economic Return" with respect to the Owner Participant's Commitment shall mean the Owner Participant's anticipated (i) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis (as described in SFAS 13) and (ii) aggregate after-tax cash flow.

"Owner Participant Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (ii) Taxes against the Owner Participant that are not indemnified against by SEMA pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Lessor Membership Interest.

"Ownership and Operation Agreement" shall mean the Ownership and Operation Agreement, dated as of December 19, 2000, among SEMA, the Owner Lessor and the Other Owner Lessors.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Parent" shall mean any Person, any corporation, partnership, limited liability company or other entity which, directly or indirectly, owns more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of any corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or controls the management of any partnership, limited liability company or other entity.

"Participation Agreement" shall mean the Participation Agreement (L1), dated as of December 18, 2000, among the Owner Lessor, the Owner Manager, the Owner Participant, SEMA, the Lease Indenture Trustee and the Pass Through Trustee.

"Pass Through Company" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity.

"Pass Through Trust Agreements" shall mean one or more, as the context may require, of (i) the Pass Through Trust Agreement A, dated as of December 18, 2000, (ii) the Pass Through Trust Agreement B, dated as of December 18, 2000, and (iii) the Pass Through Trust Agreement C, dated as of December 18, 2000 in each case between SEMA and a Pass Through Trustee.

"Pass Through Trustee" shall mean State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, and each other Person which may from time to time be acting as a Pass Through Trustee in accordance with the provisions of a Pass Through Trust Agreement.

"Pass Through Trusts" shall mean each of the pass through trusts created pursuant to the Pass Through Trust Agreements.

"PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Peaker Note" shall mean the note evidencing the loan by SEMA to SE Peaker, as described in the recitals to the Participation Agreement.

"Pension Plan" shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), and to which any member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having an obligation to contribute under Section 4212 of ERISA.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Pepco" shall mean Potomac Electric Power Company, a Virginia and District of Columbia corporation.

"Periodic Lease Rent" shall have the meaning specified in Section 3.2(a) of the
                                                          --------------
Facility Lease.

"Permitted Asset Sales" shall mean:

     i. transfers of assets (including equity or debt interests in Subsidiaries but excluding the Facility Lessee's ownership interest in the Facility Site and any leasehold interest in assets subject to the Facility Lease) among SEMA and any Designated Subsidiary (other than transfers of assets from SE Chalk Point to SE Peaker or SE Potomac River, unless SE Peaker or SE Potomac River, as applicable, is, at the time of the transfer, a wholly-owned Subsidiary of the Facility Lessee);

     ii. sales of inventory (including, but not limited to, fuel), products or obsolete items and other similar dispositions and sales of energy, capacity, and ancillary services in the ordinary course of business;

     iii. sales of assets required to be made pursuant to any change in Requirements of Law, regulation or any imposition by the FERC or any other Governmental Authority having or claiming jurisdiction over SEMA, its Affiliates or such assets;

     iv. sales or other dispositions of equity or debt interests in Subsidiaries other than Designated Subsidiaries;

     v. Restricted Payments (in each case made in cash or Cash Equivalent Investments) permitted under Section 6.8 of the Participation
                                            -----------
               Agreement;

     vi. aggregate sales or other aggregate dispositions of assets (other than the Facility Lessee's ownership interest in the Facility Site and any leasehold interest in assets subject to the Facility Lease) that, in the aggregate, are not in excess of 15% of the consolidated book value of SEMA and the Designated Subsidiaries;

     vii.      any transaction permitted under Section 6.1 of the Participation
                                               -----------
               Agreement;

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

     viii. sales or other dispositions of assets (other than (A) the Facility Lessee's ownership interest in the Facility Site, (B) any leasehold interest in assets subject to the Facility Lease and (C) equity in any Designated Subsidiary), the proceeds of which are (x) invested by SEMA in any Permitted Business, (y) used by SEMA or the Designated Subsidiaries to repay existing Indebtedness (other than Subordinated Indebtedness) or (z) retained by SEMA in a segregated asset sale account;

     ix. sales or dispositions of assets (other than (A) the Facility Lessee's ownership interest in the Facility Site, (B) any leasehold interest in assets subject to the Facility Lease and
               (C) equity in any Designated Subsidiary) certified by a Responsible Officer of SEMA as no longer used or useful in the business of SEMA or such Designated Subsidiary, the disposal of which could not be expected to have a Material Adverse Effect;

     x. any assignment of SEMA's leasehold interest in the Facility permitted under Section 23.4 of the Facility Lease or any
                               ------------
               sublease permitted under Section 20 of the Facility Lease; and
                                        ----------

     xi. any other sale or disposition of assets (other than (A) the Facility Lessee's ownership interest in the Facility Site and (B) any leasehold interest in assets subject to the Facility Lease) so long as (x) after giving effect to such sale or disposition of assets, both S&P and Moody's shall have confirmed their respective ratings of the Certificates in effect immediately prior to the consummation of such sale or disposition of assets (provided, that, in the event either such rating is below investment grade, the Facility Lessee shall not be permitted to consummate such sale or disposition unless (i) the Fixed Charge Coverage Ratio for the most recently ended period of four full Fiscal Quarters shall be at least 2.5 to 1.0 and (ii) the projected Fixed Charge Coverage Ratio for each of the two following periods of four full Fiscal Quarters shall be at least
               2.5 to 1.0), and (y) the Facility Lessee shall (prior to consummating any such sale or disposition) deliver to the Pass Through Trustees, the Owner Lessor and the Owner Participant either an Officer's Certificate certifying as to the ratios set forth in the proviso above, and a copy of the ratings letter from each of S&P and Moody's confirming their respective ratings of the Certificates.

"Permitted Business" shall mean any of the following undertaken by SEMA or any Subsidiary thereof:

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

     (a) the generation and sale of energy, capacity and ancillary services from the Acquired Assets;

     (b) the generation and sale of energy, capacity and ancillary services from non-nuclear generation assets in the United States; and

     (c) all activities related or incidental to those set forth in clauses (a) and (b); provided, that neither SEMA nor any Subsidiary shall engage in a Power Marketing Business.

"Permitted Encumbrances" shall mean:

          i.    Liens in existence on the Closing Date, as set forth on Schedule
                6.3 to the Participation Agreement;

          ii. Liens by SEMA to any Designated Subsidiary or by any Designated Subsidiary to SEMA or any other Designated Subsidiary;

          iii.  Permitted Liens;

          iv. Liens arising by reason of security for payment of worker's compensation or other insurance;

          v. Liens in favor of suppliers incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by appropriate proceedings that suspend the collection thereof;

          vi. Liens arising by operation of law pursuant to any license issued by the FERC required for SEMA's or any Designated Subsidiary's operation of electric generation facilities;

          vii. Liens securing Permitted Indebtedness (other than Subordinated Indebtedness) or any Designated Subsidiary Permitted Indebtedness and not in excess of $100,000,000;

          viii. Liens to secure hedging obligations of SEMA or any Designated Subsidiary to the extent (i) such obligations are entered into in the ordinary course of business and not for speculative purposes to protect any such Person from fluctuations in interest rates and (ii) the notional principal amount of such obligations does not exceed the principal amount of Indebtedness to which such hedging obligations relate;

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

     ix. Liens described in any of clauses (i) through (viii) in this definition and renewed or extended upon the renewal or extension or refinancing or replacement of the Indebtedness secured thereby, provided that (A) there is no increase in the principal amount of the Indebtedness secured thereby over the principal, capital or nominal amount thereof outstanding immediately prior to such refinancing, (B) such Lien shall attach solely to the same such property, (C) at the time of the extension, renewal or refunding of such Indebtedness and after giving effect thereto and to the application of the proceeds thereof, no Significant Lease Default or Lease Event of Default would exist, and (D) such Liens do not cover assets that are, as a whole, more valuable than the assets covered by Liens that secured the refinanced Indebtedness;

     x. Liens securing Designated Subsidiary Permitted Indebtedness incurred in connection with the financing of accounts receivable or the financing of inventory;

     xi. Liens securing Indebtedness incurred for the purposes of financing capital expenditures required by law, and, in the case of SEMA, liens securing Indebtedness incurred for the purposes of financing Required Improvements;

     xii. Liens on the property of a Person existing at the time such Person is merged into or consolidated with SEMA or a Designated Subsidiary and not incurred in contemplation with such merger or consolidation; and

     xiii. Liens (x) outstanding on or over any asset acquired after the Closing Date, (y) in existence at the date of such acquisition and (z) where SEMA or a Designated Subsidiary, as applicable, does not take any step to increase the principal amount secured thereby from that so secured and outstanding at the time of such acquisition (other than in the case of liens for a fluctuating balance facility, by way of utilization of that facility within the limits applicable thereto at the time of acquisition) so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided, that (A) such Lien shall attach solely to the assets acquired or purchased and (B) if the Indebtedness secured by such Lien shall have been assumed by the Facility Lessee or a Designated Subsidiary, then and in such event such Indebtedness shall be incurred within the limitations set forth in Section 6.7 of the Participation
                                        -----------
               Agreement.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Permitted Indebtedness" shall mean any of the following items of Indebtedness:

     i.        Indebtedness in existence as of the Closing Date and set forth on
               Schedule 6.7 to the Participation Agreement;

     ii.       Indebtedness, if, after giving effect to the incurrence thereof:

                    (a) both S&P and Moody's shall have confirmed their respective ratings of the Certificates in effect immediately prior to the incurrence of such Indebtedness; provided, that, in the event either such rating is below investment grade, the Facility Lessee shall not be permitted to incur such Indebtedness unless (i) the Fixed Charge Coverage Ratio for the most recently ended period of four full Fiscal Quarters shall be at least 2.5 to 1.0 and (ii) the projected Fixed Charge Coverage Ratio for each of the two following periods of four full Fiscal Quarters shall be at least 2.5 to 1.0;

                    (b) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the application of the proceeds from such Indebtedness will cure such Significant Lease Default or Lease Event of Default, as the case may be (and the proceeds therefrom are so applied);

                    (c) an Officer's Certificate of the Facility Lessee is delivered (prior to the incurrence of such Indebtedness) to each Pass Through Trustee, the Owner Participant and the Owner Lessor certifying as to clauses (a) and (b) above; and

                    (d) a copy of the ratings letter from each Rating Agency confirming their respective ratings on the Certificates is delivered (prior to the incurrence of such Indebtedness) to each Pass Through Trustee and the Owner Participant.

     iii.      Indebtedness incurred for working capital purposes;

     iv. Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business;

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

     v.        Subordinated Indebtedness;

     vi. Indebtedness in an aggregate principal amount not to exceed $100 million including the aggregate value at risk under unhedged transactions referred to in the definition of Power Marketing Business (escalated annually based upon the Consumer Price Index) less the aggregate principal amount of Indebtedness incurred pursuant to clause (c) of the definition of Designated Subsidiary Permitted Indebtedness;

     vii. Indebtedness represented by Interest Rate Hedging Transactions entered into in the ordinary course of business;

     viii. Indebtedness secured by a pre-existing Lien on any assets acquired by the Facility Lessee, so long as such Indebtedness is recourse only to such assets and to neither other assets nor the general credit of the Facility Lessee;

     ix. in the case of any Subsidiary (other than Designated Subsidiaries), any Non-Recourse Indebtedness;

     x.        Intercompany Loans;

     xi. Indebtedness incurred to finance capital expenditures made to comply with law or to finance Required Improvements under the Facility Lease;

     xii. Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness permitted to be incurred pursuant to clauses (i) and (viii) above, provided, that the average life of the refinancing Indebtedness shall not be shorter than the remaining average life of the Indebtedness refinanced and the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced plus a reasonable premium in connection with the refinancing of such Indebtedness; and

     xiii. Indebtedness guaranteed by (a) SEI or (b) one or more direct or indirect parents of SEMA, provided that each of SEI or such other parent has a senior, unsecured, long-term credit rating from S&P of BBB or higher and from Moody's of Baa2 or higher.

"Permitted Investments" shall mean:

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and has outstanding Indebtedness that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund having assets in excess of $500,000,000 all of which consist of other obligations described in (a),
     (b), (c) or (d) sponsored by a registered broker dealer or mutual fund distributor; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

Any Pass Through Trustee or Lease Indenture Trustee, as applicable, is hereby authorized in making or disposing of any Permitted Investment in accordance with the terms of the Operative Documents to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliates are acting as an agent of such Pass Through Trustee or Lease Indenture Trustee or for any third person or dealing as principal for its own account.

"Permitted Liens" shall mean (i) the interests of SEMA, the Designated Subsidiaries, the Owner Participant, the Owner Lessor, the Owner Manager, the Lease Indenture Trustee, and the Pass Through Trustee under any of the Operative Documents; (ii) all Owner Lessor Liens, Owner Participant Liens and Indenture Trustee Liens; (iii) Liens for Taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as such proceedings could not reasonably be expected to result in a Material Adverse Effect; (iv) the reversionary interests of SEMA in the Facility and the Facility Site; (v) the interests of the Other Owner Lessors in the Facility, the Facility Site and the Ownership and Operation

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

Agreement; (vi) the interests of SEMA, the Other Owner Participants, the Other Owner Lessors, the Lease Indenture Trustee, and the Pass Through Trustees under any of the Other Morgantown Operative Documents; (vii) the interests of SEMA, the Owner Lessor and the Other Owner Lessors in the Ownership and Operation Agreement; (viii) Liens created or expressly permitted by any of the Operative Documents for the sole purpose of paying all amounts due and owing under the Operative Documents; (ix) construction materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 30 days or being contested in good faith by appropriate proceedings (and in respect of which adequate cash reserves have been set aside) so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility; (x) Liens arising solely by order of a court or tribunal or other Governmental Authority (or by any agreement of similar effect) so long as such Lien is being contested in good faith and is appropriately bonded or reserved against and any appropriate legal proceedings that may have been initiated for review of such order have not been finally terminated or the period within which such proceeding may be initiated has not expired; (xi) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the Facility except to an insignificant extent; (xii) the interest of a sublessee in the Undivided Interest or the Facility under a permitted sublease; (xiii) Liens, easements, encumbrances, restrictions, defects or irregularity of title that in the aggregate are not substantial in amount and do not materially detract from the value of the Undivided Interest, the Facility or the Facility Site and do not materially impair the use of the Facility or the Facility Site in the ordinary course of business; and (xiv) all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

"Person" shall mean any natural Person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Phase I Environmental Survey" shall mean a study, conducted in accordance with standards promulgated by the American Society for Testing and Materials or an equivalent environmental site assessment conducted pursuant to current good customary and commercial practice, that (i) evaluates the potential for Environmental Conditions to exist at the property that is the subject of the study as a result of historical or current operations or activities at said property and (ii) evaluates whether the subject property is in substantial compliance with applicable Environmental Laws.

"Phase II Environmental Survey" shall mean a study that includes sampling and analysis of soil, groundwater and/or other environmental media, conducted pursuant to good customary and commercial practice, that evaluates potential Environmental Conditions determined in a Phase I Environmental Survey to exist at the property that is the subject of the study.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

"Potomac River Note" shall mean the note evidencing the loan by SEMA to SE Potomac River, as described in the recitals to the Participation Agreement.

"Power Marketing Business" shall mean the business of selling and/or purchasing electricity, capacity or ancillary services which is not (i) incidental to or in support of the sale and marketing of electricity, capacity and ancillary services from SEMA's and its Subsidiaries' generating facilities, or (ii) relating to managing SEMA's or its Subsidiaries' power market or operational risks; provided, that, in each of clauses (i) and (ii) of this definition, such sales and purchases shall be hedged in a commercially reasonable manner except SEMA and its Subsidiaries may enter into unhedged transactions pursuant to which the aggregate value at risk of SEMA and its Subsidiaries is no greater than $25 million (escalated annually based upon the Consumer Price Index). Such sales transactions shall be deemed hedged to the extent that the aggregate amount of electricity, capacity or ancillary services to be sold pursuant to such sales transactions does not exceed the aggregate uncommitted generating capacity of SEMA and its Subsidiaries.

"PPA" means:

     i. an arms-length, executed, valid and binding agreement (including, without limitation, a tolling agreement) that is then in full force and effect and not in default in any material respect and which is not terminable without cause between the Facility Lessee or any Subsidiary and either:

                    (a) a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody's and BBB- by S&P; or

                    (b) an Affiliate of the Facility Lessee, so long as such Affiliate has executed a valid and binding agreement with a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody's and BBB- by S&P with substantially the same terms (other than any pricing

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
                         spread) as the Affiliate's agreement with the Facility Lessee or such Subsidiary;

     in each case, for the sale of electric energy or capacity (in the case of both energy and capacity, on a take or pay, take and pay, or take, if tendered basis) at prices established at a formula, index or other price risk management methodology not based on spot market prices by the Facility Lessee or such Subsidiary to the third party or Affiliate; or

          ii. financial hedge agreements relating to energy or capacity pricing that are:

                    (a) fully supported by available energy or capacity of the Facility Lessee and its Subsidiaries; and

                    (b) with counterparties having long-term senior unsecured debt that is rated no less than Baa2 by Moody's and BBB by S&P.

"Previous Environmental Reports" shall mean the environmental reviews performed by URS Greiner Woodward Clyde on behalf of Pepco, dated as of December 1999, in connection with the acquisition of the Acquired Assets.

"Pricing Assumptions" shall mean the "Pricing Assumptions" attached as Schedule 8.1(c) to the Participation Agreement.

"Proceeds" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"Production Service Center" shall mean the 145,000 square foot engineering and maintenance facility in Maryland, located 9 miles from Washington, D.C., providing support for SEMA's generating facilities.

"Proportional Rent" shall have the meaning specified in Section 3.2(c) of the
                                                        --------------
Facility Lease.

"Prudent Industry Practice" shall mean, at a particular time, (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (ii) with respect to any matter to which clause (i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of any Governmental Authority of competent jurisdiction.

"PUHCA" -- see "Holding Company Act."

"Purchase Price" shall mean the Owner Lessor's Percentage of $1,200,000,000.

"Qualifying Cash Bids" shall have the meaning specified in Section 13.2 of the
                                                           ------------
Facility Lease.

"Qualifying Credit Support" shall mean an irrevocable, unconditional, uncollateralized, standby letter of credit, surety bond or guaranty substantially in the form of Exhibit FF-1, Exhibit FF-2 or Exhibit FF-3, respectively, to the Participation Agreement, issued in favor of the Owner Lessor by a Qualifying Credit Support Issuer (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, assigned to the Lease Indenture Trustee) securing the Facility Lessee's obligation to pay scheduled Rent under the Facility Lease; provided, that in the case of a surety bond, each of S&P and Moody's shall shave confirmed its then current rating on the Certificates prior to the Facility Lessee's first use of a surety bond as Qualifying Credit Support.

"Qualifying Credit Support Issuer" shall mean any bank or other financial institution having a long-term unsecured debt rating of at least A or higher from S&P and A2 or higher from Moody's or any Affiliate of the Facility Lessee having a long-term unsecured debt rating of at least BBB- from S&P and Baa3 from Moody's. A Qualifying Credit Support Issuer shall cease to be a Qualifying Credit Support Issuer if such entity shall at any time be rated below the applicable ratings set forth in the immediately preceding sentence.

"Qualifying Special Lessee Transfer Bid" shall have the meaning specified in
Section XV of the Participation Agreement.
----------

"Rating Agencies" shall mean S&P and Moody's.

"Reasonable Basis" shall have the meaning specified in Section
6662(d)(2)(B)(ii)(II) of the Code (or such other level of confidence required by the Code at that time to avoid the imposition of penalties).

"Rebuilding Closing Date" shall have the meaning specified in of Section 10.4(f)
                                                                 ---------------
of the Facility Lease.

"Registration Delay" shall have the meaning specified in Section 3.4(b) of the
                                                         --------------
Facility Lease.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of December 18, 2000 among SEMA and the Initial Purchasers.

"Regulations T, U and X" shall mean Regulations T, U and X of the Federal Reserve System of the United States (or any successors thereto).

"Regulatory Event of Loss" shall mean an Event of Loss specified in clause (iv) of the definition of "Event of Loss."

"Regulatory Violation" shall mean (i) SEMA (A) becoming subject to regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA or (B) becoming subject to public utility regulation under the laws of the State of Maryland or (ii) the failure of SEMA to (A) be an "exempt wholesale generator" under PUHCA, (B) be interconnected with the high voltage network or to have access to transmission services and ancillary services to sell wholesale electric power or (C) have the authority to sell wholesale electric power at market-based rates and, in the case of clause (i) or (ii), such circumstance could reasonably be expected to result in a Material Adverse Effect.

"Related Party" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that none of the Trust Company, the Owner Manager or the Owner Lessor shall be treated as Related Parties to each other and none of the Trust Company, the Owner Lessor or the Owner Manager shall be treated as a Related Party to the Owner Participant or the Equity Investor, except that, for purposes of Section 10 of the
                                                  ----------
Participation Agreement, the Owner Lessor shall be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor acts at the express written direction or with the express written consent of the Owner Participant.

"Release" shall mean the actual or threatened release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying and placement, except as expressly authorized by a Governmental Approval.

"Released Interest" shall have the meaning specified in Section 14.5(a) of the
                                                        ---------------
Facility Lease.

"Released Interest Related Rights" shall have the meaning specified in Section
                                                                       -------
14.5(b) of the Facility Lease.
-------

"Relevant Environmental Period" shall mean the period commencing on the Date of Return and ending on the date occurring at the end of the useful life of the Facility (as set

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
forth in the then most recent of (a) the Closing Appraisal, (b) the appraisal obtained in connection with the First Wintergreen Renewal Option and (c) the appraisal obtained in connection with the Second Wintergreen Renewal Option).

"Renewal Lease Term" shall mean the First Wintergreen Renewal Lease Term, the Second Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"Renewal Rent" shall mean the scheduled Rent payable on each Rent Payment Date during any First Wintergreen Renewal Lease Term, Second Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.3 of the Facility Lease.
     ------------

"Rent" shall mean Periodic Lease Rent, Renewal Rent, if any, and Supplemental Lease Rent.

"Rent Payment Date" shall mean the 30/th/ day of June and the 30/th/ day of December of each year during the Facility Lease Term.

"Rent Payment Period" shall mean each of the periods set forth on Schedule 1-2 to the Facility Lease.

"Replacement Component" shall have the meaning specified in Section 7.2 of the
                                                            -----------
Facility Lease.

"Reporting Cessation" shall have the meaning specified in Section 3.4(b) of the
                                                          --------------
Facility Lease.

"Required Improvement' shall have the meaning specified in Section 8.1 of the
                                                           -----------
Facility Lease.

"Requirement of Law" shall mean, as to any Person, the Organic Documents of such Person, and any law (including any Environmental Law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Requisition" shall have the meaning specified in clause (iii) of the definition of "Event of Loss."

"Restricted Payments" shall mean the making of any of the following: (i) distributions in respect of the equity interests in the Facility Lessee (in cash, property, securities or obligations other than additional equity interests of the same type), (ii) any other payments or distributions on account of payments of interest, the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of any portion of any equity interest in the Facility Lessee or of any warrants,

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------
options or other rights to acquire any such equity interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Facility Lessee), or (iii) any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness; provided that, Restricted Payments shall not include:
(x) any repurchase or redemption of any equity interest of the Facility Lessee or Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent issuance or sale of equity interests of the Facility Lessee (issued expressly for that purpose; or (y) any repurchase or redemption of any equity interest of the Facility Lessee or Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of new Subordinated Indebtedness (incurred expressly for that purpose).

"Retained Assets" shall mean those assets described in Appendix B to the Participation Agreement.

"Return Conditions" shall have the meaning specified in Section 5.2 of the
                                                        -----------
Facility Lease.

"Revenue Procedures" shall mean any revenue procedure issued by the Department of Treasury.

"Revenue Rulings" shall mean any revenue ruling issued by the Department of Treasury.

"S&P" shall mean Standard & Poor's Ratings Services (a division of McGraw-Hill Companies, Inc.) and its successors and assigns.

"SASM&F" shall mean Skadden, Arps, Slate, Meagher & Flom LLP.

"Scheduled Closing Date" shall mean December 19, 2000 and any date set for Closing in a notice of postponement pursuant to Section 2.2 of the Participation
                                                -----------
Agreement.

"Scheduled To Be Paid" shall mean, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

"Second Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.1 of the Facility Lease.
------------

"Section 467 Loan" shall have the meaning specified in Section 3.2(c) of the
                                                       --------------
Facility Lease.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"SEI" shall mean Southern Energy, Inc., a Delaware corporation.

"Selling Party" shall have the meaning specified in Section XV of the
                                                    ----------
Participation Agreement.

"SEMA" shall mean Southern Energy Mid-Atlantic, LLC, a Delaware limited liability company.

"SE Chalk Point" shall mean Southern Energy Chalk Point, LLC, a Delaware limited liability company.

"SE Peaker" shall mean Southern Energy Peaker, LLC, a Delaware limited liability company.

"SE Potomac River" shall mean Southern Energy Potomac River, LLC, a Delaware limited liability company.

"Severable Improvement" shall mean any Improvement that is readily removable without, other than in an immaterial respect, causing material damage to the Facility.

"SFAS 13" shall mean Statement of Financial Accounting Standards (SFAS) No. 13, as amended and interpreted from time to time.

"Shared Facilities Agreement" shall mean the Shared Facilities Agreement, dated as of December 19, 2000, between the Facility Lessee, the Owner Lessor and the Other Owner Lessors.

"Shelf Registration Statement" shall have the meaning specified in Section 2(a)
                                                                   ------------
of the Registration Rights Agreement.

"Short Form Indenture" shall mean the Mortgage, Security Agreement and Fixture Filing (L1), dated as of December 19, 2000, between the Owner Lessor and the Lease Indenture Trustee.

"Significant Lease Default" shall have the meaning specified in Section 16 the
                                                                ----------
Facility Lease.

"Site Lease Term" shall have the meaning specified in Section 2.3(c) of the
                                                      --------------
Facility Site Lease.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Site Sublease Term" shall have the meaning specified in Section 2.3 of the
                                                         -----------
Facility Site Sublease.

"Special Lessee Transfer" shall have the meaning specified in Section XV of the
                                                              ----------
Participation Agreement.

"Special Lessee Transfer Amount" shall mean for any date the Equity Portion of Termination Value on such date; plus (i) any unpaid Periodic Lease Rent or
                                ----
Renewal Rent, as the case may be, due on or before the date of such determination, plus (ii) any other Rent payment under the Facility Lease or the
               ----
other Operative Documents due and unpaid on such date.

"Sublease Ground Interest" shall mean Ground Interest as such term is incorporated by reference into the Facility Site Sublease pursuant to Section 3
                                                                      ---------
of the Facility Site Sublease.

"Subordinated Indebtedness" shall mean unsecured Indebtedness that is expressly subordinated to the Facility Lessee's payment obligations under the Facility Lease and the other Operative Documents pursuant to subordination provisions in the form attached as Exhibit II to the Participation Agreement, the terms of which shall include, among other things, that any payments thereunder (whether of principal, interest or otherwise) shall be only made to the extent permitted as a Restricted Payment under the Participation Agreement (and any failure to pay prior to such time shall not constitute a default thereunder).

"Subsequent Lessor Note" shall have the meaning specified in Section 2.13 of the
                                                             ------------
Lease Indenture.

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; notwithstanding the foregoing, with respect to the Facility Lessee, "Subsidiary" shall include SE Potomac River and SE Peaker.

"Supplemental Financing" shall have the meaning specified in Section 12.1(a) of
                                                             ---------------
the Participation Agreement.

"Supplemental Lease Rent" shall mean any and all amounts, liabilities and obligations

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

(other than Periodic Lease Rent or Renewal Rent) which SEMA assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value, Transaction Expenses, and any premium due on the Lessor Notes.

"Support Arrangements" shall have the meaning specified in Section 5.2(g) of the
                                                           --------------
Facility Lease.

"Support Services" shall mean, from and after expiration or termination of the Facility Lease, certain mutually agreed services and rights necessary for the Owner Lessor (or any of its successors or permitted assigns) to be able to operate the Facility and sell power therefrom, including (x) any services that may become necessary as a result of the inability for whatever reason, of the Owner Lessor to hold any relevant permit and (y) the right to utilize the Production Service Center in the event it is, at that time, owned by the Facility Lessee and, in the case of (y), otherwise meets the requirements of
Section 5.2(g) of the Facility Lease.
--------------

"Survey" shall mean the ALTA/ACSM Land Title Survey, Project No. 6562, File No. 0000-W prepared by Greenhorne & O'Mara, Inc. for SEMA, dated December 18, 2000, including revisions thereto.

"Tangible Net Worth" shall mean the net worth of SEMA and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, other than the inclusion of SE Potomac River and SE Peaker) after subtracting therefrom the aggregate amount of any intangible assets of SEMA and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, other than the inclusion of SE Potomac River and SE Peaker), including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

"Tax" or "Taxes" shall mean all fees (including license, documentation and registration fees), taxes (including income, receipts, franchise, rental, turn over, excise, sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), license, levies, exports, duties, recording charges or fees, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"Tax Advance" shall have the meaning specified in Section 10.2(g)(iii)(5) of the
                                                  -----------------------
Participation Agreement.

"Tax Assumptions" shall have the meaning specified in Section 1 of the Tax
                                                      ---------
Indemnity Agreement.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Tax Benefit" shall have the meaning specified in Section 10.2(e) of the
                                                  ---------------
Participation Agreement.

"Tax Event" shall have the meaning specified in Annex A to the Lease Indenture.

"Tax Indemnitee" shall have the meaning specified in Section 10.2(a) of the
                                                     ---------------
Participation Agreement.

"Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement (L1), dated as of December 19, 2000 between the Owner Participant, the Equity Investor and SEMA.

"Tax Law Change" shall have the meaning specified in Section XIII(a) of the
                                                     ---------------
Participation Agreement.

"Termination Date" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease, which dates shall be the same days on which Periodic Lease Rent and Renewal Rent, if any, are payable under the Facility Lease.

"Termination Value" shall mean, for any Termination Date, the Termination Values set forth under the column titled "Termination Value" on Schedule 2 of the Facility Lease for such Termination Date.

"Title Policies" shall mean the following title policies: (a) the Owner Lessor's Leasehold Title Policy and (b) that certain Leasehold Loan policy No. 26-43-97-1121, issued by Fidelity National Title Insurance Company of New York, to State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee, dated December 19, 2000, to be redated the date of the recording of the Memorandum of the Facility Site Lease, insuring the Lease Indenture Trustee's security interest in the Owner Lessor's (i) leasehold interests in the Facility Site Lease and (ii) fee interest in the Facility.

"Title Proceeds Assignment" shall mean the Assignment, dated as of December 19, 2000, from the Facility Lessee to the Owner Participant.

"Total Capitalization" shall mean, with respect to any Person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of such Person, (ii) preferred stock and preferred securities of such Person,
(iii) additional paid-in capital or analogous interests of such Person, (iv) retained earnings of such Person and (v) the aggregate principal amount of Indebtedness of such Person then outstanding.

"Total Consolidated Operating Revenue" shall mean, with respect to SEMA and the Designated Subsidiaries, gross revenues from the sale of electricity, capacity and ancillary services minus fuel and emissions costs.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Transaction Expenses" shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the Overall
Transaction:

     (a) the cost of the Closing Appraisal, the cost of title insurance, if obtained, filing and recording fees and taxes set forth on Schedule 2.3 to the Participation Agreement, the fees and expenses of the Engineering Consultant, the Environmental Consultant, the Fuel and Market Consultant, the Insurance Consultant, and any other consultants retained by the Owner Participant (excluding any fees or compensation to its advisors but including the reasonable out-of-pocket expenses of the Owner Participant's Advisor) and approved in advance by SEMA, which approval may not be unreasonably withheld;

     (b) the reasonable legal fees, expenses and disbursements of the Equity Investor, the Owner Participant, the Owner Lessor and the Owner Manager;

     (c) the reasonable legal fees, expenses and disbursements of the Lease Indenture Trustee and the Pass Through Trustee;

     (d) the Equity Placement Agent's fees and its reasonable out-of-pocket costs and expenses;

     (e) the Acquisition Advisor's fees and its reasonable out-of-pocket costs and expenses to the extent relating to the Lease Financing;

     (f) at SEMA's option, all or a portion of SEMA's legal fees and reasonable out-of-pocket cost and expenses related thereto;

     (g) the reasonable underwriting fees, legal fees, expenses and disbursements of the Initial Purchasers and any discounts or commission in connection with the sale of the Certificates;

     (h) the fees of the Rating Agencies in connection with rating SEMA and the Lease Debt; and

     (i) other reasonable, documented out-of-pocket expenses of the Owner Lessor, Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, including costs of title insurance and fees and expenses, if any, related to delivery of any non-consolidation opinions.

"Transferee" shall have the meaning specified in Section 8.1(a) of the
                                                 --------------
Participation Agreement.

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------

"Treasury Regulations" shall mean regulations, including temporary regulations, promulgated under the Code.

"Trust Company" shall mean Wilmington Trust Company.

"Undivided Interest" shall have the meaning specified in the recitals to the Facility Lease.

"Undivided Interest Percentage" shall mean 35.0%.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"United States" or "U.S." shall mean the United States of America.

"Unrelated Members" shall mean any members of the Owner Participant or the Other Owner Participants which are not Affiliates of the other members of either the Owner Participant or the Other Owner Participants; provided, however, that for purposes of this definition, if any two or more members are Affiliates, such members, together, shall be considered as one Unrelated Member.

"URS" shall mean URS Greiner Woodward Clyde.

"Verifier" shall have the meaning specified in Section 3.4(e) of the Facility
                                               --------------
Lease.

"Welfare Plan" shall mean a "welfare plan," as such term is defined in Section
                                                                       -------
3(1) of ERISA.
----

                          MORGANTOWN DEFINITIONS (L1)
                          ---------------------------